         Prospectus supplement dated July 22, 2004 (to prospectus dated May 14, 2004)

                                         $970,066,000
                                        (Approximate)

                               Bear Stearns ALT-A Trust 2004-7
                                            Issuer

                            Wells Fargo Bank, National Association
                                       Master Servicer

                        Structured Asset Mortgage Investments II Inc.
                                          Depositor

         Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-7

You should consider carefully the risk factors beginning on page S-11 in this prospectus supplement.

The Trust

The trust will consist  primarily  of a pool of  adjustable  rate  mortgage  loans  secured by first liens on one- to  four-family  residential  properties,  divided into three loan groups.
The trust will issue the certificates  which will represent the entire beneficial  interest in the trust.

The  certificates  are  obligations  only  of the  trust.  Neither  the  certificates  nor the mortgage  loans  are  insured  or  guaranteed  by any  person,  except  as  described  herein.
Distributions  on the certificates  will be payable solely from the assets  transferred to the trust for the benefit of certificateholders.

Credit Enhancement

o       the offered certificates will have credit enhancement in the form of subordination.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved the  certificates  or determined if this  prospectus  supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The  Attorney  General  of the state of New York has not passed on or  endorsed  the merits of this offering. Any representation to the contrary is unlawful.

The price to  investors  will vary  from  time to time and will be  determined  at the time of sale.  The  proceeds to the  depositor  from the  offering  are  expected to be  approximately
99.75% of the aggregate  principal amount of the offered  certificates,  plus accrued interest thereon, less expenses.  See "Method of Distribution" in this prospectus supplement.

The  Underwriter  will deliver to  purchasers  the offered  certificates  in  book-entry  form through The Depository Trust Company on or about July 26, 2004.

                                   Bear, Stearns & Co. Inc.
                                         Underwriter

      Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the  information  contained in this  document.  We have not authorized anyone to provide you with different information.

We provide  information to you about the offered  certificates in two separate  documents that progressively provide more detail:

o       the accompanying  prospectus,  which provides general  information,  some of which may not apply to this series of certificates; and

o       this  prospectus  supplement,  which  describes  the specific  terms of this series of certificates.

If the  description  of your  certificates  in this  prospectus  supplement  differs  from the related  description in the prospectus,  you should rely on the information in this prospectus supplement.

The  Depositor's  principal  offices  are located at 383 Madison  Avenue,  New York,  New York
10179 and its phone number is (212) 272-2000.

NOTWITHSTANDING  ANY OTHER  EXPRESS OR IMPLIED  AGREEMENT  TO THE  CONTRARY,  THE SELLER,  THE
MASTER SERVICER,  THE SECURITIES  ADMINISTRATOR,  EMC MORTGAGE CORPORATION,  THE TRUSTEE, EACH
RECIPIENT OF THE RELATED  PROSPECTUS  SUPPLEMENT AND, BY ITS ACCEPTANCE  THEREOF,  EACH HOLDER
OF A  CERTIFICATE,  AGREES AND  ACKNOWLEDGES  THAT EACH PARTY  HERETO HAS AGREED  THAT EACH OF
THEM AND THEIR  EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS MAY DISCLOSE,  IMMEDIATELY  UPON
COMMENCEMENT  OF  DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX  TREATMENT AND TAX STRUCTURE OF
THE  CERTIFICATES AND THE REMICS,  THE TRANSACTIONS  DESCRIBED HEREIN AND ALL MATERIALS OF ANY
KIND  (INCLUDING  OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO
SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE  CONFIDENTIALITY IS REASONABLY  NECESSARY TO
COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Caption                              Page

Special Characteristics of the
   Mortgage Loans.....................S-19
Indices on the Mortgage Loans.........S-19
THE MASTER SERVICER AND THE SERVICERS.S-21

DESCRIPTION OF THE
   CERTIFICATES.......................S-38
General...............................S-38
Registration of the Book-Entry

Principal Distributions on
   the Senior Certificates............S-46
Principal Distributions on

Restrictions on Transfer of

Interest Shortfalls and
   Realized Losses....................S-53

Caption                               Page

Yield Sensitivity Of
   The Subordinate Certificates.......S-61
Additional Yield Considerations
   Applicable Solely To

Servicing and Other Compensation
   and Payment of Expenses............S-64
Realization Upon Defaulted
   Mortgage Loans ....................S-65
The Protected Accounts................S-65
The Master Servicer Collection

Special Tax Considerations
   Applicable to Residual
   Certificates.......................S-68
Characterization of the Offered

                                SUMMARY OF PROSPECTUS SUPPLEMENT

        The following  summary is a very broad overview of the offered  certificates  and does not  contain  all of the  information  that you  should  consider  in making  your  investment decision.  To understand  all of the terms of the offered  certificates,  read  carefully this entire prospectus  supplement and the entire accompanying  prospectus.  A glossary is included at the end of this  prospectus  supplement.  Capitalized  terms  used but not  defined  in the glossary  at the end of this  prospectus  supplement  or in the  following  summary  have  the meanings assigned to them in the glossary at the end of the prospectus.

Issuer or Trust.....................  Bear Stearns ALT-A Trust 2004-7.
Title of Series.....................  Bear  Stearns   ALT-A  Trust,   Mortgage   Pass-Through
                                      Certificates, Series 2004-7.
Cut-off Date........................  July 1, 2004.
Closing Date........................  On or about July 26, 2004.
Depositor...........................  Structured Asset Mortgage Investments II Inc.
Seller..............................  EMC   Mortgage   Corporation,   an   affiliate  of  the
                                      depositor.
Master Servicer.....................  Wells Fargo Bank, National Association.
Servicers...........................  Wells  Fargo  Bank,  N.A.,  EMC  Mortgage  Corporation,
                                      Countrywide  Home Loans  Servicing LP and Union Federal
                                      Bank of  Indianapolis.  The  remainder  of the mortgage
                                      loans will be  serviced by various  servicers,  none of
                                      which will service more than 10% of the mortgage  loans
                                      in the aggregate.
Trustee ............................  JPMorgan Chase Bank.
Securities Administrator............  Wells Fargo Bank, National Association.
Distribution Dates..................  Distributions on the offered  certificates will be made on the 25th day of each  month,  or, if such day is not
                                      a business  day, on the next  succeeding  business day,
                                      beginning in August 2004.
Offered Certificates................  The   classes   of  offered   certificates   and  their
                                      pass-through  rates and current  principal  amounts are
                                      set forth in the table below.

                                     Offered Certificates

               Pass-Through     Initial Current     Initial Rating
Class              Rate         Principal Amount    (S&P/Moody's)        Designation
I-A-1          Variable Rate      $ 149,840,700        AAA/Aaa          Group I Senior
II-A-1         Variable Rate      $ 643,521,900        AAA/Aaa         Group II Senior
III-A-1        Variable Rate      $  94,795,600        AAA/Aaa         Group III Senior
R              Variable Rate      $         100         AAA/NA             Residual
M              Variable Rate      $  32,072,200        AA+/Aaa        Crossed Subordinate
B-1            Variable Rate      $  22,697,300         AA/Aa2        Crossed Subordinate
B-2            Variable Rate      $  15,789,500          A/A2         Crossed Subordinate
B-3            Variable Rate      $  11,348,700        BBB/Baa2       Crossed Subordinate

Total Offered Certificates:       $ 970,066,000

                               Non-Offered Certificates
               Pass-Through     Initial Current     Initial Rating
Class              Rate         Principal Amount    (S&P/Moody's)        Designation
B-4            Variable Rate      $   6,907,900         BB/NA         Crossed Subordinate
B-5            Variable Rate      $   5,921,000          B/NA         Crossed Subordinate
B-6            Variable Rate      $   3,947,572           NA          Crossed Subordinate
Total Non-Offered
Certificates:                     $  16,776,472
Total Certificates:               $ 986,842,472

Other Information:
----------------------------------------------------------------------------------------

The  pass-through  rates on the certificates are described in detail on page S-7 in this prospectus supplement.

The Trust

----------------------------------------------------------------------------------------------

The Depositor  will  establish a trust with respect to the Bear Stearns ALT-A Trust,  Mortgage
Pass-Through  Certificates,  Series  2004-7,  pursuant  to a pooling and  servicing  agreement dated  as of  July  1,  2004,  among  the  depositor,  the  master  servicer,  the  securities administrator, the trustee and the seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates  represent in the aggregate the entire beneficial  ownership  interest in the trust.  Distributions  of interest and/or principal on the offered  certificates  will be made only from payments received in connection with the mortgage loans described below.

The Originators

Approximately  42.99%,  47.92%  and  8.22% of the group I,  group II and  group  III  mortgage loans,  respectively,  were  originated  by EMC Mortgage  Corporation,  or EMC.  Approximately
35.07%,  24.33%  and  78.88%  of  the  group  I,  group  II  and  group  III  mortgage  loans, respectively,  were  originated  by Wells  Fargo Bank,  N.A.,  or Wells  Fargo.  Approximately
0.00%,  17.42% and 0.00% of the group I, group II and group III mortgage loans,  respectively, were  originated  by  Countrywide  Home Loans,  Inc.,  or  Countrywide.  The  remainder of the mortgage loans were  originated by various  originators,  none of which have  originated  more than 10% of the mortgage loans in the aggregate.

The Servicers

Approximately  31.96% of the  mortgage  loans will be serviced by Wells  Fargo,  approximately
31.66% of the  mortgage  loans will be serviced by EMC,  approximately  12.62% of the mortgage loans will be serviced by Countrywide Home Loans Servicing LP, or Countrywide  Servicing,  and
approximately  11.20%  of the  mortgage  loans  will be  serviced  by  Union  Federal  Bank of
Indianapolis,  or  Waterfield.  The  remainder  of the  mortgage  loans  will be  serviced  by various  servicers,  none of which will  service  more than 10% of the  mortgage  loans in the aggregate.

The Mortgage Loans

The trust will contain  approximately  5,494 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate  principal  balance of  approximately  $986,842,472 as of the Cut-off Date.

After an initial  fixed-rate  period of three,  five or seven years, the interest rate on each mortgage loan will be adjusted  semi-annually  based on Six-Month  LIBOR, or annually based on
One-Year LIBOR or One-Year  Treasury,  to equal the related index plus a fixed  percentage set forth in or computed in  accordance  with the related  note subject to rounding and to certain other  limitations,  including an initial cap, a  subsequent  periodic cap on each  adjustment date and a maximum  lifetime  mortgage rate, all as more fully  described  under "The Mortgage
Pool" in this  prospectus  supplement.  The related index is as described  under "The Mortgage
Pool-Indices on the Mortgage Loans" in this prospectus supplement.

The mortgage  loans have been divided into three  principal  loan groups,  designated as group
I, group II and group III as more fully  described  below and in Schedule A to this prospectus supplement.  The group I,  group II and group III  certificates  will be  entitled  to receive distributions  solely  with  respect  to the group I, group II and group III  mortgage  loans, respectively, except under the limited circumstances described in this prospectus supplement.

Approximately  50.76%,  60.40%  and  18.08%  of the group I,  group II and group III  mortgage loans,  respectively,  will require  payment of interest only for the initial period set forth in the related mortgage note.

The Group I Mortgage Loans

The following table  summarizes the approximate  characteristics  of all of the mortgage loans in group I as of the cut-off date:

Number of mortgage loans:............934

Aggregate scheduled principal
   balance:.................$166,489,670

Range of scheduled principal
   balances:.........$48,750 to $422,120
Average scheduled principal
    balance:....................$178,254
Range of mortgage rates: 1.875% to 7.875%
Weighted average mortgage rate:...4.543%
Range of remaining terms to stated
maturity (months):     236 to 360 months
Weighted average remaining term to
stated maturity (months):     358 months
Weighted average loan-to-value
ratio at origination:      78.95%
Weighted average gross margin:....2.473%
Weighted average cap at first
interest adjustment date:   2.710%
Weighted average periodic cap:....1.572%
Weighted average maximum lifetime
mortgage rate (per annum):     10.323%
Weighted average months to first
interest adjustment date (months):    34
Loan Index Type:
1 Year LIBOR......................17.21%
1 Year Treasury...................30.82%
6 Month LIBOR.....................51.97%

The principal balances of the group I mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

The Group II Mortgage Loans

The following table  summarizes the approximate  characteristics  of all of the mortgage loans in group II as of the cut-off date:

Number of mortgage loans:..........3,941

Aggregate scheduled principal
   balance:.................$715,024,349

Range of scheduled principal
   balances: ........$29,883 to $792,672
Average scheduled principal
   balance:.....................$181,432
Range of mortgage rates: 2.625% to 7.750%
Weighted average mortgage rate:...5.290%
Range of remaining terms to stated
maturity (months):     237 to 360 months
Weighted average remaining term to
stated maturity (months):     358 months
Weighted average loan-to-value ratio
at origination:      79.26%
Weighted average gross margin:....2.395%
Weighted average cap at first interest
adjustment date:   5.023%
Weighted average periodic cap:....1.683%
Weighted average maximum lifetime
mortgage rate (per annum):     10.505%
Weighted average months to first
interest adjustment date (months):    58
Loan Index Type:
1 Year LIBOR......................41.62%
1 Year Treasury...................19.90%
6 Month LIBOR.....................38.47%

The principal balances of the group II mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

The Group III Mortgage Loans

The following table  summarizes the approximate  characteristics  of all of the mortgage loans in group III as of the cut-off date:

Number of mortgage loans:............619

Aggregate scheduled principal
   balance:.................$105,328,454

Range of scheduled principal
   balances: ........$38,820 to $421,334
Average scheduled principal
   balance:.....................$170,159
Range of mortgage rates: 3.000% to 6.750%
Weighted average mortgage rate:...4.910%
Range of remaining terms to stated
maturity (months):     296 to 359 months
Weighted average remaining term to
stated maturity (months):     357 months
Weighted average loan-to-value ratio
at origination:      78.11%
Weighted average gross margin:....2.695%
Weighted average cap at first
interest adjustment date:   4.974%
Weighted average periodic cap:....1.941%
Weighted average maximum lifetime
mortgage rate (per annum):     10.178%
Weighted average months to first
interest adjustment date (months):    81
Loan Index Type:
1 Year LIBOR.......................5.01%
1 Year Treasury...................79.16%
6 Month LIBOR.....................15.83%

The principal balances of the group III mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

All Mortgage Loans

The following table  summarizes the approximate  characteristics  of the mortgage loans in all three loan groups as of the cut-off date:

Number of mortgage loans:..........5,494

Aggregate scheduled principal
   balance:.................$986,842,472

Range of scheduled principal
   balances: ........$29,883 to $792,672
Average scheduled principal
   balance:.....................$179,622
Range of mortgage rates:  1.875% to 7.875%
Weighted average mortgage rate:...5.123%
Range of remaining terms to stated
maturity (months):     236 to 360 months
Weighted average remaining term to
stated maturity (months):     358 months
Weighted average loan-to-value ratio
at origination:      79.08%
Weighted average gross margin:....2.440%
Weighted average cap at first interest
adjustment date:   4.638%
Weighted average periodic cap:....1.692%
Weighted average maximum lifetime
mortgage rate (per annum):     10.439%
Weighted average months to first interest
adjustment date (months):     56
Loan Index Type:
1 Year LIBOR......................33.59%
1 Year Treasury...................28.07%
6 Month LIBOR.....................38.33%

For  additional  information  regarding the mortgage  loans,  see "The Mortgage  Pool" in this prospectus  supplement  and  Schedule  A,  which is  attached  and is part of this  prospectus supplement.

Description of the Certificates

General
The  trust  will  issue  the  certificates  in  three  certificate  groups.  The  Class  I-A-1
Certificates  will  represent  interests  principally  in loan  group  I,  and  are  sometimes referred to herein as the group I senior  certificates.  The Class  II-A-1  Certificates  will represent  interests  principally in loan group II and are sometimes referred to herein as the group II  senior  certificates.  The  Class  III-A-1  Certificates  will  represent  interests principally  in loan group III and are  sometimes  referred  to herein as the group III senior certificates.  Payments of interest and  principal on each class of senior  certificates  will be made  first from  mortgage  loans in the  related  loan  group and  thereafter,  in limited circumstances as further described herein, from mortgage loans in the other loan groups.

The  Class  M,  Class  B-1,  Class  B-2  and  Class  B-3  Certificates   will  each  represent
subordinated  interests in all of the mortgage  loans and are sometimes  referred to herein as the offered subordinate certificates.

In addition,  the Class R  Certificates  (also  referred to herein as the Class R Certificates or the  residual  certificates)  will  represent  the  residual  interests  in the real estate mortgage  investment  conduits  established  by the  trust.  The Class R, Class  I-A-1,  Class
II-A-1,  Class  III-A-1,  Class M,  Class  B-1,  Class  B-2 and  Class  B-3  Certificates  are
sometimes referred to herein as the offered certificates.

The trust  will also  issue  Class B-4,  Class B-5 and Class B-6  Certificates,  which are not offered  by  this  prospectus  supplement,  and  are  sometimes  referred  to  herein  as  the non-offered  subordinate  certificates.  The non-offered  subordinate  certificates,  together
with  the  offered   subordinate   certificates  are  sometimes  referred  to  herein  as  the subordinate  certificates.  The non-offered  certificates have an initial principal balance of
$16,776,572.

The  non-offered  subordinate  certificates,   together  with  the  offered  certificates  are
sometimes referred to herein as the certificates.

The assumed final distribution date for the offered certificates is August 25, 2034.

Record Date

For each class of offered  certificates,  and for any distribution date, the close of business on the last  business day of the month  preceding  the month in which such  distribution  date occurs.

Denominations

For each  class of senior  certificates,  other  than the  residual  certificates,  $1,000 and multiples of $1.00 in excess thereof  except that one  certificate of each class may be issued in the remainder of the class.  For each class of offered  subordinate  certificates,  $25,000 and  multiples of $1.00 in excess  thereof  except that one  certificate  of each class may be issued in the remainder of the class.

The residual certificate will be issued as a single certificate of $100.

Registration of Offered Certificates

The  trust  will  issue  the  offered  certificates,  other  than the  residual  certificates, initially in book-entry form. Persons acquiring  interests in these offered  certificates will hold their beneficial  interests  through The Depository  Trust Company.  The trust will issue the residual certificates in certificated fully-registered form.

We  refer  you  to   "Description   of  the   Certificates-Registration   of  the   Book-Entry
Certificates" in this prospectus supplement.

Pass Through Rates

The pass-through rates on each class of offered certificates are as follows:

The Class I-A-1  Certificates will bear interest at a variable  pass-through rate equal to the weighted average of the net rates of the group I mortgage loans.  The  pass-through  rate with respect to the first  interest  accrual  period is  expected  to be  approximately  4.212% per annum.

The Class II-A-1  Certificates  will bear  interest at a variable  pass-through  rate equal to the weighted average of the net rates of the group II mortgage loans.  The  pass-through  rate with respect to the first interest accrual period is expected to be  approximately  4.948% per annum.

The Class III-A-1  Certificates  will bear interest at a variable  pass-through  rate equal to the weighted average of the net rates of the group III mortgage loans.  The pass-through  rate with respect to the first interest accrual period is expected to be  approximately  4.635% per annum.

The  Class  M,  Class  B-1,  Class  B-2,  Class  B-3,  Class  B-4,  Class  B-5 and  Class  B-6
Certificates  will each bear  interest at a variable  pass-through  rate equal to the weighted average of the net rates of the mortgage  loans in each loan group  weighted in  proportion to the  excess of the  aggregate  scheduled  principal  balance  of each such loan group over the aggregate  current principal  balance of the senior  certificates  related to such loan group.
The  pass-through  rate with respect to the first  interest  accrual  period is expected to be approximately 4.791% per annum.

The Class R Certificates do not have a pass-through rate and will not bear interest.

Interest Payments
On each  distribution  date  holders  of the  offered  certificates  (other  than the  Class R
Certificates) will be entitled to receive:
o       the interest that has accrued on the current  principal amount of such certificates at the related pass-through rate during the related accrual period, and
o       any interest due on a prior distribution date that was not paid, less
o       interest shortfalls allocated to such certificates.
The accrual period for the offered  certificates  (other than the Class R  Certificates)  will be the calendar month  immediately  preceding the calendar month in which a distribution  date occurs.  Calculations of interest on the offered  certificates will be based on a 360-day year that consists of twelve 30-day months.
Principal Payments
On each  distribution  date,  holders of the offered  certificates will receive a distribution of principal  on their  certificates  if there is cash  available on that date for the payment of principal.  Monthly principal  distributions on the Class I-A-1 Certificates will generally include principal payments on the group I mortgage loans.  Monthly principal  distributions on the Class  II-A-1  Certificates  will  generally  include  principal  payments on the group II mortgage  loans.  Monthly  principal  distributions  on the Class  III-A-1  Certificates  will generally  include  principal  payments on the group III mortgage loans. You should review the priority of payments  described under  "Description of the Certificates - Distributions on the
Certificates"  in this  prospectus  supplement.  See also  "Description  of the  Certificates-
Principal  Distributions  on the Senior  Certificates"  and "-Principal  Distributions  on the
Subordinate Certificates" in this prospectus supplement.

Credit Enhancement

The credit  enhancement  provided  for the benefit of the holders of the offered  certificates consists of subordination.  By issuing senior certificates and subordinate  certificates,  the trust has  increased  the  likelihood  that senior  certificateholders  will  receive  regular payments of interest and principal.

The  senior  certificates  will have a payment  priority  over the  subordinate  certificates.
Among the classes of  subordinate  certificates,  the Class M  Certificates  will have payment priority over each class of Class B Certificates  and each class of Class B Certificates  with a lower  numerical  class  designation  will have payment  priority over each class of Class B
Certificates with a higher numerical class designation.

Subordination  provides the holders of  certificates  of a  certificate  group having a higher payment  priority with protection  against losses realized when the remaining unpaid principal balance  on a  mortgage  loan in the  related  loan  group  exceeds  the  amount  of  proceeds recovered upon the  liquidation of that mortgage loan.  This loss  protection is  accomplished by allocating  the principal  portion of any realized  losses on the mortgage  loans among the certificates,  beginning with the subordinate  certificates  with the lowest payment priority, until the current  principal  amount of that  subordinate  class has been reduced to zero. The principal  portion of realized  losses are then  allocated  to the next most  junior  class of subordinate  certificates,  until the current  principal  amount of each class of  subordinate certificates  is reduced to zero.  If no  subordinate  certificates  remain  outstanding,  the principal  portion of realized  losses on the mortgage  loans in a mortgage loan group will be allocated  to the  related  senior  certificates  in  proportion  to their  remaining  current principal amounts.

As of the closing date,  the  aggregate  current  principal  amount of the Class M, Class B-1,
Class  B-2,  Class  B-3,  Class  B-4,  Class  B-5  and  Class  B-6  Certificates   will  equal
approximately  10.00%  of  the  aggregate  current  principal  amount  of all  classes  of the certificates.  As of the closing date,  the aggregate  current  principal  amount of the Class
B-4,  Class B-5 and Class B-6  Certificates  will equal  approximately  1.70% of the aggregate current principal amount of all classes of the certificates.

In addition,  to extend the period during which the subordinate  certificates remain available as credit  enhancement to the senior  certificates,  the entire amount of any  prepayments and certain other  unscheduled  recoveries of principal  with respect to the mortgage loans in the related  loan group will be allocated to the senior  certificates  of the related  certificate group to the extent described in this prospectus  supplement on each  distribution date during the first seven years after the closing  date (with such  allocation  to be subject to further reduction  over an  additional  four year period  thereafter  as described in this  prospectus
supplement),   unless  certain   subordination  levels  are  achieved  and  certain  loss  and delinquency  tests  are  satisfied.  This  will  accelerate  the  amortization  of the  senior certificates  relating to each loan group as a whole while,  in the absence of realized losses in  respect of the  mortgage  loans in the  related  loan  group,  increasing  the  percentage interest in the  principal  balance of the mortgage  loans in such loan group the  subordinate certificates evidence.

See "Description of the  Certificates-Allocation of Losses;  Subordination" in this prospectus supplement.

Advances

Each  servicer  will make cash  advances  with  respect to  delinquent  payments of  scheduled interest and  principal on the mortgage  loans for which it acts as servicer,  in general,  to the extent that such servicer  reasonably  believes that such cash advances can be repaid from future  payments on the related  mortgage  loans.  If the related  servicer  fails to make any required  advances,  the master  servicer  may be  obligated  to do so, as  described  in this prospectus  supplement.  These cash  advances are only  intended to maintain a regular flow of scheduled  interest  and  principal  payments  on the  certificates  and are not  intended  to guarantee or insure against losses.

Optional Termination

At its option,  the  depositor or its  designee  may purchase  from the trust all the mortgage loans,  together with any properties in respect thereof  acquired on behalf of the trust,  and thereby  effect  termination  and early  retirement  of the  certificates  after the scheduled principal  balance  of the  mortgage  loans (and  properties  acquired  in  respect  thereof), remaining in the trust has been reduced to less than 10% of the  scheduled  principal  balance of the mortgage loans, as of the cut-off date.

See "Pooling and Servicing Agreement-Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections  will be made to treat the mortgage loans and certain  related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax Consequences" in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates  that the offered  certificates  receive the following  ratings from Standard & Poors Rating  Services,  a division of The  McGraw-Hill
Companies,  Inc.,  which is referred to herein as S&P, and Moody's  Investors  Service,  Inc., which is referred to herein as Moody's:

Offered Certificates       S&P     Moody's
Class I-A-1                AAA       Aaa
Class II-A-1               AAA       Aaa
Class III-A-1              AAA       Aaa
Class R                    AAA       NA
Class M                    AA+       Aaa
Class B-1                  AA        Aa2
Class B-2                   A        A2
Class B-3                  BBB      Baa2
------------------------
A rating is not a  recommendation  to buy,  sell or hold  securities  and either rating agency can revise or withdraw such ratings at any time. In general,  ratings  address credit risk and do not address the likelihood of prepayments.

See  "Yield on the  Certificates"  and  "Ratings"  in this  prospectus  supplement  and "Yield
Considerations" in the prospectus.

Legal Investment

The offered  certificates  (other than the Class B-2 Certificates and Class B-3  Certificates)
will  constitute   "mortgage  related  securities"  for  purposes  of  SMMEA.  The  Class  B-2
Certificates  and Class B-3 Certificates  will not constitute  "mortgage  related  securities"
for purposes of SMMEA.

See "Legal  Investment" in this prospectus  supplement and "Legal  Investment  Matters" in the prospectus.

ERISA Considerations

The offered  certificates  (other than the residual  certificates) may be purchased by persons investing  assets of employee  benefit plans or  individual  retirement  accounts,  subject to important  considerations.  Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

                RISK FACTORS

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

The  Offered  Certificates  Will  Have  Limited  Liquidity,  So You May Be Unable to Sell Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

        The  underwriter  intends  to make a  secondary  market in the  offered  certificates, however the  underwriter  will not be obligated  to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  will develop or, if it does develop,  that it will provide  holders of the offered  certificates  with  liquidity of  investment  or that it will continue for the life of the offered  certificates.  As a result,  any resale prices that may be  available  for any  offered  certificate  in any market  that may  develop may be at a discount  from the  initial  offering  price or the fair  market  value  thereof.  The offered certificates will not be listed on any securities exchange.

Credit  Enhancement  Is Limited;  the  Failure of Credit  Enhancement  to Cover  Losses on the
Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

        The  subordination  of the Class  B-4,  Class B-5 and  Class B-6  Certificates  to the
offered  certificates as described in this prospectus  supplement,  is intended to enhance the likelihood  that  holders of the  senior  certificates,  and to a more  limited  extent,  that holders of the offered  subordinate  certificates,  will receive regular  payments of interest and  principal  and to provide the holders of the senior  certificates,  and to a more limited extent, the holders of the offered  subordinate  certificates,  with protection against losses realized when the remaining  unpaid  principal  balance on a mortgage loan in the related loan group exceeds the amount of proceeds  recovered  upon the  liquidation  of that mortgage loan.
In general,  this loss protection is  accomplished by allocating the principal  portion of any realized losses among the certificates,  beginning with the subordinate  certificates with the lowest payment  priority,  until the current  principal amount of that  subordinate  class has been  reduced to zero.  The  principal  portion of realized  losses are then  allocated to the next most junior class of  subordinate  certificates,  until the current  principal  amount of each class of  subordinate  certificates  is reduced to zero. If no  subordinate  certificates remain  outstanding,  the principal portion of realized losses will be allocated,  in the case of realized  losses on the group I mortgage  loans,  to the Class I-A-1  Certificates,  in the case of realized  losses on the group II mortgage  loans,  to the Class  II-A-1  Certificates, and in the case of  realized  losses on the group III  mortgage  loans,  to the Class  III-A-1
Certificates,  in each case, in  proportion  to their  remaining  current  principal  amounts.
Accordingly,  if  the  aggregate  current  principal  amount  of the  non-offered  subordinate certificates  were to be reduced to zero,  delinquencies  and defaults on the  mortgage  loans would reduce the amount of funds  available  for monthly  distributions  to the holders of the offered  subordinate  certificates  and,  if the  aggregate  current  principal  amount of the offered  subordinate  certificates  were to be reduced to zero,  delinquencies and defaults on the mortgage  loans in the related loan group would reduce the amount of funds  available  for monthly  distributions  to the holders of the senior  certificates in the related  certificate group.

        The  ratings  of the  offered  certificates  by the  rating  agencies  may be  lowered following the initial  issuance  thereof as a result of losses on the mortgage loans in excess of the  levels  contemplated  by the  rating  agencies  at the  time of their  initial  rating
analysis.   Neither  the  depositor,   the  master  servicer,  any  servicer,  the  securities
administrator, the trustee nor any of their respective affiliates will have any obligation to replace or  supplement  any credit  enhancement,  or to take any other action to
maintain   the   ratings   of  the   offered   certificates.   See   "Description   of  Credit
Enhancement-Reduction or Substitution of Credit Enhancement" in the prospectus.

The Rate and Timing of Principal  Distributions on the Offered  Certificates  Will Be Affected
by Prepayment Speeds.

        The  rate  and  timing  of  distributions   allocable  to  principal  on  the  offered
certificates  will  depend,  in  general,  on  the  rate  and  timing  of  principal  payments
(including  prepayments and collections  upon defaults,  liquidations  and repurchases) on the mortgage  loans in the  related  loan group and the  allocation  thereof to pay  principal  on these  certificates  as provided in this prospectus  supplement.  As is the case with mortgage pass-through  certificates  generally,  the offered  certificates  are subject to  substantial inherent  cash-flow  uncertainties  because  the  mortgage  loans may be  prepaid at any time.
However,  with respect to approximately  16.99%, 10.08% and 2.09% of the group I, group II and group  III  mortgage  loans,  respectively,  a  prepayment  within 4 months  to 3 years of its origination  may subject the related  mortgagor  to a  prepayment  charge,  which may act as a deterrent to  prepayment of the mortgage  loan.  See "The  Mortgage  Pool" in this  prospectus supplement.

        Generally,  when  prevailing  interest  rates  are  increasing,  prepayment  rates  on mortgage  loans tend to decrease.  A decrease in the  prepayment  rates on the mortgage  loans will  result  in  a  reduced  rate  of  return  of  principal  to  investors  in  the  offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

        Conversely,  when  prevailing  interest  rates  are  declining,  prepayment  rates  on mortgage  loans tend to increase.  An increase in the  prepayment  rates on the mortgage loans will  result  in  a  greater  rate  of  return  of  principal  to  investors  in  the  offered certificates, at time when reinvestment at comparable yields may not be possible.

        On each  distribution  date during the first seven years after the closing  date,  the entire amount of any  prepayments and certain other  unscheduled  recoveries of principal with respect to the mortgage  loans in a loan group will be  allocated  to the senior  certificates in the related  certificate  group,  with such  allocation to be subject to further  reduction over an additional four year period  thereafter,  as described in this prospectus  supplement, unless the amount of  subordination  provided to the senior  certificates  by the  subordinate certificates  is twice the amount as of the cut-off  date,  and certain  loss and  delinquency tests are satisfied.  This will  accelerate the  amortization  of the senior  certificates  in each  certificate  group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal balance of the mortgage loans the subordinate certificates evidence.

        For further information  regarding the effect of principal prepayments on the weighted average  lives  of  the  offered  certificates,  see  "Yield  on  the  Certificates"  in  this prospectus  supplement,  including the tables entitled  "Percent of Initial  Principal  Amount
Outstanding at the Following CPR Percentage" in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

        The yield to maturity on the offered certificates will depend, in general, on:

o       the applicable purchase price; and

o       the rate and timing of principal payments (including  prepayments and collections upon defaults,  liquidations  and repurchases) on the related mortgage loans and the allocation thereof to reduce the current  principal  amount of the offered  certificates,  as well as other factors.

        The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

        In general,  if the offered  certificates  are  purchased  at a premium and  principal distributions  occur  at a  rate  faster  than  anticipated  at  the  time  of  purchase,  the investor's  actual yield to maturity  will be lower than that assumed at the time of purchase.
Conversely,   if  the  offered   certificates  are  purchased  at  a  discount  and  principal distributions  occur at a rate  slower  than that  anticipated  at the time of  purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

        The  proceeds  to the  depositor  from  the  sale  of the  offered  certificates  were determined  based on a number of  assumptions,  including a 25%  constant  rate of  prepayment each  month,  or CPR,  relative  to the then  outstanding  principal  balance of the  mortgage loans.  No  representation  is made that the mortgage loans will prepay at this rate or at any other rate,  or that the mortgage  loans will prepay at the same rate.  The yield  assumptions for the offered  certificates  will vary as determined at the time of sale.  See "Yield on the
Certificates" in this prospectus supplement.

A  Transfer  of  Servicing  May Result in an  Increased  Risk of  Delinquency  and Loss on the
Mortgage Loans.

        The primary  servicing  for a portion of the  mortgage  loans will be  transferred  to
EverHome  on or before  August 1,  2004.  Investors  should  note that when the  servicing  of mortgage  loans is  transferred,  there is generally an increase in  delinquencies  associated with such  transfer.  Such  increase  in  delinquencies  may result in losses,  which,  to the extent they are not  absorbed by credit  enhancement,  will cause losses or  shortfalls  to be incurred by the holders of the offered  certificates.  In  addition,  any higher  default rate resulting  from such transfer may result in an  acceleration  of prepayments on those mortgage loans.

The  Underwriting  Standards of Some of the Mortgage  Loans Do Not Conform to the Standards of
Fannie  Mae or  Freddie  Mac,  And May  Present a Greater  Risk of Loss with  Respect to those
Mortgage Loans.

        Some  of  the  mortgage  loans  were  underwritten  in  accordance  with  underwriting standards  which  are  primarily  intended  to  provide  for  single  family  "non-conforming"
mortgage  loans.  A  "non-conforming"  mortgage  loan means a mortgage loan that is ineligible for  purchase  by Fannie  Mae or  Freddie  Mac due to  either  credit  characteristics  of the related  mortgagor or  documentation  standards in  connection  with the  underwriting  of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac  underwriting  guidelines
for  "A"  credit   mortgagors.   These  credit   characteristics   include   mortgagors  whose
creditworthiness  and  repayment  ability  do not  satisfy  such  Fannie  Mae or  Freddie  Mac
underwriting   guidelines  and  mortgagors  who  may  have  a  record  of  credit  write-offs, outstanding  judgments,  prior  bankruptcies  and other  credit items that do not satisfy such
Fannie Mae or Freddie Mac underwriting  guidelines.  These documentation standards may include mortgagors who provide  limited or no  documentation  in connection  with the  underwriting of the  related  mortgage  loan.  Accordingly,  mortgage  loans  underwritten  under the  related originator's  non-conforming  credit underwriting  standards are likely to experience rates of delinquency,  foreclosure  and loss that are higher,  and may be  substantially  higher,  than mortgage  loans  originated  in  accordance  with the Fannie Mae or Freddie  Mac  underwriting guidelines.  Any  resulting  losses,  to the extent not  covered  by credit  enhancement,  may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

        If the trust fund issues  certificates  in  book-entry  form,  certificateholders  may experience  delays in receipt of payments  and/or  reports  since  payments  and reports  will initially be made to the book-entry  depository or its nominee.  In addition,  the issuance of certificates  in  book-entry  form may reduce the liquidity of  certificates  so issued in the secondary  trading market since some investors may be unwilling to purchase  certificates  for which they cannot receive physical certificates.

The Securities Are Not Suitable Investments for All Investors.

        The certificates  are complex  investments that are not appropriate for all investors.
The  interaction  of the factors  described  above is difficult to analyze and may change from time to time while the  certificates  are  outstanding.  It is  impossible to predict with any certainty the amount or timing of  distributions  on the  certificates or the likely return on an investment in any such  securities.  As a result,  only  sophisticated  investors  with the resources to analyze the  potential  risks and rewards of an  investment  in the  certificates should consider such an investment.

Some of the  Mortgage  Loans  Have an  Initial  Interest  Only  Period,  Which  May  Result in
Increased Delinquencies and Losses.

        As of the cut-off date,  approximately 50.76%, 60.40% and 18.08% of the group I, group
II and group III mortgage loans,  respectively,  have an initial interest only period.  During this period,  the payment made by the related  mortgagor  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of  scheduled  payments  during  this  period.  As a result,  no  principal payments will be made to the  certificates  from these  mortgage  loans during their  interest only period except in the case of a prepayment.

        After the  initial  interest  only  period,  the  scheduled  monthly  payment on these mortgage  loans will  increase,  which may result in  increased  delinquencies  by the related mortgagors,  particularly  if interest  rates have  increased  and the  mortgagor is unable to refinance.  In  addition,  losses may be greater  on these  mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is  relatively  small  during  the first few years  after the  origination  of a mortgage loan,  in the  aggregate  the amount  can be  significant.  Any  resulting  delinquencies  and losses,  to  the  extent  not  covered  by  credit  enhancement,  will  be  allocated  to  the certificates.

        Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the mortgage marketplace.  The performance of these mortgage loans may be significantly  different than mortgage loans that fully amortize.  In particular,  there may be a higher expectation by these  mortgagors of refinancing  their mortgage loans with a new mortgage loan, in particular one with an initial  interest  only  period,  which may  result in higher or lower  prepayment speeds than would  otherwise  be the case.  In  addition,  the failure to build  equity in the property  by the  related  mortgagor  may  affect  the  delinquency  and  prepayment  of these mortgage loans.

The Yield of Some Classes of Offered  Certificates Are  Particularly  Sensitive to Defaults on
the Mortgage Loans.

        The weighted  average  lives of, and the yield to maturity on, the Class M, Class B-1,
Class B-2 and Class B-3 Certificates  will be progressively  more sensitive,  to losses due to defaults on the mortgage  loans (and the timing  thereof),  to the extent these losses are not covered by the subordinate  certificates with a lower payment priority  (including  covered by
the  non-offered  subordinate   certificates,   which  are  not  offered  by  this  prospectus
supplement).  Furthermore,  as described in this prospectus supplement,  the timing of receipt of principal and interest by any class of subordinate  certificates may be adversely  affected by losses on the mortgage loans even if this class does not ultimately bear this loss.

The Mortgage Loans Are  Concentrated  in the State of  California,  Which May Result in Losses
with Respect to These Mortgage Loans.

        As of the cut-off date,  approximately  16.80%, 21.74% and 7.14% of the group I, group
II and group III  mortgage  loans,  respectively,  are  secured  by  property  in the State of
California.  Investors  should  note that some  geographic  regions of the United  States from time to time will experience  weaker regional  economic  conditions and housing markets,  and, consequently,  will experience  higher rates of loss and delinquency  than will be experienced on mortgage loans generally.  For example,  a region's  economic  condition and housing market
may  be  directly,   or  indirectly,   adversely   affected  by  natural  disasters  or  civil
disturbances  such as  earthquakes,  hurricanes,  floods,  eruptions  or riots.  The  economic impact  of any of  these  types  of  events  may  also be  felt in  areas  beyond  the  region immediately  affected by the disaster or disturbance.  The mortgage loans securing the offered certificates  may be concentrated  in these regions,  and any  concentration  may present risk considerations in addition to those generally present for similar  mortgage-backed  securities without this  concentration.  Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered  certificates  to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial  Limitations  on  Foreclosure  Procedures May Delay Recovery in Respect
of the Mortgaged  Property and, in Some  Instances,  Limit the Amount that May Be Recovered by the Foreclosing  Lender,  Resulting in Losses on the Mortgage Loans That Might be Allocated to
the Offered Certificates.

        Foreclosure  procedures  may  vary  from  state  to  state.  Two  primary  methods  of foreclosing a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure  pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is  subject  to most of the  delays  and  expenses  of other  lawsuits  if defenses are raised or counterclaims  are asserted.  Delays may also result from  difficulties in  locating  necessary  defendants.  Non-judicial  foreclosures  may  be  subject  to  delays resulting  from state laws  mandating  the  recording  of notice of default and notice of sale and, in some states,  notice to any party  having an interest of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full  amount  owed on a loan if the  property  sells at foreclosure  for less than the full  amount  owed.  In  addition,  United  States  courts have traditionally  imposed  general  equitable  principles  to limit  the  remedies  available  to lenders  in  foreclosure  actions  that are  perceived  by the court as harsh or  unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce  distributions in respect of the offered  certificates.  See "Legal Aspects of Mortgage  Loans-Foreclosure on
Mortgages and Some Contracts" in the prospectus.

The Value of the  Mortgage  Loans May Be Affected By,  Among Other  Things,  a Decline in Real
Estate Values, Which May Result in Losses on the Offered Certificates.

        No assurance  can be given that values of the  mortgaged  properties  have remained or will remain at their levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall  decline in property values so that the  outstanding  balances of the mortgage loans,  and any secondary  financing on the mortgaged  properties,  in the mortgage  pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of  delinquencies,  foreclosures  and losses could be higher than those now generally  experienced in the mortgage lending  industry.  In some areas of the United  States,  real estate  values have risen at a greater  rate in recent years than
in  the  past.  In  particular,   mortgage   loans  with  high  principal   balances  or  high
loan-to-value  ratios  will be affected  by any  decline in real  estate  values.  Real estate values in any area of the country may be affected  by several  factors,  including  population trends,  mortgage  interest rates,  and the economic  well-being of that area. Any decrease in the value of the mortgage  loans may result in the  allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered  Certificates  are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  and are  Subject  to  Withdrawal  at any  Time,  Which May  Affect  the
Liquidity or the Market Value of the Offered Certificates.

        It is a  condition  to the  issuance of the  offered  certificates  that each class of offered  certificates  be  rated  in the  categories  shown  on page  S-2 of  this  prospectus supplement.  A security  rating is not a  recommendation  to buy, sell or hold  securities and may be subject to revision or  withdrawal  at any time. No person is obligated to maintain the rating on any  offered  certificate,  and,  accordingly,  there can be no  assurance  that the ratings  assigned to any  offered  certificate  on the date on which the offered  certificates are  initially  issued  will  not be  lowered  or  withdrawn  by a rating  agency  at any time thereafter.  In the event any rating is  revised or  withdrawn,  the  liquidity  or the market value of the related offered  certificates  may be adversely  affected.  See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

The Mortgage  Loans May Have  Limited  Recourse to the Related  Borrower,  Which May Result in
Losses with Respect to These Mortgage Loans.

        Some or all of the  mortgage  loans  included  in the trust  fund will be  nonrecourse loans or loans for which  recourse may be restricted or  unenforceable.  As to those  mortgage loans,  recourse  in the event of  mortgagor  default  will be  limited to the  specific  real property and other  assets,  if any, that were pledged to secure the mortgage  loan.  However, even with respect to those  mortgage  loans that provide for  recourse  against the  mortgagor and  its  assets  generally,  there  can be no  assurance  that  enforcement  of the  recourse provisions will be  practicable,  or that the other assets of the mortgagor will be sufficient to permit a recovery  in respect of a  defaulted  mortgage  loan in excess of the  liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse may affect the yield to maturity of the offered  certificates  to the extent losses  caused by these risks which are not covered by credit  enhancement  are  allocated  to the offered certificates.

The Mortgage Loans May Have  Environmental  Risks,  Which May Result in Increased  Losses with
Respect to These Mortgage Loans.

        To the extent that a servicer or the master  servicer  (in its  capacity as  successor servicer)  for a mortgage  loan  acquires  title to any related  mortgaged  property  which is contaminated  with or affected by hazardous  wastes or hazardous  substances,  these  mortgage loans may incur additional losses. See "Servicing of Mortgage  Loans-Realization  Upon or Sale
of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage  Loans-Environmental  Legislation"
in the prospectus.  To the extent these  environmental  risks result in losses on the mortgage loans,  the yield to  maturity  of the  offered  certificates,  to the extent  not  covered by credit enhancement, may be affected.

Violation  of  Various  Federal,  State and Local  Laws May  Result in Losses on the  Mortgage
Loans.

        Applicable state and local laws generally  regulate  interest rates and other charges, require  specific  disclosure,  and require  licensing of the originator.  In addition,  other state and local  laws,  public  policy  and  general  principles  of  equity  relating  to the protection of  consumers,  unfair and deceptive  practices and debt  collection  practices may apply to the  origination,  servicing  and  collection  of the  mortgage  loans.  The mortgage loans are also subject to various federal laws.

        Depending  on the  provisions  of the  applicable  law  and  the  specific  facts  and circumstances  involved,  violations of these federal or state laws,  policies and  principles may limit the ability of the trust to collect all or part of the  principal  of or interest on the mortgage  loans,  may entitle the borrower to a refund of amounts  previously paid and, in addition,  could  subject  the trust to damages  and  administrative  enforcement.  See "Legal
Aspects of Mortgage Loans" in the prospectus.

        On the closing date,  the seller will represent that each mortgage loan at the time it was made  complied  in all  material  respects  with  all  applicable  laws  and  regulations, including,  without  limitation,  usury,  equal credit  opportunity,  disclosure and recording laws and all  predatory  lending  laws;  and each  mortgage  loan  has  been  serviced  in all material respects in accordance with all applicable laws and regulations,  including,  without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory lending  laws and the  terms of the  related  mortgage  note,  the  mortgage  and  other  loan documents.  In the event of a breach of this  representation,  the seller will be obligated to cure the breach or  repurchase or replace the affected  mortgage loan in the manner  described in the prospectus.

The Return on the Offered  Certificates  Could be Reduced by Shortfalls Due to The Application
of the Servicemembers Civil Relief Act and Similar State Laws.

        The  Servicemembers  Civil Relief Act,  formerly  known as the  Soldiers' and Sailors'
Civil  Relief Act of 1940,  or the Relief  Act,  and  similar  state  laws  provide  relief to mortgagors  who enter active  military  service and to  mortgagors  in reserve  status who are called to  active  military  service  after  the  origination  of their  mortgage  loans.  The military  operations  by the United States in Iraq and  Afghanistan  has caused an increase in the number of citizens  in active  military  duty,  including  those  citizens  previously  in reserve  status.  Under the Relief Act the interest  rate  applicable  to a mortgage  loan for which the related  mortgagor  is called to active  military  service  will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This  interest rate  reduction and any reduction  provided under similar state laws will result in an interest  shortfall because neither the master  servicer  nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage loan if the Relief
Act or similar state law was not  applicable  thereto.  This shortfall will not be paid by the mortgagor  on future due dates or  advanced by the master  servicer  or the  related  servicer and,  therefore,  will reduce the amount  available to pay interest to the  certificateholders on  subsequent  distribution  dates.  We do not know how many  mortgage  loans in the mortgage pool have been or may be affected by the  application  of the Relief Act or similar state law.
In addition,  the Relief Act imposes  limitations  that would impair the ability of the master servicer or servicer to foreclose  on an affected  single  family loan during the  mortgagor's period of active duty  status,  and,  under some  circumstances,  during an  additional  three month period  thereafter.  Thus,  in the event that the Relief Act or similar  legislation  or regulations  applies to any  mortgage  loan which  goes into  default,  there may be delays in
payment  and  losses  on  the  certificates  in  connection  therewith.   Any  other  interest
shortfalls,  deferrals  or  forgiveness  of  payments on the  mortgage  loans  resulting  from similar  legislation or  regulations  may result in delays in payments or losses to holders of the offered certificates.

The Residual  Certificates  Will Receive Limited  Distributions  of Principal and Interest and
May Have Significant Tax Liabilities.

        Holders  of the  residual  certificates  are  entitled  to  receive  distributions  of principal  and  interest as described in this  prospectus  supplement,  but the holders of the residual  certificates  are  not  expected  to  receive  any  distributions  after  the  first
distribution  date.  In  addition,   holders  of  the  residual  certificates  will  have  tax
liabilities  with  respect to their  certificates  during  the early  years of the term of the trust that  substantially  exceed the principal and interest  payable  during or prior to that time.  See  "Federal  Income  Tax  Consequences"  in  this  prospectus  supplement  and in the prospectus and "Yield on the  Certificates-Additional  Yield Considerations  Applicable Solely
to the Residual Certificates" in this prospectus supplement.

                                      THE MORTGAGE POOL

        General

        References to percentages of the mortgage loans unless  otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

        All of the  mortgage  loans will be acquired by the  Depositor on the date of issuance of the  Offered  Certificates  from  the  Seller,  an  affiliate  of  the  Depositor  and  the underwriter,  pursuant to the  Mortgage  Loan  Purchase  Agreement.  The Seller  acquired  the
mortgage   loans   directly  in  privately   negotiated   transactions.   See  "Mortgage  Loan
Origination-General" in this prospectus supplement.

        The  mortgage  pool will  consist of  approximately  5,494 first lien  adjustable-rate mortgage loans secured by one- to four-family  residences  and individual  condominium  units, having  an  aggregate  unpaid  principal  balance  as of the  Cut-off  Date  of  approximately
$986,842,472,  after  application  of  scheduled  payments  due on or before the Cut-off  Date whether  or not  received  and  subject to a  permitted  variance  of plus or minus  10%.  The mortgage loans have original terms to maturity of not greater than 30 years.

        The mortgage  pool has been divided into three loan groups,  designated  as Loan Group
I, Loan Group II and Loan Group III, as more fully  described  below and in Schedule A to this prospectus supplement. Each group of mortgage loans is referred to herein as a Loan Group.

        Loan Group I will consist of  approximately  934 first lien  adjustable-rate  mortgage loans secured by one- to four-family  residences and individual  condominium units,  having an aggregate  unpaid  principal  balance as of the Cut-off  Date of  approximately  $166,489,670, after  application  of  scheduled  payments  due on or before the Cut-off  Date whether or not received and subject to a permitted  variance of plus or minus 10%. The  principal  balance of each  mortgage loan in Loan Group I will not exceed the limits  established  by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

        Loan Group II will consist of approximately 3,941 first lien adjustable-rate  mortgage loans secured by one- to four-family  residences and individual  condominium units,  having an aggregate  unpaid  principal  balance as of the Cut-off  Date of  approximately  $715,024,349, after  application  of  scheduled  payments  due on or before the Cut-off  Date whether or not received and subject to a permitted  variance of plus or minus 10%. The  principal  balance of each mortgage loan in Loan Group II will not exceed the limits  established  by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

        Loan Group III will consist of approximately 619 first lien  adjustable-rate  mortgage loans secured by one- to four-family  residences and individual  condominium units,  having an aggregate  unpaid  principal  balance as of the Cut-off  Date of  approximately  $105,328,454, after  application  of  scheduled  payments  due on or before the Cut-off  Date whether or not received and subject to a permitted  variance of plus or minus 10%. The  principal  balance of each  mortgage  loan in Loan Group III will not exceed the limits  established  by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

        All of the  mortgage  loans are  adjustable  rate  mortgage  loans.  After an  initial
fixed-rate   period,  the  interest  rate  borne  by  each  mortgage  loan  will  be  adjusted semi-annually  based on  Six-Month  LIBOR,  or annually  based on  One-Year  LIBOR or One-Year
Treasury,  each referred to herein as an Index,  computed in accordance with the related note, plus (or minus) the related gross margin,  generally  subject to rounding and to certain other limitations,  including  generally a maximum  lifetime  mortgage  rate and in certain  cases a minimum  lifetime  mortgage rate and in certain cases a maximum upward or downward  adjustment on each interest adjustment date.

        The mortgage  loans are being serviced as described  below under "The Master  Servicer and the  Servicers."  The mortgage  loans were  originated  generally in  accordance  with the
guidelines   described  in  "Mortgage  Loan   Origination-General-EMC,"   "-Wells  Fargo"  and
"-Countrywide" in this prospectus supplement.

        All of the mortgage loans have scheduled  monthly  payments due on the Due Date.  Each mortgage loan will contain a customary "due-on-sale" clause.

        The following  paragraphs and the tables  included in Schedule A set forth  additional information with respect to the mortgage pool.

        Approximately  16.99%,  10.08%  and  2.09% of the  Group I,  Group  II and  Group  III
mortgage loans,  respectively,  provide for payment by the mortgagor of a prepayment charge in limited  circumstances  on  prepayments.  Generally,  these mortgage loans provide for payment of a prepayment  charge on partial or full  prepayments made within four months to three years or such other period,  as provided in the related  mortgage note, from the date of origination of the mortgage loan. The Servicers  will be entitled to all  prepayment  charges  received on the mortgage  loans,  and these amounts will not be available for  distribution on the Offered
Certificates.  The master servicer or the applicable  servicer may, in its  discretion,  waive the  collection of any otherwise  applicable  prepayment  charge or reduce the amount  thereof actually  collected,  and accordingly,  there can be no assurance that the prepayment  charges will have any effect on the prepayment performance of the mortgage loans.

        Approximately  0.29% of the  mortgage  loans  are  covered  by a  lender-paid  primary mortgage  insurance  policy.  The weighted average Lender Paid PMI Rate for the mortgage loans which are covered by a lender paid primary mortgage insurance policy is approximately 0.528%.

               Special Characteristics of the Mortgage Loans

        Interest Only Loans.  Approximately 50.76%, 60.40% and 18.08% of the Group I, Group II
and Group III mortgage  loans,  respectively,  will require  payments of interest only for the initial period set forth in the related mortgage note.

               Indices on the Mortgage Loans

        Six-Month LIBOR.  Approximately 51.97%, 38.47% and 15.83% of the Group I, Group II and
Group III mortgage loans,  respectively,  will adjust  semiannually  based on Six-Month LIBOR.
Six-Month  LIBOR will be a per annum rate equal to the average of interbank  offered rates for six-month U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most recently  available as of the time specified in the related mortgage note.

        The  following  does not purport to be  representative  of future  levels of Six-Month
LIBOR.  No assurance can be given as to the level of Six-Month  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                                      Six-Month LIBOR
Date                              1999        2000      2001      2002       2003      2004
January 1................          5.07%      6.13%     6.20%     2.03%      1.38%     1.22%
February 1...............          4.97       6.29      5.26      2.08       1.35      1.21
March 1..................          5.13       6.33      4.91      2.04       1.34      1.17
April 1..................          5.06       6.53      4.71      2.36       1.23      1.16
May 1....................          5.04       6.73      4.30      2.12       1.29      1.38
June 1...................          5.25       7.11      3.98      2.08       1.21      1.60
July 1...................          5.65       7.00      3.91      1.95       1.12
August 1.................          5.71       6.89      3.69      1.87       1.21
September 1..............          5.92       6.83      3.45      1.80       1.20
October 1................          5.96       6.76      2.52      1.71       1.14
November 1...............          6.12       6.72      2.15      1.60       1.23
December 1...............          6.06       6.64      2.03      1.47       1.27

        One-Year  U.S.  Treasury.  Approximately  30.82%,  19.90%  and  79.16% of the Group I,
Group II and Group III  mortgage  loans,  respectively,  will be based on the  weekly  average yield on U.S.  Treasury  securities  adjusted to a constant  maturity of one year, or One-Year
U.S.  Treasury,  as  reported  by  the  Federal  Reserve  Board  in  statistical  Release  No.
H.15(519),  or the  Release,  as most  recently  available  as of the  date  forty-five  days, thirty-five  days or thirty days prior to the  adjustment  date or on the  adjustment  date as published in the place  specified  in the related  mortgage  note and as made  available as of the date specified in the related  mortgage  note. In the event that the Index  specified in a mortgage note is no longer  available,  an index reasonably  acceptable to the Trustee that is based on comparable  information will be selected by the Master  Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.
----------------------------------------------------------------------------------------------

        The following does not purport to be  representative of future levels of One-Year U.S.
Treasury.  No  assurance  can be  given as to the  level  of  One-Year  U.S.  Treasury  on any adjustment  date or  during  the life of any  mortgage  loan  with an Index of  One-Year  U.S.
Treasury.

                                                  One-Year U.S. Treasury
Date                            1999       2000        2001      2002       2003       2004
January 1..................     4.51%      6.70%       4.85%      2.11%     1.36%       1.24%
February 1.................     4.70       6.22        4.68       2.22      1.30       1.24
March 1....................     4.78       6.22        4.30       2.57      1.24       1.19
April 1....................     4.69       6.15        3.98       2.48      1.27       1.43
May 1......................     4.85       6.38        3.78       2.35      1.18       1.78
June 1.....................     5.10       6.17        3.58       2.20      1.01       2.12
July 1.....................     5.03       6.08        3.62       1.96      1.12
August 1...................     5.20       6.18        3.47       1.76      1.31
September 1................     5.25       6.13        2.82       1.72      1.24
October 1..................     5.43       6.01        2.33       1.65      1.25
November 1.................     5.55       6.09        2.18       1.49      1.34
December 1.................     5.84       5.60        2.22       1.45      1.31

        One-Year LIBOR.  Approximately  17.21%,  41.62% and 5.01% of the Group I, Group II and
Group III  mortgage  loans,  respectively,  will  adjust  annually  based on  One-Year  LIBOR.
One-Year  LIBOR will be a per annum rate equal to the average of interbank  offered  rates for one-year  U.S.  dollar-denominated  deposits in the London market based on quotations of major banks as published in The Wall Street  Journal and are most recently  available as of the time specified in the related mortgage note.
----------------------------------------------------------------------------------------------

        The  following  does not  purport to be  representative  of future  levels of One-Year
LIBOR.  No assurance  can be given as to the level of One-Year  LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                                      One-Year LIBOR
Date                            1999       2000        2001      2002       2003       2004
January 1................        5.06%      6.75%      5.17%      2.49%      1.45%      1.48%
February 1...............       5.40       6.76        4.88      2.43       1.38       1.37
March 1..................       5.25       6.94        4.67      3.00       1.28       1.34
April 1..................       5.23       7.10        4.44      2.63       1.36        1.81
May 1....................       5.56       7.50        4.24      2.59       1.21        2.08
June 1...................       5.84       7.18        4.18      2.28       1.19        2.11
July 1...................       5.89       7.08        3.82      2.09       1.16
August 1.................       6.06       6.97        3.56      1.90       1.44
September 1..............       6.04       6.80        2.64      1.73       1.45
October 1................       6.25       6.73        2.27      1.64       1.24
November 1...............       6.27       6.56        2.39      1.73       1.48
December 1...............       6.50       6.00        2.44      1.45       1.60

----------------------------------------------------------------------------------------------

                                THE MASTER SERVICER AND THE SERVICERS

        General

        Wells Fargo Bank, National  Association,  referred to in this prospectus supplement as
Wells Fargo or the Master  Servicer,  will act as the Master  Servicer of the  mortgage  loans pursuant to the Pooling and Servicing  Agreement,  referred to herein as the Agreement,  dated as of the Cut-off Date, among the Depositor,  the Seller, the Master Servicer,  the Securities
Administrator, and the Trustee.

        Primary  servicing of the mortgage  loans will be provided by Wells Fargo Bank,  N.A., or Wells Fargo,  EMC Mortgage  Corporation,  or EMC,  Countrywide  Home Loans Servicing LP, or
Countrywide Servicing,  Union Federal Bank of Indianapolis,  or Waterfield,  and various other servicers,  none of which will service more than 10% of the mortgage  loans in the  aggregate, each  in  accordance  with  their  respective  servicing  agreements  which  are  collectively referred  to  herein  as the  Servicing  Agreements.  Each of the  Servicing  Agreements  will require,  among other  things,  that each  servicer  accurately  and fully report its borrower credit files to credit  repositories  in a timely  manner.  Each of the  Servicing  Agreements will be  assigned to the trust  pursuant to various  assignment,  assumption  and  recognition agreements among the related mortgage loan originator,  the related  Servicer,  the Seller and the  Trustee on behalf of the  certificateholders;  provided,  however,  that the Seller  will retain the right to enforce the  representations  and  warranties  made to it by each Servicer with  respect to the  related  mortgage  loans.  The  Servicers  will be  responsible  for the servicing of the mortgage loans pursuant to the related  Servicing  Agreement,  and the Master
Servicer  will be  required  to  monitor  their  performance.  In the event of a default  by a
Servicer  under the  related  Servicing  Agreement,  the Master  Servicer  will be required to enforce  any  remedies  against  the  related  Servicer,  and shall  either  find a  successor
Servicer or shall assume the primary  servicing  obligations  for the related  mortgage  loans itself.

        The  information  set forth in the  following  paragraphs  with  respect to the Master
Servicer and the Servicers has been provided by the respective party.  None of Depositor,  the
Seller,  the  Securities  Administrator,  the  Underwriter,  the  Trustee,  or  any  of  their respective  affiliates  have  made or will  make  any  representation  as to the  accuracy  or completeness of such  information.  Furthermore,  neither the Master  Servicer,  any Servicer, nor any of their  respective  affiliates have made or will make any  representation  as to the accuracy or completeness of the  information  set forth in the following  paragraphs  provided by any person other than itself.

................The Master Servicer

        Wells  Fargo is a national  banking  association,  with its master  servicing  offices located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045.  Wells Fargo is engaged in the business of master  servicing single family  residential  mortgage loans secured by properties located in all 50 states and the District of Columbia.

................The Servicers

        Wells Fargo, EMC, Countrywide Servicing,  Waterfield and various other servicers, none of which will service more than 10% of the mortgage loans in the  aggregate,  will service the related mortgage loans in accordance with their respective  Servicing  Agreements,  which will be assigned to the trust on the Closing Date.

Wells Fargo

        The  information  set forth in the  following  paragraphs  has been  provided by Wells
Fargo  Bank,  N.A.,  or Wells  Fargo.  None of the  Depositor,  the  Trustee,  the  Securities
Administrator,  the Underwriter or any of their  respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

        Wells Fargo is an indirect,  wholly owned  subsidiary of Wells Fargo & Company.  Wells
Fargo is engaged in the  business  of (i)  originating,  purchasing  and  selling  residential mortgage  loans in its own name and  through its  affiliates  and (ii)  servicing  residential mortgage  loans  for its own  account  and  for the  account  of  others.  Wells  Fargo  is an approved  servicer  of  Fannie  Mae and  Freddie  Mac.  Wells  Fargo's  principal  office  for servicing functions is located at 1 Home Campus, Des Moines, Iowa 50328-0001.

        Although  Wells  Fargo will be acting as both  master  servicer  and  servicer  of the related  mortgage  loans,  it is  expected  that  with  respect  to the  functions  of  master servicer,  on the one hand,  and  servicer,  on the other,  different  divisions  within Wells
Fargo, acting through different personnel, will be performing these respective functions.

        Delinquency Experience of Wells Fargo

        The  following  table sets forth  certain  information,  as reported  by Wells  Fargo, concerning  recent  delinquency and  foreclosure  experience on adjustable rate mortgage loans included in various  mortgage  pools  underlying  all series of Wells  Fargo Asset  Securities
Corporation's  mortgage  pass-through  certificates  with respect to which one or more classes of certificates  were publicly offered.  The delinquency and foreclosure  experience set forth in the following  table  includes  mortgage  loans with various  terms to stated  maturity and includes loans having a variety of payment  characteristics.  In addition,  the table includes mortgage  loans  with  various  periods  until the first  interest  rate  adjustment  date and
different  indices  upon  which  the  adjusted   interest  rate  is  based.   Certain  of  the
adjustable-rate  loans  also  provide  for  the  payment  of only  interest  until  the  first adjustment  date.  There can be no assurance that the delinquency  and foreclosure  experience set  forth  in the  following  tables  will  be  representative  of the  results  that  may be experienced with respect to the mortgage loans included in the trust.

                                                 Delinquency Experience

                                                 Adjustable Rate Loans
                        -------------------------------------------------------------------------
                        ------------------------ ----------------------- ------------------------
                        As of December 31, 2002    As of December 31,     As of March 31, 2004
                                                          2003
                        ----------- ------------ ----------- ----------- ------------ -----------
                                     By Dollar               By Dollar                By Dollar
(Dollar Amounts in      By Number     Amount     By Number   Amount of    By Number   Amount of
Thousands)               of Loans    of Loans     of Loans     Loans      of Loans      Loans
Adjustable-Rate Loans       4,352   $1,993,392       17,353  $8,733,883      17,863   $8,953,270
Period of Delinquency(1)
30-59 Days..........           18   $    7,633           19  $   10,283          13   $    4,840
60-89 Days..........            0   $        0            4  $    2,159           0   $        0
90 or more Days                 1   $      325            3  $    1,751           3   $    1,139
Total Delinquent Loans         19   $    7,958           26  $   14,193          16   $    5,979
Percent of
Adjustable-Rate Loans        0.44%        0.40%        0.15%       0.16%       0.09%        0.07%
Foreclosures(2).....                    $    0               $    2,267               $    1,570
Foreclosure Ratio(3)                      0.00%                    0.03%                    0.02%

----------------------------------------------------------------------------------------------
(1) The indicated  periods of delinquency are based on the number of days past due, based on a
    30-day month.  No mortgage  loan is considered  delinquent  for these  purposes  until one month has passed since its contractual  due date. A mortgage loan is no longer  considered delinquent once foreclosure proceedings have commenced.

(2) Includes  loans in the applicable  portfolio for which  foreclosure  proceedings  had been instituted  or with  respect to which the  related  property  had been  acquired as of the dates indicated.

(3) Foreclosure as a percentage of total loans in the applicable  portfolio at the end of each period.

EMC

        The  information  set  forth in the  following  paragraphs  has been  provided  by EMC
Mortgage  Company,  or EMC.  None of the  Depositor,  the Trustee,  the Master  Servicer,  the
Securities  Administrator,  the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

        EMC, a wholly owned subsidiary of The Bear Stearns  Companies Inc., was established as a full line mortgage  banking  company to facilitate  the purchase and servicing of whole loan portfolios  containing  various levels of quality from  "investment  grade" to varying degrees of  "non  investment  grade"  up  to  and  including  mortgaged  properties  acquired  through foreclosure or deed in lieu of foreclosure.  EMC was  incorporated in the State of Delaware on
September 26, 1990 and commenced operation in Texas on October 9, 1990.

        The principal  business of EMC has been the resolution of non  performing  residential mortgage loan portfolios  acquired from Resolution Trust  Corporation,  from private investors and from the  Department  of Housing and Urban  Development  through its auctions of defaulted
Federal Housing Authority  mortgage loans.  EMC's servicing  portfolio  consists  primarily of two categories:

o       performing  investment  quality loans serviced for EMC's own account or the account of
           Fannie  Mae,   Freddie   Mac,   private   mortgage   conduits   and  various
           institutional investors; and

o       non investment  grade,  sub performing  loans, non performing loans and REO properties serviced  for  EMC's  own  account  and  for the  account  of  investors  in securitized performing and non performing collateral transactions.

        EMC's  operations  resemble  those of most  mortgage  banking  companies,  except that significant  emphasis is placed on the collection and due diligence  areas,  due to the nature
of  the  mortgage  portfolios   purchased.   As  of  February  29,  2004,  EMC  was  servicing
approximately $15.6 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

        The following table sets forth the delinquency and foreclosure  experience of mortgage loans  serviced  by EMC as of the dates  indicated.  EMC's  portfolio  of  mortgage  loans may
differ   significantly   from  the  mortgage  loans  backing  the  certificates  in  terms  of underwriting standards,  interest rates, principal balances,  geographic  distribution,  types of properties and other possibly relevant  characteristics.  There can be no assurance, and no representation  is made, that the  delinquency and foreclosure  experience with respect to the mortgage  loans  backing  the  certificates  will be  similar to that  reflected  in the table below,  nor is any  representation  made as to the rate at which losses may be  experienced on liquidation of defaulted  mortgage loans.  The actual  delinquency  experience on the mortgage loans will  depend,  among  other  things,  upon the value of the real  estate  securing  such mortgage loans and the ability of borrowers to make required payments.

                           Delinquency and Foreclosure Experience1

=========================
                               As of November 30, 2001             As of November 30, 2002
                                                   % by                                  % by
                          No. of      Principal    Principal  No. of      Principal    Principal
                            Loans      Balance2     Balance     Loans      Balance2     Balance
Current Loans..........      76,892 $4,291,550,897   58.30%   107,444  $6,863,380,896    62.44%
Period of Delinquency3.
  30-59 Days...........      14,425    795,817,499   10.81     17,455   1,044,663,778     9.50
  60-89 Days...........       4,935    279,727,400    3.80      6,524     401,534,696     3.65
  90 Days or more......      10,257    530,744,768    7.21     13,797     686,521,557     6.25
Foreclosure/bankruptcies4    19,054  1,213,468,377   16.48     24,299   1,663,845,463    15.14
Real Estate Owned......       4,234    249,853,497    3.39      5,014     331,882,863     3.02
Total Portfolio........     129,795 $7,361,162,438  100.00%   174,533 $10,991,829,253   100.00%

                               As of November 30, 2003             As of February 29, 2004
                                                     % by                                 % by
                          No. of      Principal     Principal  No. of      Principal    Principal
                            Loans      Balance2      Balance     Loans      Balance2      Balance
Current Loans..........     116,121  $8,638,124,015   68.08%   120,768 11,373,524,198     72.75%
Period of Delinquency3.
  30-59 Days...........      17,011   1,092,638,661    8.61     15,841   1,163,579,382     7.44
  60-89 Days...........       6,194     405,096,220    3.19      5,975     436,200,210     2.79
  90 Days or more......      15,417     760,682,618    5.99     15,471     811,382,765     5.19
Foreclosure/bankruptcies4    20,652   1,497,106,926   11.80     20,874   1,560,163,616     9.98
Real Estate Owned......       3,553     295,106,372    2.33      3,331     288,536,679     1.85
Total Portfolio........     168,948 $12,688,754,812  100.00%   182,260 $15,633,386,850   100.00%

1   The table shows mortgage loans which were delinquent or for which foreclosure  proceedings had been instituted as of the date indicated.
2   For the REO properties, the principal balance is at the time of foreclosure.
3   No mortgage loan is included in this table as delinquent until it is 30 days past due.
4   Exclusive of the number of loans and principal balance shown in the period of delinquency.

        Since the mortgage loans were  originated by various  originators at different  times, it is  unlikely  that the  delinquency  and  foreclosure  experience  set forth  above will be representative of the actual  delinquency and foreclosure  experience on the mortgage loans in the trust fund or even  representative  of the mortgage loans in the trust fund being serviced by EMC.  There can be no assurance  that factors  beyond  EMC's  control,  such as national or local  economic  conditions  or  downturn in the real  estate  markets in which the  mortgaged properties are located,  will not result in increased rates of  delinquencies  and foreclosure losses in the future.

Countrywide Servicing

        The  information  set  forth  in  the  following   paragraphs  has  been  provided  by
Countrywide  Home Loans  Servicing LP, or Countrywide  Servicing.  None of the Depositor,  the
Trustee, the Master Servicer,  the Securities  Administrator,  the Underwriter or any of their respective  affiliates  have  made or will  make  any  representation  as to the  accuracy  or completeness of such information.

        General

        Countrywide  Servicing  will act as  servicer.  The  principal  executive  offices  of
Countrywide  Servicing are located at 7105 Corporate Drive,  Plano,  Texas 75024.  Countrywide
Servicing  is a  Texas  limited  partnership  directly  owned  by  Countrywide  GP,  Inc.  and
Countrywide  LP, Inc.,  each a Nevada  corporation  and a direct  wholly owned  subsidiary  of
Countrywide  Home  Loans.  Countrywide  Home  Loans is a direct  wholly  owned  subsidiary  of
Countrywide Financial  Corporation (formerly known as Countrywide Credit Industries,  Inc.), a
Delaware  corporation.  Countrywide  GP, Inc.  owns a 0.1% interest in  Countrywide  Servicing and is the  general  partner.  Countrywide  LP,  Inc.  owns a 99.9%  interest  in  Countrywide
Servicing and is a limited partner.

        Countrywide Home Loans established  Countrywide  Servicing in February 2000 to service mortgage loans  originated by Countrywide  Home Loans that would  otherwise have been serviced by Countrywide Home Loans. In January and February,  2001,  Countrywide Home Loans transferred to  Countrywide  Servicing  all of its rights  and  obligations  relating  to  mortgage  loans serviced on behalf of Freddie Mac and Fannie Mae,  respectively.  In October 2001, Countrywide
Home Loans  transferred  to  Countrywide  Servicing all of its rights and  obligations  to the bulk of its  non-agency  loan  servicing  portfolio,  including with respect to those mortgage loans formerly  serviced by Countrywide  Home Loans.  While  Countrywide Home Loans expects to continue  to  directly  service a  portion  of its loan  portfolio,  it is  expected  that the
servicing  rights  for  most  newly   originated   Countrywide  Home  Loans  product  will  be
transferred  to  Countrywide  Servicing upon sale or  securitization  of the related  mortgage loans.  Countrywide  Servicing is engaged in the business of servicing mortgage loans and will not  originate  or  acquire  loans,  an  activity  that  will  continue  to  be  performed  by
Countrywide  Home Loans. In addition to acquiring  mortgage  servicing rights from Countrywide
Home Loans,  it is  expected  that  Countrywide  Servicing  will  service  mortgage  loans for non-Countrywide  Home Loans affiliated parties as well as subservice  mortgage loans on behalf of other servicers.

        In connection with the  establishment of Countrywide  Servicing,  certain employees of
Countrywide Home Loans became employees of Countrywide  Servicing.  Countrywide  Servicing has
engaged  Countrywide Home Loans as a subservicer to perform certain loan servicing  activities on its behalf.

        Countrywide  Servicing is an approved  mortgage loan servicer for Fannie Mae,  Freddie
Mac,  Ginnie Mae, HUD and VA and is licensed to service  mortgage  loans in each state where a license is required.  Its loan servicing  activities  are guaranteed by Countrywide  Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

        References in the remainder of this  prospectus  supplement to Countrywide  Home Loans should  be read  to  include  Countrywide  Home  Loans,  and  its  consolidated  subsidiaries, including  Countrywide  Servicing.  As of March  31,  2004,  Countrywide  Servicing  had a net
worth of  approximately  $9.8 billion.  As of March 31, 2004,  Countrywide Home Loans provided servicing for  approximately  $682.848 billion  aggregate  principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

        Delinquency Experience of Countrywide Home Loans

        The following  table  summarizes the  delinquency,  foreclosure  and loss  experience,
respectively,   on  the  dates  indicated,   of  mortgage  loans  originated  or  acquired  by
Countrywide  Home  Loans and  serviced  or  master  serviced  by  Countrywide  Home  Loans and securitized by certain  affiliates of Countrywide  Home Loans.  The  delinquency,  foreclosure and loss  percentages  may be  affected  by the size and  relative  lack of  seasoning  in the servicing  portfolio.  The  information  should not be considered as a basis for assessing the likelihood,  amount  or  severity  of  delinquency  or  losses  on the  mortgage  loans and no assurances can be given that the  foreclosure,  delinquency and loss  experience  presented in the following  table will be indicative of the actual  experience on the mortgage  loans.  The columns in the following table may not total due to rounding.

                          At February 28 (29),             At December 31,            At March 31,
                            2000        2001        2001         2002        2003        2004
                         (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Volume of Loans(1)...    $17,759,361 $21,250,550 $25,658,250  $33,455,108 $48,747,872 $50,202,997
Delinquent     Mortgage
   Loans  and   Pending
   Foreclosures at
   Period End
   30 - 59 days            1.36%       1.61%        1.89%       2.11%       2.77%         2.51%
   60 - 89 days             0.22        0.28        0.39         0.53        1.18         0.92
   90   days   or  more
   (excluding   pending
   foreclosures).....       0.16        0.14        0.23         0.35        1.45         1.28
Total of delinquencies     1.75%       2.03%        2.50%       2.99%       5.41%         4.70%
Foreclosure pending..      0.16%       0.27%        0.31%       0.31%       1.39%         0.50%
Total delinquencies and
 Foreclosures pending..    1.91%       2.30%        2.82%       3.31%       6.80%         5.19%
Losses on liquidated
loans(2).............$(3,076,240) $(2,988,604) $(5,677,141) $(10,788,657) $(16,159,208) $(1,780,173)

(1) "Volume of loans"  reflects  both  performing  and  delinquent  mortgage  loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses  accumulated during (i) the years ended on
    February 29, 2000 and February 28, 2001,  (ii) the 10-month  period ending on December 31,
    2001,  (iii) the years ended on December  31, 2002 and  December  31,  2003,  and (iv) the
    3-month period ending on March 31, 2004, respectively.

Waterfield

        The  information  set forth in the  following  paragraphs  has been  provided by Union
Federal Bank of Indianapolis,  or Waterfield.  None of the Depositor,  the Trustee, the Master
Servicer,  the  Securities   Administrator,   the  Underwriter  or  any  of  their  respective
affiliates  have made or will make any  representation  as to the accuracy or  completeness of such information.

        Waterfield  Mortgage  Company,  Inc. was founded in 1928 and is the holding company of the Waterfield Group,  which is based in Fort Wayne,  Indiana.  Waterfield  Financial Corp. is
a wholly  owned  subsidiary  of Union  Federal Bank of  Indianapolis,  which is a wholly owned subsidiary of Waterfield Mortgage Company, Inc.

        Waterfield   Financial  Corp.  is  a  one-to-four  family  residential  mortgage  loan origination  company  with  retail and  wholesale  operations  throughout  the United  States.
Waterfield  Financial  Corp.'s retail operation  comprises more than 30 branch offices and 225 loan officers located throughout Arizona,  California,  Colorado,  Indiana,  Maine,  Maryland,
Michigan,  Nevada,  New  Hampshire,  New  Jersey,  New York,  North  Carolina,  Ohio,  Oregon,
Pennsylvania, Texas and Virginia.

        Union Federal Wholesale is a division of Waterfield  Financial Corp. and is located in
Fort Wayne,  Indiana.  Union Federal  Wholesale was formed in 1996 to participate in a rapidly expanding  wholesale  market,  specializing  in  Government  insured,  Conforming,  and  Alt-A mortgage products.

        All of Union Federal  Wholesale's and Waterfield  Financial Corp.'s loan production is funded in the name of Union  Federal  Bank.  Combined  retail and  wholesale  originations  in
2003 totaled $11.2 billion,  with the Union Federal Wholesale  division  accounting for 44% of that total, or $4.9 billion.

        Waterfield  Mortgage Company,  Inc. is a licensed  seller/servicer  approved by Fannie
Mae, Freddie Mac, and Ginnie Mae.  Waterfield  Mortgage  Company,  Inc.'s servicing  portfolio at the end of 2003  totaled  $19.3  billion,  ranking it among the top 50  mortgage  companies nationwide.

        Delinquency and Foreclosure Experience of Waterfield

        The following table sets forth the delinquency and foreclosure  experience of mortgage loans  serviced by Waterfield as of the dates  indicated.  Waterfield's  portfolio of mortgage loans may differ  significantly  from the mortgage loans backing the  certificates in terms of underwriting standards,  interest rates, principal balances,  geographic  distribution,  types of properties and other possibly relevant  characteristics.  There can be no assurance, and no representation  is made, that the  delinquency and foreclosure  experience with respect to the mortgage  loans  backing  the  certificates  will be  similar to that  reflected  in the table below,  nor is any  representation  made as to the rate at which losses may be  experienced on liquidation of defaulted  mortgage loans.  The actual  delinquency  experience on the mortgage loans will  depend,  among  other  things,  upon the value of the real  estate  securing  such mortgage loans and the ability of borrowers to make required payments.

                           Delinquency and Foreclosure Experience*

                                As of December 31, 2001              As of December 31, 2002

                                                       % by                               % by
                          No. of      Principal      Principal No. of     Principal     Principal
                           Loans       Balance       Balance    Loans      Balance      Balance

Current Loans..........   135,490   $12,495,301,063    94.07%  134,985  $13,891,312,962   93.42%
Period of Delinquency..
  30 Days..............     6,331       493,244,772     3.71%    6,717     578,357,189     3.89%
  60 Days..............     1,714       130,415,392     0.98%    1,771     156,602,169     1.05%
  90 Days or more......     1,121        89,779,730     0.68%    1,413     126,807,446     0.85%
Foreclosure............       979        73,757,035     0.56%    1,269     111,999,561     0.75%
REO....................        12         1,180,901     0.01%       36       4,011,951     0.03%
Total Portfolio........   145,647   $13,283,678,893   100.00%  146,191  $14,869,091,278  100.00%
**Bankruptcy                1,505                       1.03%    1,552                     1.06%

                                As of December 31, 2003               As of March 31, 2004

                                                      % by                                % by
                          No. of      Principal      Principal No. of      Principal     Principal
                           Loans       Balance       Balance    Loans       Balance      Balance

Current Loans..........   152,682  $18,108,755,599.72  93.63%  154,478  $18,518,770,935   94.40%
Period of Delinquency..
  30 Days..............     6,941     709,574,772.05     3.67%    5,891     571,298,349      2.91%
  60 Days..............     2,013     195,085,906.88     1.01%    1,622     153,633,193      0.78%
  90 Days or more......     1,671     165,127,701.06     0.85%    1,934     190,987,386      0.97%
Foreclosure............     1,667     160,302,286.29     0.83%    1,804     179,622,900      0.92%
REO....................        36       2,284,505.00     0.01%       40       2,450,546.00   0.01%
Total Portfolio........   165,010 $19,341,130,771.00   100.00%  165,769 $19,616,763,309.00 100.00%
**Bankruptcy                1,761    $156,905,856.83     1.07%    1,766     162,205,882      0.83%

* Portfolio is comprised of FHA, VA, conforming  conventional,  Jumbo Conventional,  and Alt-A product.
** The actual delinquent bucket reflects active bankruptcies payment status.

                                      MORTGAGE LOAN ORIGINATION

        General

        Approximately  42.99%,  47.92%  and  8.22% of the  Group I,  Group  II and  Group  III
mortgage  loans,  respectively,  were  originated  by EMC.  Approximately  35.07%,  24.33% and
78.88% of the Group I, Group II and Group III mortgage  loans,  respectively,  were originated by Wells  Fargo.  Approximately  0.00%,  17.42%  and 0.00% of the Group I,  Group II and Group
III mortgage  loans,  respectively,  were  originated  by  Countrywide.  The  remainder of the mortgage loans were  originated by various  originators,  none of which have  originated  more than 10% of the mortgage loans in the aggregate.

EMC

        Approximately  42.85% of the  mortgage  loans have been  acquired by EMC from  various
sellers  and  were  originated  generally  in  accordance  with  the  following   underwriting
guidelines established by EMC.

EMC Underwriting Guidelines

        The following is a description of the underwriting  policies  customarily  employed by
EMC with respect to the  residential  mortgage loans that EMC originated  during the period of origination  of the mortgage  loans.  EMC has  represented  to the depositor that the mortgage loans were originated generally in accordance with such policies.

        The  mortgage  loans  originated  by EMC, or EMC  mortgage  loans,  are  "conventional non-conforming  mortgage  loans"  (i.e.,  loans that are not  insured by the  Federal  Housing
Authority,  or FHA, or partially  guaranteed  by the Veterans  Administration  or which do not qualify  for sale to Fannie  Mae or  Freddie  Mac) and are  secured  by first  liens on one-to four-family  residential  properties.  These loans typically differ from those underwritten to the  guidelines  established  by Fannie Mae and  Freddie  Mac  primarily  with  respect to the original principal balances,  loan-to-value ratios,  borrower income,  required documentation, interest rates,  borrower occupancy of the mortgaged property,  property types and/or mortgage loans with  loan-to-value  ratios over 80% that do not have primary  mortgage  insurance.  The
EMC mortgage  loans were  originated or purchased by EMC and were  generally  underwritten  in accordance with the standards described herein.

        Such underwriting  standards are applied to evaluate the prospective borrower's credit standing  and  repayment  ability  and the value and  adequacy  of the  mortgaged  property as collateral.  These standards are applied in accordance  with the applicable  federal and state
laws  and  regulations.   Exceptions  to  the  underwriting   standards  are  permitted  where
compensating factors are present.

        Generally,  each mortgagor will have been required to complete an application designed to  provide  to  the  lender  pertinent  credit  information  concerning  the  mortgagor.  The mortgagor  will have  given  information  with  respect  to its  assets,  liabilities,  income
(except as described  below),  credit history,  employment  history and personal  information, and will  have  furnished  the  lender  with  authorization  to obtain a credit  report  which summarizes the mortgagor's  credit history.  In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged property may have been considered for underwriting  purposes,  in addition to the income of the mortgagor from other  sources.  With respect to second homes or vacation  properties,  no income  derived  from the  property  will have been considered for underwriting purposes.

        With respect to purchase money or rate/term  refinance  loans secured by single family residences,  loan-to-value  ratios at  origination  of up to 97% for EMC  mortgage  loans with original  principal  balances of up to $400,000,  up to 95% for EMC mortgage  loans secured by one-to-two  family,  primary residences with original principal balances of up to $400,000 and up to 90% for EMC mortgage  loans  secured by  one-to-four  family,  primary  residences  with original principal  balances of up to $650,000 are generally allowed.  EMC mortgage loans with principal  balances up to $1,000,000,  or super jumbos,  are allowed if the loan is secured by the borrower's primary residence.  The loan-to-value  ratio for super jumbos generally may not exceed 80%. For cash out refinance  loans,  the maximum  loan-to-value  ratio generally is 90%
and the maximum  "cash out" amount  permitted is based in part on the  original  amount of the related EMC mortgage loan.

        With respect to EMC mortgage  loans  secured by investment  properties,  loan-to-value ratios at  origination of up to 95% for EMC mortgage  loans with original  principal  balances up to $1,000,000 are permitted.  EMC mortgage loans secured by investment  properties may have higher original  principal balances if they have lower  loan-to-value  ratios at origination -
typically below 80%. For cash out refinance loans, the maximum  loan-to-value  ratio can be as high as 95% and the  maximum  "cash out"  amount  permitted  is based in part on the  original amount of the related mortgage loan.

        Except in the case of 0.20% of all EMC mortgage loans,  each EMC mortgage loan with an original  loan-to-value  ratio at origination  exceeding 80%, has a primary mortgage insurance policy  insuring a portion of the  balance  of the EMC Loan at least  equal to the  product of the original  principal  balance of the mortgage  loan and a fraction,  the numerator of which is the excess of the original  principal  balance of such mortgage loan over 75% of the lesser of the  appraised  value and the  selling  price of the  related  mortgaged  property  and the denominator of which is the original  principal  balance of the related  mortgage  loan,  plus accrued  interest  thereon and related  foreclosure  expenses is generally  required.  No such primary  mortgage  insurance  policy will be required  with respect to any such EMC Loan after the date on which the related  loan-to-value  ratio  decreases  to 80% or less or,  based upon new appraisal,  the principal  balance of such mortgage loan represents 80% or less of the new appraised  value.  All of the insurers that have issued primary  mortgage  insurance  policies with respect to the EMC  mortgage  loans meet Fannie  Mae's or Freddie  Mac's  standard or are acceptable to the Rating Agencies.

        In determining whether a prospective  borrower has sufficient monthly income available
(i) to meet the  borrower's  monthly  obligation on their  proposed  mortgage loan and (ii) to meet the monthly  housing  expenses and other financial  obligations on the proposed  mortgage loan,  each  lender  generally  considers,  when  required  by  the  applicable  documentation program,  the ratio of such  amounts to the  proposed  borrower's  acceptable  stable  monthly gross  income.  Such ratios vary  depending on a number of  underwriting  criteria,  including loan-to-value ratios, and are determined on a loan-by-loan basis.

        Each lender also examines a prospective  borrower's  credit  report.  Generally,  each credit report  provides a credit score for the borrower.  Credit scores  generally  range from
350 to 840 and  are  available  from  three  major  credit  bureaus:  Experian  (formerly  TRW
Information  Systems  and  Services),  Equifax and Trans  Union.  If three  credit  scores are obtained,  the originator  applies the middle score of the primary wage earner.  Credit scores are  empirically  derived  from  historical  credit  bureau  data and  represent  a  numerical weighing of a borrower's  credit  characteristics  over a two-year  period.  A credit score is generated through the statistical  analysis of a number of credit-related  characteristics  or variables.  Common  characteristics  include the number of credit lines (trade lines), payment history,  past  delinquencies,  severity of  delinquencies,  current  levels of  indebtedness, types of credit and  length of credit  history.  Attributes  are the  specific  values of each characteristic.  A scorecard  (the model) is created with  weights or points  assigned to each attribute.  An individual  loan  applicant's  credit score is derived by summing  together the attribute weights for that applicant.

Wells Fargo

        Approximately  31.96%  of  the  mortgage  loans  have  been  originated  generally  in accordance with the following underwriting guidelines established by Wells Fargo.

Wells Fargo Underwriting Guidelines

        The following is a description of the underwriting  policies  customarily  employed by
Wells  Fargo with  respect to the  residential  mortgage  loans  that Wells  Fargo  originated during the period of origination  of the mortgage  loans.  Wells Fargo has  represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

        Mortgage loans originated by Wells Fargo, or Wells Fargo mortgage loans,  must satisfy
the  underwriting   standards   established  by  Wells  Fargo.   Wells  Fargo's   underwriting
guidelines  evaluate the  applicant's  credit  standing and ability to repay the loan, as well
as  the  value  and  adequacy  of  the  mortgaged   property  as  collateral.   Wells  Fargo's
underwriting  guidelines  represent  a  balancing  of  several  factors  that may  affect  the ultimate  recovery of the loan amount,  including,  among others,  the amount of the loan, the ratio of the loan amount to the property  value (i.e.,  generally  the lower of the  appraised value of the mortgaged  property and the purchase price),  the borrower's means of support and the borrower's  credit history.  Wells Fargo's  underwriting  guidelines may vary according to the  nature  of the  borrower  or the type of loan,  since  differing  characteristics  may be perceived as presenting different levels of risk.

        Wells Fargo  supplements  the mortgage loan  underwriting  process with either its own proprietary  scoring  system or scoring  systems  developed  by third  parties such as Freddie
Mac's Loan  Prospector,  Fannie Mae's  Desktop  Underwriter  or scoring  systems  developed by private  mortgage  insurance  companies.  These  scoring  systems  assist  Wells  Fargo in the mortgage  loan  approval  process by  providing  consistent,  objective  measures  of borrower credit and certain loan  attributes.  Such  objective  measures are then used to evaluate loan applications and assign each application a "mortgage score".

        The portion of the  mortgage  score  related to borrower  credit  history is generally based on computer  models  developed  by a third  party.  These  models  evaluate  information available  from  three  major  credit  reporting  bureaus  regarding  historical  patterns  of consumer  credit  behavior  in relation to default  experience  for similar  types of borrower profiles.  A particular  borrower's  credit  patterns are then considered in order to derive a
"FICO score" which indicates a level of default probability over a two-year period.

        The mortgage  score is used to determine  the type of  underwriting  process and which level of  underwriter  will review the loan file. For  transactions  that are determined to be low-risk  transactions,  based upon the mortgage  score and other  parameters  (including  the mortgage loan production  source),  the lowest  underwriting  authority is generally required.
For moderate and higher risk  transactions,  higher  level  underwriters  and a full review of the mortgage file are generally  required.  Borrowers who have a  satisfactory  mortgage score
(based upon the mortgage loan production  source) are generally subject to streamlined  credit review  (which  relies  on the  scoring  process  for  various  elements  of the  underwriting assessments).  Such  borrowers  may also be eligible for a reduced  documentation  program and are generally  permitted greater latitude in the application of borrower total  debt-to-income ratio.

        A  prospective  borrower  applying  for a Wells  Fargo  mortgage  loan is  required to complete a detailed  application.  The loan application  elicits  pertinent  information about the  applicant,  with  particular  emphasis  on  the  applicant's  financial  health  (assets, liabilities,  income  and  expenses),  the  property  being  financed  and  the  type  of loan desired.  A  self-employed  applicant  may be required to submit his or her most recent signed federal  income tax returns.  With  respect to every  applicant,  credit  reports are obtained
from  commercial   reporting  services,   summarizing  the  applicant's  credit  history  with
merchants and lenders.

        Generally,  significant  unfavorable credit information reported by the applicant or a credit  reporting  agency  must be  explained  by the  applicant.  The credit  review  process generally is streamlined for borrowers with a qualifying credit score.

        Verifications  of  employment,  income,  assets or mortgages may be used to supplement the loan  application and the credit report in reaching a determination  as to the applicant's ability to meet his or her monthly  obligations  on the proposed Wells Fargo mortgage loan, as well  as  his  or her  other  mortgage  payments  (if  any),  living  expenses  and  financial obligations.  Mortgage  verification  involves obtaining  information regarding the borrower's payment  history with respect to any existing  mortgage the applicant may have.  Verifications of income,  assets or mortgages may be waived under certain  programs  offered by Wells Fargo, but Wells Fargo's  underwriting  guidelines  require,  in most instances,  a verbal or written verification  of employment to be obtained.  In addition,  the loan  applicant may be eligible for a loan approval process  permitting  reduced  documentation.  The above referenced reduced documentation  options  and  waivers  limit  the  amount  of  documentation  required  for  an underwriting  decision  and have the  effect of  increasing  the  relative  importance  of the credit report and the appraisal.

        Documentation  requirements vary based upon a number of factors, including the purpose of the loan,  the amount of the loan,  the ratio of the loan amount to the property  value and the Wells Fargo mortgage loan production source.  Wells Fargo accepts  alternative  methods of verification  in those instances when  verifications  are part of the  underwriting  decision;
for example,  salaried  income may be  substantiated  either by means of a form  independently prepared and signed by the  applicant's  employer or by means of the  applicant's  most recent
paystub  and/or  W-2.  Loans   underwritten   using  alternative   verification   methods  are
considered by Wells Fargo to have been underwritten with "full documentation".

        In general,  borrowers  applying for Wells Fargo mortgage loans must  demonstrate that the ratio of their total monthly debt to their  monthly  gross income does not exceed  certain maximum  levels.  In the case of  adjustable-rate  mortgage  loans,  the interest rate used to determine a  mortgagor's  monthly  payment for purposes of such ratios may, in certain  cases, be the initial  mortgage  interest rate or another  interest rate,  which,  in either case, is lower than the sum of the index rate that would have been  applicable at origination  plus the applicable  margin.  In the  case  of a  mortgage  loan  referred  by  Wells  Fargo's  private mortgage  banking  division,  for certain  applicants  referred by this  division,  qualifying income  may be  based  on an  "asset  dissipation"  approach  under  which  future  income  is projected  from the assumed  liquidation  of a portion of the  applicant's  specified  assets.
Secondary  financing is  permitted on mortgage  loans under  certain  circumstances.  In those cases,  the payment  obligations  under both primary and  secondary  financing are included in the  computation  of the total debt to income  ratio,  and the combined  amount of primary and secondary  loans will be used to calculate  the combined  loan-to-value  ratio.  In evaluating an application with respect to a "non-owner-occupied"  property,  which Wells Fargo defines as a property  leased to a third  party by its owner (as  distinct  from a "second  home,"  which
Wells  Fargo  defines  as an  owner-occupied,  non-rental  property  that is not  the  owner's principal  residence),  Wells  Fargo  will  include  projected  rental  income  net of certain mortgagor  obligations  and other  assumed  expenses or loss from such property to be included in the  applicant's  monthly gross income or total monthly debt in  calculating  the foregoing ratios.  A Wells Fargo  mortgage loan secured by a two- to four-family  mortgaged  property is considered  to be an  owner-occupied  property  if the  borrower  occupies  one of the  units;
rental  income  on the  other  units  is  generally  taken  into  account  in  evaluating  the borrower's ability to repay the mortgage loan.

        Wells Fargo mortgage loans will not generally have had at origination a  loan-to-value ratio in excess of 95%.  The  "loan-to-value  ratio" is the ratio,  generally  expressed  as a percentage,  of the principal  amount of the mortgage loan at origination to the lesser of (i)
the  appraised  value of the  related  mortgaged  property,  as  established  by an  appraisal obtained by the originator  generally no more than four months prior to origination  (or, with respect to  newly-constructed  properties,  no more than twelve months prior to  origination), or (ii) the sale  price for such  property.  In some  instances,  the  loan-to-value  ratio is based on an  appraisal  that was  obtained by the  originator  more than four months  prior to origination,  provided that (i) a  recertification  of the original  appraisal is obtained and
(ii) the  original  appraisal  was obtained no more than twelve  months prior to  origination.
For the  purpose of  calculating  the  loan-to-value  ratio of any  mortgage  loan that is the result of the  refinancing of an existing  mortgage  loan, the appraised  value of the related mortgaged  property  is  generally  determined  by  reference  to  an  appraisal  obtained  in connection  with the  origination of the  replacement  loan. In connection with certain of its originations,  Wells Fargo currently obtains appraisals through Value Information  Technology,
Inc., an entity jointly owned by Wells Fargo and an unaffiliated third party.

        Wells  Fargo  originates  mortgage  loans with  loan-to-value  ratios in excess of 80%
either with or without the  requirement to obtain primary  mortgage  insurance.  In some cases for which such primary  mortgage  insurance  is  obtained,  the excess over 75% (or such lower percentage  as Wells Fargo may  require at  origination)  will be covered by primary  mortgage insurance  (subject to certain  standard  policy  exclusions for default  arising from,  among other  things,  fraud or  negligence  in the  origination  or  servicing  of a mortgage  loan, including  misrepresentation  by the  mortgagor or other persons  involved in the  origination thereof)  from an approved  primary  mortgage  insurance  company  until the unpaid  principal balance  of the  mortgage  loan is reduced to an amount  that will  result in a  loan-to-value ratio less than or equal to 80%. In cases for which such  primary  mortgage  insurance  is not obtained,  loans  having  loan-to-value  ratios  exceeding  80% are  required to be secured by
primary   residences  or  second  homes  (excluding   cooperatives).   Generally,   each  loan
originated  without  primary  mortgage  insurance will have been made at an interest rate that was  higher  than the rate would have been had the  loan-to-value  ratios  been 80% or less or had primary mortgage insurance been obtained.

        A borrower  whose  mortgage  loan is serviced by Wells Fargo may be eligible for Wells
Fargo's  retention  program.  Provided  such a  borrower  is  current  in his or her  mortgage payment  obligations,  Wells Fargo may permit a refinancing  of the mortgage loan to a current
market  interest  rate  without   applying  any   significant   borrower  credit  or  property
underwriting  standards.  As a result,  borrowers who qualify under the retention  program may not need to  demonstrate  that their  total  monthly  debt  obligations  in  relation to their monthly  income  level does not exceed a certain  ratio;  Wells Fargo may not obtain a current credit  report for the borrower or apply a new credit score to the  refinanced  loan;  and the borrower  may not be required  to provide  any  verifications  of current  employment,  income level or extent of assets.  In addition,  no current  appraisal or  indication of market value may be required with respect to the  properties  securing  mortgage  loans that are refinanced under the retention program.

        Wells Fargo may also apply the retention program to its existing  borrowers who obtain new purchase  money mortgage loans secured by primary  residences  when the initial  principal balance  of the new loan  would not  exceed  200% of the  original  principal  balance  of the previous loan.  Borrowers may be  pre-approved  under this program if they have a satisfactory payment  history  with Wells  Fargo,  as well as a  satisfactory  FICO score.  Wells Fargo may waive  verifications  of borrower  income and assets under this program and may not impose any limitation on a borrower's  total debt ratio.  A new  appraisal  will be obtained with respect to the residence securing the new purchase money mortgage loan.

Countrywide

        Approximately  12.62%  of  the  mortgage  loans  have  been  originated  generally  in accordance with the following underwriting guidelines established by Countrywide.

Countrywide Underwriting Guidelines

        The following is a description of the underwriting  policies  customarily  employed by
Countrywide  with  respect  to the  residential  mortgage  loans that  Countrywide  originated during the period of origination of the mortgage  loans.  Countrywide  has  represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

        The mortgage loans  originated or acquired by  Countrywide,  or  Countrywide  mortgage loans,  are originated in accordance with  Countrywide's  credit,  appraisal and  underwriting standards.  Countrywide's  underwriting  standards are applied in accordance  with  applicable federal and state laws and regulations.

        As part of its evaluation of potential  borrowers,  Countrywide  generally  requires a description  of income.  If  required  by its  underwriting  guidelines,  Countrywide  obtains
employment   verification  providing  current  and  historical  income  information  and/or  a telephonic  employment  confirmation.  Such employment  verification  may be obtained,  either through analysis of the prospective  borrower's  recent pay stub and/or W-2 forms for the most recent two years,  relevant  portions of the most recent two years' tax  returns,  or from the prospective  borrower's  employer,  wherein the employer  reports the length of employment and current  salary with that  organization.  Self-employed  prospective  borrowers  generally are required to submit relevant portions of their federal tax returns for the past two years.

        In  assessing a  prospective  borrower's  creditworthiness,  Countrywide  may use FICO
Credit  Scores.  "FICO  Credit  Scores" are  statistical  credit  scores  designed to assess a borrower's  creditworthiness  and  likelihood  to  default  on a  consumer  obligation  over a two-year period based on a borrower's  credit  history.  FICO Credit Scores were not developed to  predict  the  likelihood  of  default  on  mortgage  loans  and,  accordingly,  may not be indicative  of the ability of a  mortgagor  to repay its  mortgage  loan.  FICO Credit  Scores range  from  approximately  250  to  approximately  900,  with  higher  scores  indicating  an individual  with a more  favorable  credit  history  compared  to an  individual  with a lower score. Under Countrywide's  underwriting  guidelines,  borrowers possessing higher FICO Credit
Scores,  which indicate a more favorable  credit history,  and who give  Countrywide the right to obtain  the tax  returns  they  filed for the  preceding  two  years  may be  eligible  for
Countrywide's  processing  program  (the  "Preferred  Processing  Program").  Countrywide  may
waive some  documentation  requirements  for Countrywide  mortgage loans  originated under the
Preferred Processing Program.

        Periodically  the data used by Countrywide to complete the  underwriting  analysis may be obtained by a third  party,  particularly  for  mortgage  loans  originated  through a loan correspondent  or  mortgage  broker.  In those  instances,  the  initial  determination  as to whether a mortgage loan complies with  Countrywide's  underwriting  guidelines  may be made by an independent company hired to perform  underwriting  services on behalf of Countrywide,  the loan  correspondent  or mortgage broker.  In addition,  Countrywide may acquire mortgage loans from approved  correspondent  lenders under a program pursuant to which Countrywide  delegates to the  correspondent  the  obligation  to  underwrite  the  mortgage  loans to  Countrywide's standards.  Under these  circumstances,  the  underwriting of a Countrywide  mortgage loan may not have  been  reviewed  by  Countrywide  before  acquisition  of the  mortgage  loan and the correspondent  represents  that  Countrywide's  underwriting  standards  have been met.  After purchasing mortgage loans under those  circumstances,  Countrywide  conducts a quality control review  of a sample  of the  mortgage  loans.  The  number of loans  reviewed  in the  quality control  process  varies  based  on  a  variety  of  factors,  including  Countrywide's  prior experience  with the  correspondent  lender and the  results  of the  quality  control  review process itself.

        Countrywide's  underwriting  standards are applied by or on behalf of  Countrywide  to evaluate the prospective  borrower's  credit standing and repayment  ability and the value and adequacy  of the  mortgaged  property as  collateral.  Under those  standards,  a  prospective borrower  must  generally  demonstrate  that  the  ratio  of the  borrower's  monthly  housing expenses  (including  principal and interest on the proposed mortgage loan and, as applicable, the related  monthly portion of property taxes,  hazard  insurance and mortgage  insurance) to the  borrower's  monthly gross income and the ratio of total monthly debt to the monthly gross income  (the  "debt-to-income"  ratios)  are  within  acceptable  limits.  If the  prospective borrower  has  applied for a 3/1  mortgage  loan and the  loan-to-value  ratio is less than or equal to 75%, the interest  component of the monthly  housing  expense is calculated  based on the initial  loan  interest  rate;  if the  loan-to-value  ratio  exceeds  75%,  the  interest component of the monthly  housing  expense  calculation  is based on the initial loan interest rate  plus 2%.  If the  prospective  borrower  has  applied  for a 5/1  mortgage  loan,  a 7/1 mortgage loan or a 10/1 mortgage loan, the interest  component of the monthly  housing expense is  calculated  based on the initial  loan  interest  rate.  If the  prospective  borrower has applied for a negative  amortization  loan,  the  interest  component  of the monthly  housing expense  calculation  is based on an initial  loan  interest  rate of the greater of (1) 4.25%
and (2) a fully indexed mortgage interest rate. The maximum acceptable  debt-to-income  ratio, which is  determined  on a  loan-by-loan  basis varies  depending on a number of  underwriting criteria,  including the loan-to-value ratio, loan purpose,  loan amount and credit history of the borrower.  In addition to meeting the  debt-to-income  ratio guidelines,  each prospective borrower is required to have  sufficient  cash  resources  to pay the down payment and closing costs.  Exceptions  to  Countrywide's  underwriting  guidelines  may be made  if  compensating factors are demonstrated by a prospective borrower.

        Countrywide may provide secondary financing to a mortgagor  contemporaneously with the origination  of a  Countrywide  mortgage  loan,  subject  to the  following  limitations:  the loan-to-value  ratio of the senior  (i.e.,  first)  lien may not  exceed 80% and the  combined loan-to-value  ratio  may  not  exceed  100%.  Countrywide's  underwriting  guidelines  do not prohibit or otherwise  restrict a mortgagor  from obtaining  secondary  financing from lenders
other  than  Countrywide,   whether  at  origination  of  the  Countrywide  mortgage  loan  or thereafter.

        The nature of the information  that a borrower is required to disclose and whether the information  is  verified  depends,  in  part,  on  the  documentation  program  used  in  the origination  process.  In  general  under  the Full  Documentation  Loan  Program  (the  "Full
Documentation  Program"),  each  prospective  borrower is required to complete an  application which  includes  information  with respect to the  applicant's  assets,  liabilities,  income, credit history,  employment history and other personal information.  Self-employed individuals are generally  required to submit their two most recent federal income tax returns.  Under the
Full  Documentation  Program,  the  underwriter  verifies  the  information  contained  in the application relating to employment, income, assets or mortgages.

        A  prospective  borrower  may be eligible for a loan  approval  process that limits or
eliminates   Countrywide's   standard   disclosure  or  verification   requirements  or  both.
Countrywide  offers  the  following   documentation  programs  as  alternatives  to  its  Full
Documentation   Program:   an  Alternative   Documentation   Loan  Program  (the  "Alternative
Documentation  Program"),  a Reduced  Documentation  Loan Program (the "Reduced  Documentation
Program"),  a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation  Program"),
a No  Income/No  Asset  Documentation  Loan  Program (the "No  Income/No  Asset  Documentation
Program"),   a  Stated   Income/Stated   Asset   Documentation   Loan   Program  (the  "Stated
Income/Stated  Asset  Documentation  Program")  and a Streamlined  Documentation  Loan Program
(the "Streamlined Documentation Program").

        For all Countrywide  mortgage loans,  Countrywide  obtains a credit report relating to the  applicant  from  a  credit  reporting  company.  The  credit  report  typically  contains information  relating to such matters as credit history with local and national  merchants and lenders,  installment  debt  payments and any record of defaults,  bankruptcy,  dispossession, suits or judgments.  All adverse  information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

        Except  with  respect  to  mortgage  loans  originated  pursuant  to  its  Streamlined
Documentation   Program,   Countrywide  obtains  appraisals  from  independent  appraisers  or appraisal  services for properties that are to secure mortgage loans.  The appraisers  inspect and  appraise the proposed  mortgaged  property and verify that the property is in  acceptable condition.  Following each appraisal,  the appraiser prepares a report which includes a market data  analysis  based on  recent  sales of  comparable  homes in the  area  and,  when  deemed appropriate,  a replacement  cost analysis based on the current cost of constructing a similar home.  All  appraisals  are  required  to  conform  to Fannie  Mae or  Freddie  Mac  appraisal standards then in effect.

        Countrywide  requires  title  insurance on all of its mortgage  loans secured by first liens on real property.  Countrywide  also requires that fire and extended  coverage  casualty insurance  be  maintained  on the  mortgaged  property  in an  amount  at  least  equal to the principal  balance of the related  single-family  mortgage loan or the replacement cost of the mortgaged property, whichever is less.

        In  addition  to  Countrywide's   standard  underwriting   guidelines  (the  "Standard
Underwriting  Guidelines"),  which are consistent in many respects with the guidelines applied to mortgage  loans  purchased by Fannie Mae and Freddie  Mac,  Countrywide  uses  underwriting
guidelines  featuring  expanded  criteria  (the  "Expanded  Underwriting   Guidelines").   The
Standard  Underwriting  Guidelines  and the Expanded  Underwriting  Guidelines  are  described further under the next two headings.

        Standard Underwriting Guidelines

        Countrywide's Standard Underwriting  Guidelines for mortgage loans with non-conforming original principal balances generally allow  loan-to-value  ratios at origination of up to 95%
for  purchase  money  or rate  and term  refinance  mortgage  loans  with  original  principal balances of up to $400,000,  up to 90% for mortgage loans with original  principal balances of up to  $650,000,  up to 75% for  mortgage  loans with  original  principal  balances  of up to
$1,000,000,  up  to  65%  for  mortgage  loans  with  original  principal  balances  of  up to
$1,500,000,  and up to 60% for  mortgage  loans  with  original  principal  balances  of up to
$2,000,000.

        For cash-out refinance mortgage loans,  Countrywide's Standard Underwriting Guidelines
for  mortgage  loans  with   non-conforming   original   principal  balances  generally  allow
loan-to-value  ratios at origination of up to 75% and original  principal  balances ranging up to $650,000.  The maximum  "cash-out" amount permitted is $200,000 and is based in part on the original  loan-to-value  ratio of the related  mortgage  loan.  A refinance  mortgage  loan is classified as a cash-out  refinance  mortgage loan by Countrywide  if the borrower  retains an amount  greater  than  the  lesser  of 2% of the  entire  amount  of  the  proceeds  from  the refinancing of the existing loan or $2,000.

        Countrywide's  Standard Underwriting  Guidelines for conforming balance mortgage loans generally  allow  loan-to-value  ratios at origination  on owner occupied  properties of up to
95% on 1 unit  properties  with  principal  balances  up to $333,700  ($500,550  in Alaska and
Hawaii) and 2 unit properties with principal  balances up to $427,150  ($640,725 in Alaska and
Hawaii)  and  up to 80%  on 3  unit  properties  with  principal  balances  of up to  $516,300
($774,450  in Alaska and  Hawaii)  and 4 unit  properties  with  principal  balances  of up to
$641,650  ($962,475  in  Alaska  and  Hawaii).   On  second  homes,   Countrywide's   Standard
Underwriting  Guidelines for conforming  balance mortgage loans generally allow  loan-to-value ratios  at  origination  of up to 95% on 1  unit  properties  with  principal  balances  up to
$333,700 ($500,550 in Alaska and Hawaii).  Countrywide's Standard Underwriting  Guidelines for
conforming  balance  mortgage loans  generally  allow  loan-to-value  ratios at origination on investment  properties  of up to  90% on 1  unit  properties  with  principal  balances  up to
$333,700  ($500,550 in Alaska and Hawaii) and 2 unit properties with principal  balances up to
$427,150  ($640,725 in Alaska and Hawaii) and up to 75% on 3 unit  properties  with  principal balances  of up to  $516,300  ($774,450  in Alaska  and  Hawaii)  and 4 unit  properties  with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

        Under  its  Standard   Underwriting   Guidelines,   Countrywide  generally  permits  a
debt-to-income  ratio  based on the  borrower's  monthly  housing  expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

        In connection with the Standard  Underwriting  Guidelines,  Countrywide  originates or acquires mortgage loans under the Full Documentation  Program,  the Alternative  Documentation
Program,  the  Reduced  Documentation  Program,  the CLUES Plus  Documentation  Program or the
Streamlined Documentation Program.

        The Alternative  Documentation Program permits a borrower to provide W-2 forms instead of tax  returns  covering  the most  recent  two years,  permits  bank  statements  in lieu of verification of deposits and permits alternative methods of employment verification.

        Under the Reduced Documentation  Program, some underwriting  documentation  concerning income,  employment and asset verification is waived.  Countrywide  obtains from a prospective borrower  either a  verification  of  deposit  or bank  statements  for the  two-month  period immediately  before  the date of the  mortgage  loan  application  or verbal  verification  of employment.  Since information  relating to a prospective  borrower's income and employment is not verified,  the borrower's  debt-to-income  ratios are calculated  based on the information provided by the borrower in the mortgage loan application.  The maximum  loan-to-value  ratio, including secondary financing, ranges up to 75%.

        The CLUES Plus  Documentation  Program  permits  the  verification  of  employment  by alternative  means,  if necessary,  including  verbal  verification of employment or reviewing paycheck  stubs  covering the pay period  immediately  prior to the date of the mortgage  loan application.  To verify the borrower's  assets and the sufficiency of the borrower's funds for closing,  Countrywide  obtains  deposit  or bank  account  statements  from  each  prospective borrower for the month immediately  prior to the date of the mortgage loan application.  Under the CLUES Plus  Documentation  Program,  the maximum  loan-to-value  ratio is 75% and property values  may be  based  on  appraisals  comprising  only  interior  and  exterior  inspections.
Cash-out   refinances  and  investor  properties  are  not  permitted  under  the  CLUES  Plus
Documentation Program.

        The Streamlined  Documentation  Program is available for borrowers who are refinancing an existing  mortgage  loan that was  originated  or acquired by  Countrywide  provided  that, among other  things,  the mortgage  loan has not been more than 30 days  delinquent in payment during  the  previous  twelve-month  period.  Under  the  Streamlined  Documentation  Program, appraisals  are  obtained  only  if  the  loan  amount  of the  loan  being  refinanced  had a loan-to-value  ratio at the time of  origination in excess of 80% or if the loan amount of the new loan being  originated  is greater  than  $650,000.  In  addition,  under the  Streamlined
Documentation  Program,  a credit  report  is  obtained  but only a limited  credit  review is conducted,  no income or asset  verification  is  required,  and  telephonic  verification  of employment is permitted.  The maximum loan-to-value ratio under the Streamlined  Documentation
Program ranges up to 95%.

        Expanded Underwriting Guidelines

        Countrywide   mortgage   loans  that  are   underwritten   pursuant  to  the  Expanded
Underwriting  Guidelines  may have  higher  loan-to-value  ratios,  higher  loan  amounts  and different  documentation  requirements  than those  associated with the Standard  Underwriting
Guidelines.  The Expanded  Underwriting  Guidelines also permit higher  debt-to-income  ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.
        Countrywide's Expanded Underwriting  Guidelines for mortgage loans with non-conforming original principal balances generally allow  loan-to-value  ratios at origination of up to 95%
for  purchase  money  or rate  and term  refinance  mortgage  loans  with  original  principal balances of up to $400,000,  up to 90% for mortgage loans with original  principal balances of up to  $650,000,  up to 80% for  mortgage  loans with  original  principal  balances  of up to
$1,000,000,  up  to  75%  for  mortgage  loans  with  original  principal  balances  of  up to
$1,500,000  and up to 70%  for  mortgage  loans  with  original  principal  balances  of up to
$3,000,000.  Under  certain  circumstances,   however,   Countrywide's  Expanded  Underwriting
Guidelines  allow for  loan-to-value  ratios of up to 100% for purchase  money  mortgage loans with original principal balances of up to $375,000.

        For cash-out refinance mortgage loans,  Countrywide's Expanded Underwriting Guidelines
for  mortgage  loans  with   non-conforming   original   principal  balances  generally  allow
loan-to-value  ratios at origination of up to 90% and original  principal  balances ranging up to $1,500,000.  The maximum  "cash-out"  amount  permitted is $400,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

        Countrywide's  Expanded Underwriting  Guidelines for conforming balance mortgage loans generally  allow  loan-to-value  ratios at origination  on owner occupied  properties of up to
100% on 1 unit  properties  with  principal  balances up to $333,700  ($500,550  in Alaska and
Hawaii) and 2 unit properties with principal  balances up to $427,150  ($640,725 in Alaska and
Hawaii)  and  up to 85%  on 3  unit  properties  with  principal  balances  of up to  $516,300
($774,450  in Alaska and  Hawaii)  and 4 unit  properties  with  principal  balances  of up to
$641,650  ($962,475  in  Alaska  and  Hawaii).   On  second  homes,   Countrywide's   Expanded
Underwriting  Guidelines for conforming  balance mortgage loans generally allow  loan-to-value ratios  at  origination  of up to 95% on 1  unit  properties  with  principal  balances  up to
$333,700 ($500,550 in Alaska and Hawaii).  Countrywide's Expanded Underwriting  Guidelines for
conforming  balance  mortgage loans  generally  allow  loan-to-value  ratios at origination on investment  properties  of up to  90% on 1  unit  properties  with  principal  balances  up to
$333,700  ($500,550 in Alaska and Hawaii) and 2 unit properties with principal  balances up to
$427,150  ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit  properties  with  principal balances  of up to  $516,300  ($774,450  in Alaska  and  Hawaii)  and 4 unit  properties  with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

        Under  its  Expanded   Underwriting   Guidelines,   Countrywide  generally  permits  a
debt-to-income  ratio  based on the  borrower's  monthly  housing  expenses of up to 36% and a debt-to-income  ratio  based on the  borrower's  total  monthly  debt of up to 40%;  provided, however,  that if the loan-to-value  ratio exceeds 80%, the maximum  permitted  debt-to-income ratios are 33% and 38%, respectively.

        In connection with the Expanded  Underwriting  Guidelines,  Countrywide  originates or acquires mortgage loans under the Full Documentation  Program,  the Alternative  Documentation
Program,  the  Reduced  Documentation  Loan  Program,  the No  Income/No  Asset  Documentation
Program and the Stated  Income/Stated  Asset Documentation  Program.  Neither the No Income/No
Asset  Documentation  Program  nor the Stated  Income/Stated  Asset  Documentation  Program is
available under the Standard Underwriting Guidelines.

        The same  documentation and verification  requirements  apply to Countrywide  mortgage loans documented under the Alternative  Documentation  Program  regardless of whether the loan
has  been   underwritten   under  the  Expanded   Underwriting   Guidelines  or  the  Standard
Underwriting  Guidelines.  However, under the Alternative  Documentation Program,  Countrywide mortgage loans that have been underwritten  pursuant to the Expanded  Underwriting  Guidelines may have  higher  loan  balances  and  loan-to-value  ratios  than those  permitted  under the
Standard Underwriting Guidelines.

        Similarly,  the same documentation and verification  requirements apply to Countrywide mortgage loans documented under the Reduced  Documentation  Program  regardless of whether the loan  has been  underwritten  under  the  Expanded  Underwriting  Guidelines  or the  Standard
Underwriting  Guidelines.  However,  under the  Reduced  Documentation  Program,  higher  loan balances and loan-to-value  ratios are permitted for mortgage loans  underwritten  pursuant to the Expanded  Underwriting  Guidelines than those  permitted  under the Standard  Underwriting
Guidelines.  The maximum  loan-to-value  ratio,  including secondary  financing,  ranges up to
90%. The borrower is not required to disclose any income  information  for some mortgage loans originated under the Reduced  Documentation  Program,  and accordingly  debt-to-income  ratios are not  calculated  or  included in the  underwriting  analysis.  The  maximum  loan-to-value ratio, including secondary financing, for those mortgage loans ranges up to 85%.

        Under the No Income/No Asset  Documentation  Program,  no documentation  relating to a prospective borrower's income,  employment or assets is required and therefore  debt-to-income ratios are not calculated or included in the underwriting  analysis,  or if the  documentation or  calculations  are  included in a mortgage  loan file,  they are not taken into account for purposes of the  underwriting  analysis.  This program is limited to borrowers  with excellent
credit  histories.   Under  the  No  Income/No  Asset  Documentation   Program,   the  maximum
loan-to-value  ratio,  including secondary  financing,  ranges up to 95%. Countrywide mortgage loans originated  under the No Income/No Asset  Documentation  Program are generally  eligible for sale to Fannie Mae or Freddie Mac.

        Under the Stated  Income/Stated Asset Documentation  Program, the Countrywide mortgage loan  application  is reviewed  to  determine  that the stated  income is  reasonable  for the borrower's  employment and that the stated assets are consistent  with the borrower's  income.
The Stated Income/Stated Asset Documentation  Program permits maximum  loan-to-value ratios up
to  90%.   Countrywide   mortgage  loans  originated  under  the  Stated  Income/Stated  Asset
Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

        Under the Expanded  Underwriting  Guidelines,  Countrywide  may also provide  mortgage loans  to  borrowers  who  are  not  U.S.  citizens,  including  permanent  and  non-permanent residents.  The  borrower  is  required  to have a valid  U.S.  social  security  number  or a certificate  of  foreign  status  (IRS form W-8).  The  borrower's  income and assets  must be verified under the Full Documentation  Program or the Alternative  Documentation  Program. The
maximum loan-to-value ratio, including secondary financing, is 80%.

                                        ADDITIONAL INFORMATION

        The description in this prospectus  supplement,  including  Schedule A hereto,  of the mortgage pool and the mortgaged  properties is based upon the mortgage pool as  constituted at the close of business on the Cut-off Date, as adjusted for the  scheduled  principal  payments due on or before  this date.  Prior to the  issuance  of the  Offered  Certificates,  mortgage loans may be  removed  from the  mortgage  pool as a result  of  incomplete  documentation  or otherwise if the Depositor  deems this removal  necessary or desirable,  and may be prepaid at any time.  A limited  number of other  mortgage  loans may be  included in the  mortgage  pool prior to the  issuance of the Offered  Certificates  unless  including  these  mortgage  loans would  materially  alter  the  characteristics  of the  mortgage  pool  as  described  in this prospectus  supplement.  The  Depositor  believes  that  the  information  set  forth  in this prospectus  supplement will be representative of the  characteristics  of the mortgage pool as it will be constituted  at the time the Offered  Certificates  are issued,  although the range of mortgage  rates and maturities  and other  characteristics  of the mortgage loans may vary.
In no event,  however,  will more than 10% (by principal  balance at the Cut- off Date) of the mortgage  loans  deviate  from the  characteristics  of the  mortgage  loans set forth in this prospectus supplement.

                                    DESCRIPTION OF THE CERTIFICATES

        General

        The Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,  Series 2004-7 will
consist  of  the  Offered  Certificates  and  Non-offered   Certificates.   Only  the  Offered
Certificates are offered by this prospectus supplement.

        The Certificates  represent in the aggregate the entire beneficial  ownership interest in a trust fund consisting of the following:

o       all of the Depositor's  right,  title and interest in and to the mortgage  loans,  the related  mortgage  notes,  mortgages  and other  related  documents,  including  all interest and  principal  due with  respect to the  mortgage  loans after the Cut-off
          Date,  but  excluding  any  payments of principal or interest due on or prior to the
          Cut-off Date,

o       any mortgaged  properties acquired on behalf of  certificateholders  by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

o       the rights of the Trustee  under all  insurance  policies  required  to be  maintained pursuant to the Agreement,

o       the rights of the Depositor  under the Mortgage Loan  Purchase  Agreement  between the
          Depositor and the Seller,

o       such  assets  relating to the  mortgage  loans as from time to time may be held in the
          Protected  Accounts,  the Master Servicer  Collection  Account and the  Distribution
          Account,

o       the rights with respect to the  Servicing  Agreements,  to the extent  assigned to the
          Trustee,

o       the $100 deposit made by the Depositor  into the  Distribution  Account on the Closing
          Date to pay the  principal  of the Class R  Certificates  on the first  distribution date, and

o       any proceeds of the foregoing.

        The aggregate  principal  balance of the mortgage loans as of the Cut- off Date, after
application   of  scheduled   payments  due  whether  or  not   received,   is   approximately
$986,842,472,  subject to a permitted  variance as  described  in this  prospectus  supplement under "Additional Information."

        Each class of the  Certificates  will have the approximate  initial Current  Principal
Amount  as set  forth  on  pages  S-2 and S-3  hereof  and will  have  the  Pass-Through  Rate
determined  as  provided   under   "Summary  of  Prospectus   Supplement-Description   of  the
Certificates-Pass  Through Rates" and "Description of  Certificates-Interest  Distribution" in
this  prospectus  supplement.  The Class R  Certificates  also  represent the right to receive additional  distributions  in  respect of the trust  fund on any  distribution  date after all required  payments of  principal  and  interest  have been made on such date in respect of the other classes of  Certificates,  although it is not  anticipated  that funds will be available for any additional  distribution.  The Class B-4, Class B-5 and Class B-6 Certificates are not
being offered by this prospectus supplement.

        The  Offered  Certificates  (other  than the  Residual  Certificates)  will be issued, maintained and  transferred on the book-entry  records of DTC and its  participants in minimum denominations  of (i) in the case of the Senior  Certificates,  $1,000 and integral  multiples of $1.00 in  excess  thereof  and (ii) in the case of the  Offered  Subordinate  Certificates,
$25,000 and integral  multiples of $1.00 in excess  thereof.  One certificate of each of these classes may be issued in a different  principal  amount to  accommodate  the  remainder of the initial  principal amount of the certificates of such class.  The Residual  Certificates  will be offered in  registered,  certificated  form, in a single  certificate of $100. The Residual
Certificates   (together   with  any   Book-entry   Certificates   re-issued   as   definitive
certificates) will be transferable and exchangeable at the offices of the Trustee.

        The  Book-entry  Certificates  will  initially  be  represented  by one or more Global
Securities  registered  in the name of a nominee of DTC. The  Depositor  has been  informed by
DTC that DTC's  nominee  will be Cede & Co. No person  acquiring  an  interest in any class of the  Book-entry  Certificates  will be entitled  to receive a  certificate  representing  such person's  interest,  except as set forth below under  "-Definitive  Certificates".  Unless and until  definitive  certificates are issued under the limited  circumstances  described in this prospectus  supplement,  all references to actions by  certificateholders  with respect to the
Book-entry  Certificates  shall  refer to  actions  taken by DTC  upon  instructions  from its participants  and all  references in this  prospectus  supplement to  distributions,  notices, reports and  statements  to  certificateholders  with respect to the  Book-entry  Certificates shall refer to  distributions,  notices,  reports and  statements to DTC or Cede & Co., as the registered holder of the Book-entry  Certificates,  for distribution to Certificate  Owners in accordance  with DTC  procedures.  See  "-Registration  of the  Book-Entry  Certificates"  and
"-Definitive Certificates" in this prospectus supplement.

        The Residual  Certificates  may not be purchased  by or  transferred  to a Plan except upon  delivery  of a  certification  of facts or an opinion of  counsel,  as  provided in this prospectus  supplement.  See  "-Restrictions  on Transfer of the  Residual  Certificates"  and
"ERISA  Considerations" in this prospectus  supplement.  Transfer of the Residual Certificates will be subject to additional  restrictions  and transfer of the Residual  Certificates to any non-United  States person will be prohibited,  in each case as described under "Federal Income
Tax  Consequences-REMICS-Tax  and Restrictions on Transfers of REMIC Residual  Certificates to
Certain  Organizations"  and "-Taxation of Owners of REMIC  Residual  Certificates-Noneconomic
REMIC  Residual  Certificates"  in the  prospectus.  No service charge will be imposed for any registration  of  transfer  or  exchange,  but  the  Trustee  may  require  payment  of a  sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

        All  distributions  to  holders  of the  Offered  Certificates,  other  than the final distribution on any class of Offered  Certificates,  will be made on each distribution date by or on behalf of the  Trustee  to the  persons  in whose  names the  Offered  Certificates  are registered  at the close of business on the related  Record Date.  Distributions  will be made either  (a) by check  mailed to the  address  of each  certificateholder  as it appears in the certificate  register or (b) upon written  request to the Trustee at least five  business days prior to the relevant  Record Date by any holder of Offered  Certificate,  by wire transfer in immediately  available  funds  to the  account  of  the  certificateholders  specified  in the request.  The final  distribution  on any class of Offered  Certificates  will be made in like manner,  but only upon  presentment  and surrender of the class at the corporate  trust office of the Trustee or any other  location  specified  in the notice to  certificateholders  of the final distribution.

Registration of the Book-Entry Certificates

        DTC is a  limited-purpose  trust company  organized under the laws of the State of New
York, a member of the Federal Reserve System, a "clearing  corporation"  within the meaning of the New York Uniform  Commercial  Code,  and a "clearing  agency"  registered  pursuant to the provisions  of Section 17A of the  Exchange  Act. DTC was created to hold  securities  for its participants  and to  facilitate  the clearance  and  settlement  of  securities  transactions between  participants  through  electronic  book  entries,  thereby  eliminating  the need for physical movement of certificates.

        Certificate  Owners that are not  participants or indirect  participants but desire to purchase,  sell or otherwise  transfer  ownership of, or other  interests  in, the  Book-entry
Certificates  may do so only  through  participants  and indirect  participants.  In addition,
Certificate  Owners  will  receive  all  distributions  of  principal  of and  interest on the
Book-entry  Certificates from the Trustee through DTC and DTC  participants.  The Trustee will forward  payments to DTC in same day funds and DTC will forward  payments to  participants  in next day  funds  settled  through  the New  York  Clearing  House.  Each  participant  will be responsible  for  disbursing  the  payments.  Unless  and until  definitive  certificates  are issued,  it is anticipated  that the only  certificateholders  of the Book-entry  Certificates will be Cede & Co.,  as nominee  of DTC.  Certificate  Owners  will not be  recognized  by the
Trustee as  certificateholders,  as such term is used in the Agreement and Certificate  Owners will be permitted to exercise the rights of  certificateholders  only  indirectly  through DTC and its participants.

        Under  the  Rules,  DTC  is  required  to  make  book-entry  transfers  of  Book-entry
Certificates  among  participants  and to receive and transmit  distributions of principal of, and interest on, the Book-entry  Certificates.  Participants  and indirect  participants  with which Certificate Owners have accounts with respect to the Book-entry  Certificates  similarly are required to make  book-entry  transfers and receive and transmit  these payments on behalf of their respective  Certificate  Owners.  Accordingly,  although  Certificate Owners will not possess  definitive  certificates,  the Rules provide a mechanism by which Certificate  Owners through their  participants and indirect  participants  will receive payments and will be able to transfer their interest.

        Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf of indirect  participants and on behalf of certain banks,  the ability of a Certificate  Owner to pledge  Book-entry  Certificates  to persons or entities  that do not  participate  in the DTC system,  or to otherwise  act with respect to Book-entry  Certificates,  may be limited due to the absence of physical  certificates for the Book-entry  Certificates.  In addition,  under a book-entry  format,  Certificate  Owners may  experience  delays in their  receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

        Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders under the  Agreement  only at the direction of one or more  participants  to whose DTC account the  Book-entry  Certificates  are  credited.  Additionally,  under the  Rules,  DTC will take actions  with  respect to specified  voting  rights only at the  direction of and on behalf of participants  whose  holdings of  Book-entry  Certificates  evidence  these  specified  voting rights.  DTC may take  conflicting  actions with respect to voting rights,  to the extent that participants  whose holdings of Book-entry  Certificates  evidence  voting  rights,  authorize divergent action.

        The Depositor,  the Master Servicer, the Securities  Administrator,  the Servicers and
the  Trustee  will have no  liability  for any aspect of the  records  relating to or payments made on account of  beneficial  ownership  interests in the  Book-entry  Certificates  held by
Cede & Co., as nominee for DTC,  or for  maintaining,  supervising  or  reviewing  any records relating to beneficial ownership interests.

Definitive Certificates

        Definitive  certificates  will be issued  to  Certificate  Owners  or their  nominees, respectively,  rather  than  to DTC or its  nominee,  only if (1) the  Depositor  advises  the
Trustee  in  writing  that  DTC is no  longer  willing  or  able  to  properly  discharge  its responsibilities  as  clearing  agency with  respect to the  Book-entry  Certificates  and the
Depositor is unable to locate a qualified  successor  within 30 days or (2) the Depositor,  at its option,  elects to terminate the book-entry  system through DTC.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate  Owner  materially and adversely  affected  thereby may, at its option,  request and,  subject to the  procedures set forth in the Agreement,  receive a definitive  certificate evidencing such Certificate Owner's fractional undivided interest in the related class of Certificates.

        Upon  its  receipt  of  notice  of  the  occurrence  of  any  event  described  in the immediately  preceding  paragraph,  the  Trustee is  required  to request  that DTC notify all
Certificate  Owners through its participants of the  availability of definitive  certificates.
Upon  surrender  by  DTC  of  the   definitive   certificates   representing   the  Book-entry
Certificates  and receipt of instructions  for  re-registration,  the Trustee will reissue the
Book-entry  Certificates  as  definitive  certificates  issued  in  the  respective  principal amounts owned by individual  Certificate  Owners,  and  thereafter  the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

        On each  distribution  date, the Available  Funds with respect to each Loan Group will be distributed as follows:

        (A)....on each  distribution  date,  the  Available  Funds  for  Loan  Group I will be distributed to the Group I Senior Certificates as follows:

               first, to the Class I-A-1  Certificates,  the Accrued  Certificate  Interest on
        such  class for such  distribution  date.  As  described  below,  Accrued  Certificate
        Interest  on the Class  I-A-1  Certificates  is subject to  reduction  in the event of certain Net Interest  Shortfalls  allocable  thereto,  see  "-Interest  Distributions"
        below in this prospectus supplement;

               second,  to the Class  I-A-1  Certificates,  any Accrued  Certificate  Interest
        thereon  remaining  undistributed  from previous  distribution  dates to the extent of remaining Available Funds for Loan Group I; and

               third, to the Class I-A-1  Certificates,  in reduction of the Current Principal
        Amount  thereof,  the Senior  Optimal  Principal  Amount  with  respect to the Group I
        Senior  Certificates for such distribution date, to the extent of remaining  Available
        Funds for Loan  Group I,  until the  Current  Principal  Amount of such class has been reduced to zero.

        (B)....on each  distribution  date,  the  Available  Funds  for Loan  Group II will be distributed to the Group II Senior Certificates as follows:

               first, to the Class II-A-1  Certificates,  the Accrued Certificate  Interest on
        such  class for such  distribution  date.  As  described  below,  Accrued  Certificate
        Interest on the Class  II-A-1  Certificates  is subject to  reduction  in the event of certain Net Interest  Shortfalls  allocable  thereto,  see  "-Interest  Distributions"
        below in this prospectus supplement;

               second,  to the Class II-A-1  Certificates,  any Accrued  Certificate  Interest
        thereon  remaining  undistributed  from previous  distribution  dates to the extent of remaining Available Funds for Loan Group II; and

               third, to the Class II-A-1 Certificates,  in reduction of the Current Principal
        Amount  thereof,  the Senior  Optimal  Principal  Amount with  respect to the Group II
        Senior  Certificates for such distribution date, to the extent of remaining  Available
        Funds for Loan Group II,  until the  Current  Principal  Amount of such class has been reduced to zero.

        (C)....on each  distribution  date,  the  Available  Funds for Loan  Group III will be distributed to the Group III Senior Certificates as follows:

               first, to the Class III-A-1  Certificates,  the Accrued Certificate Interest on
        such  class for such  distribution  date.  As  described  below,  Accrued  Certificate
        Interest on the Class  III-A-1  Certificates  is subject to  reduction in the event of certain Net Interest  Shortfalls  allocable  thereto,  see  "-Interest  Distributions"
        below in this prospectus supplement;

               second, to the Class III-A-1  Certificates,  any Accrued  Certificate  Interest
        thereon  remaining  undistributed  from  previous  distribution  dates  the  extent of remaining Available Funds for Loan Group III; and

               third,  to  the  Class  III-A-1  Certificates,  in  reduction  of  its  Current
        Principal  Amount,  the Senior Optimal  Principal Amount with respect to the Group III
        Senior  Certificates for such distribution  date to the extent of remaining  Available
        Funds for Loan Group III,  until such  Current  Principal  Amount has been  reduced to zero.

        (D)....Except as provided in paragraphs (E) and (F) below, on each  distribution  date on or  prior  to  the  distribution  date  on  which  the  Current  Principal  Amounts  of the
Subordinate  Certificates  are  reduced  to zero,  such date being  referred  to herein as the
Cross-Over  Date,  an amount equal to the sum of the  remaining  Available  Funds for all Loan
Groups  after the  distributions  set  forth in  paragraphs  (A)  through  (C)  above  will be distributed  sequentially in the following  order, to the Class M, Class B-1, Class B-2, Class
B-3,  Class B-4, Class B-5 and Class B-6  Certificates,  in each case up to an amount equal to
and  in  the  following  order:  (a)  the  Accrued  Certificate   Interest  thereon  for  such
distribution date, (b) any Accrued Certificate  Interest thereon remaining  undistributed from previous  distribution  dates and (c) such class's Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Loan Groups.

        (E)....On each  distribution date prior to the Cross-Over Date but after the reduction of the  aggregate  Current  Principal  Amount  of the Group I,  Group II or Group  III  Senior
Certificates  to zero, the remaining  Certificate  Group or Groups will be entitled to receive in reduction of their Current  Principal  Amounts,  pro rata based upon the Current  Principal
Amount  of the  Senior  Certificates  in each  Certificate  Group  immediately  prior  to such distribution date, in addition to any Principal  Prepayments  related to such remaining Senior
Certificates'  respective  Loan  Group  allocated  to such  Senior  Certificates,  100% of the
Principal  Prepayments on any mortgage loan in the Loan Group or Groups  relating to the fully paid  Certificate  Group or Groups.  Such amounts  allocated to Senior  Certificates  shall be treated as part of the Available  Funds for the related Loan Group and  distributed as part of the related  Senior  Optimal  Principal  Amount in  accordance  with  clause  third in each of paragraphs  (A) through (C) above,  in reduction  of the Current  Principal  Amounts  thereof.
Notwithstanding the foregoing,  if (i) the weighted average of the Subordinate  Percentages on such  distribution  date  equals or  exceeds  two times the  initial  weighted  average of the
Subordinate  Percentages and (ii) the aggregate  Scheduled  Principal  Balance of the mortgage loans in all Loan  Groups  delinquent  60 days or more  (including  for this  purpose any such mortgage loans in foreclosure  and mortgage loans with respect to which the related  mortgaged property has been acquired by the Trust),  averaged over the last six months,  as a percentage of the sum of the aggregate  Current  Principal  Amount of the Subordinate  Certificates  does not exceed  100%,  then the  additional  allocation  of  Principal  Prepayments  to the Senior
Certificates  in  accordance  with  this  paragraph  (E)  will  not be  made  and  100% of the
Principal  Prepayments  on any  mortgage  loan in the Loan  Group  relating  to the fully paid
Certificate Group will be allocated to the Subordinate Certificates.

        (F)....If on any distribution  date on which the aggregate Current Principal Amount of the Senior  Certificates in a Certificate Group would be greater than the aggregate  Scheduled
Principal  Balance  of the  mortgage  loans in its  related  Loan  Group  and any  Subordinate
Certificates are still  outstanding,  in each case, after giving effect to distributions to be made on such  distribution  date, (i) 100% of amounts  otherwise  allocable to the Subordinate
Certificates  in respect of  principal  will be  distributed  to such Senior  Certificates  in reduction of the Current  Principal  Amounts thereof,  until the aggregate  Current  Principal
Amount of such Senior  Certificates is equal to the aggregate  Scheduled  Principal Balance of the  mortgage  loans in its related  Loan Group,  and (ii) the  Accrued  Certificate  Interest
otherwise  allocable  to the  Subordinate  Certificates  on  such  distribution  date  will be reduced  and  distributed  to such  Senior  Certificates,  to the extent of any amount due and unpaid on such Senior  Certificates,  in an amount equal to the Accrued  Certificate  Interest for such  distribution  date on the excess of (x) the aggregate  Current  Principal  Amount of such Senior  Certificates over (y) the aggregate  Scheduled  Principal Balance of the mortgage loans in the related Loan Group.  Any such  reduction in the Accrued  Certificate  Interest on the  Subordinate  Certificates  will be allocated first to the Class B Certificates in reverse
order  of  their   respective   numerical   designations,   commencing   with  the  Class  B-6
Certificates,  and  then  to  the  Class  M  Certificates.  If  there  exists  more  than  one undercollateralized  Certificate Group on a distribution date,  amounts  distributable to such undercollateralized Certificate

Groups  pursuant  to  this  paragraph  will  be  allocated  between  such  undercollateralized
Certificate  Groups,  pro rata,  based upon the  amount by which  their  respective  aggregate
Current  Principal  Amounts exceed the aggregate  Scheduled  Principal Balance of the mortgage loans in their respective Loan Groups.

        (G)....If, after  distributions have been made pursuant to priorities first and second of paragraphs (A) through (C) above on any  distribution  date, the remaining  Available Funds for any Loan Group is less than the Senior Optimal  Principal  Amount for that Loan Group, the
Senior Optimal  Principal Amount for that Loan Group shall be reduced by that amount,  and the remaining  Available  Funds  for that Loan  Group  will be  distributed  as  principal to  the related class of  Senior Certificates.

        Payments made on a class of Certificates  with Available Funds from another Loan Group
are  a  type  of  credit   enhancement,   which   has  the   effect   of   providing   limited
cross-collateralization among the Loan Groups.

        On each  distribution  date, any Available  Funds  remaining after payment of interest and principal to the classes of Certificates  entitled  thereto,  as described above,  will be distributed to the Class R  Certificates;  provided,  that if on any  distribution  date there are any Available  Funds for any Loan Group  remaining after payment of interest and principal to the Certificates  entitled  thereto,  such amounts will be distributed to the other classes of Senior  Certificates,  pro rata, based upon their  respective  Current  Principal  Amounts, until all  amounts due to all classes of Senior  Certificates  have been paid in full,  before any remaining  Available  Funds are distributed in accordance with this paragraph to the Class
R Certificates.  It is not anticipated  that there will be any significant  amounts  remaining for such distribution.

        In addition,  on the August 25, 2004 distribution  date, the Class R Certificates will be paid $100 from  funds  deposited  into the  Distribution  Account by the  Depositor  on the
Closing  Date to be  applied  in  reduction  of the  Current  Principal  Amount of the Class R
Certificates.   See  "Pooling  and  Servicing  Agreement-The  Distribution  Account"  in  this prospectus supplement.

Interest Distributions

        Holders of each class of Senior  Certificates  will be  entitled  to receive  interest distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the  Available  Funds for the related Loan Group for that distribution  date,  after  reimbursement  for certain advances to the Master Servicer and the
Servicers.

        Holders  of  the  Subordinate  Certificates  will  be  entitled  to  receive  interest distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each distribution  date,  to the extent of the  Available  Funds  remaining  for all Loan Groups on that  distribution  date after  distributions  of interest and principal to the Group I, Group
II and Group III  Senior  Certificates,  reimbursements  for  certain  advances  to the Master
Servicer  and the  Servicers  and  distributions  of interest  and  principal  to any class of
Subordinate Certificates having a higher payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate
Interest  on each class of  certificates  is subject to  reduction  in the event of  specified interest shortfalls allocable thereto.

        When a Principal  Prepayment  in full is made on a mortgage  loan,  the  mortgagor  is charged  interest  only for the period from the Due Date of the preceding  monthly  payment up to the  date  of the  Principal  Prepayment,  instead  of for a  full  month.  When a  partial
Principal  Prepayment is made on a mortgage  loan,  the  mortgagor is not charged  interest on the  amount  of the  prepayment  for the  month  in which  the  prepayment  is made.  Interest shortfalls  resulting from Principal  Prepayments in full or in part are referred to herein as
"Prepayment Interest Shortfalls".

        Any Prepayment Interest  Shortfalls  resulting from prepayments in full or prepayments in  part  made  during  the  preceding  calendar  month  that  are  being  distributed  to the certificateholders  on that distribution  date will be offset by the related Servicer,  except in the case of prepayments  in part on mortgage  loans serviced by Bank of America,  N.A., but only to the extent that those  Prepayment  Interest  Shortfalls do not exceed the aggregate of the  Servicing  Fees on the  mortgage  loans  serviced  by such  Servicer  for the  applicable distribution  date. Any Prepayment  Interest  Shortfalls  required to be funded but not funded by the  related  Servicer  are  required  to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate  Master  Servicer  compensation  for the
applicable   distribution   date.  No  assurance  can  be  given  that  the  Master  Servicing compensation  available to cover Prepayment Interest  Shortfalls will be sufficient  therefor.
Any  Prepayment  Interest  Shortfalls  which are not  covered by the  related  Servicer or the
Master  Servicer on any  distribution  date will not be reimbursed on any future  distribution date. See "Pooling and Servicing  Agreement-Servicing  and Other  Compensation  and Payment of
Expenses" in this prospectus supplement.

        Accrued  Certificate  Interest  may be further  reduced on each  distribution  date by application  of the Relief Act or similar  state laws.  The Relief Act and similar  state laws limit, in certain  circumstances,  the interest rate required to be paid by a mortgagor in the military  service to 6% per annum.  Neither the related  Servicer nor the Master  Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

        Prepayment Interest  Shortfalls,  to the extent not covered by the related Servicer or the Master  Servicer from  servicing  compensation,  together with interest  shortfalls due to the application of the Relief Act or similar state laws, are  collectively  referred to herein as "Net Interest Shortfalls".

        Realized  Losses on the  mortgage  loans will further  reduce the Accrued  Certificate
Interest payable to the Certificates on a distribution  date;  provided,  however,  that prior to the date on which the aggregate Current  Principal Amounts of the Subordinate  Certificates
have been  reduced  to zero,  the  interest  portion  of  Realized  Losses  will be  allocated sequentially  to the Class B  Certificates,  beginning  with the class of Class B Certificates with the highest  numerical class  designation and then to the Class M Certificates,  and will not reduce the Accrued  Certificate  Interest on the Senior  Certificates.  Once the aggregate
Current  Principal  Amounts  of the  Subordinate  Certificates  have been  reduced to zero the interest  portion of Realized Losses will be allocated to the Senior  Certificates  related to the mortgage loans on which such Realized Losses occurred.

        If on any  distribution  date the Group I,  Group II or Group III  Available  Funds is
less  than  Accrued  Certificate   Interest  on  the  related  Senior  Certificates  for  that distribution  date,  prior to reduction for Net Interest  Shortfalls and the interest  portion of Realized Losses on the related  mortgage  loans,  the shortfall will be allocated among the holders  of the  related  Senior  Certificates  in  proportion  to the  respective  amounts of
Accrued  Certificate  Interest  for that  distribution  date that  would  have been  allocated thereto  in the  absence  of such Net  Interest  Shortfalls  and/or  Realized  Losses for such distribution  date. In addition,  the amount of any such interest  shortfalls  with respect to the  mortgage  loans in the related  Loan Group will  constitute  unpaid  Accrued  Certificate
Interest and will be  distributable  to holders of the related  certificates  entitled to such amounts  on  subsequent  distribution  dates,  to the  extent of the  Available  Funds for the related  Loan Group  remaining  after  current  interest  distributions  as  described in this prospectus  supplement.  Any such  amounts  so carried  forward  will not bear  interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation  of the
Servicers  or  otherwise,  except to the  limited  extent  described  in the fourth  preceding paragraph with respect to Prepayment Interest Shortfalls.

        The  Pass-Through  Rates  applicable  to the  calculation  of the Accrued  Certificate
Interest for the Offered Certificates are as follows:

o       The Class I-A-1 Certificates will bear interest at a variable  pass-through rate equal to the  weighted  average of the Net Rates of the Group I mortgage  loans.  The pass-through  rate  with  respect  to the  first  interest  accrual  period  is expected to be approximately 4.212% per annum.

o       The Class  II-A-1  Certificates  will bear  interest at a variable  pass-through  rate equal to the weighted  average of the Net Rates of the Group II mortgage loans.
               The  pass-through  rate with respect to the first  interest  accrual  period is expected to be approximately 4.948% per annum.

o       The Class  III-A-1  Certificates  will bear interest at a variable  pass-through  rate equal to the  weighted  average  of the Net  Rates of the  Group  III  mortgage loans. The pass-through  rate with respect to the first interest accrual period is expected to be approximately 4.635% per annum.

o       The Class M, Class B-1, Class B-2 and Class B-3  Certificates  will each bear interest at a variable  pass-through rate equal to the weighted average of the Net Rates of the  mortgage  loans in each  Loan  Group,  weighted  in  proportion  to the results of subtracting from the aggregate  Scheduled  Principal Balance of each such Loan Group,  the Current  Principal Amount of the related class or classes of  Senior  Certificates.  The  pass-through  rate  with  respect  to the first interest accrual period is expected to be approximately 4.791% per annum.

o       The Class R Certificates do not have a pass-through rate and will not bear interest.

        As  described  in  this  prospectus  supplement,   the  Accrued  Certificate  Interest
allocable  to each class of  certificates  is based on the  Current  Principal  Amount of that class  of  certificates.  All  distributions  of  interest  will be based  on a  360-day  year consisting of twelve 30-day months.

Principal Distributions on the Senior Certificates

        Distributions  in  reduction  of the  Current  Principal  Amount of the Group I Senior
Certificates  will be made on each  distribution  date  pursuant  to  priority  third above of clause (A) under  "-Distributions  on the  Certificates."  In  accordance  with such  priority third,  the Available Funds for Loan Group I remaining  after the  distribution of interest on the  Group I Senior  Certificates  will be  allocated  to such  Certificates  in an  aggregate amount not to exceed the Senior Optimal  Principal Amount for the Group I Senior  Certificates
for such distribution date.

        Distributions  in  reduction  of the Current  Principal  Amount of the Group II Senior
Certificates  will be made on each  distribution  date  pursuant  to  priority  third above of clause (B) under  "-Distributions  on the  Certificates."  In  accordance  with such  priority third,  the Available Funds for Loan Group II remaining after the  distribution of interest on the Group II Senior  Certificates  will be  allocated  to such  Certificates  in an  aggregate
amount  not  to  exceed  the  Senior  Optimal   Principal  Amount  for  the  Group  II  Senior
Certificates for such distribution date.

        Distributions  in  reduction of the Current  Principal  Amount of the Group III Senior
Certificates  will be made on each  distribution  date  pursuant  to  priority  third above of clause (C) under  "-Distributions  on the  Certificates."  In  accordance  with such  priority third, the Available Funds for Loan

Group III remaining after the  distribution  of interest on the Group III Senior  Certificates will be  allocated  to such  Certificates  in an  aggregate  amount  not to exceed  the Senior
Optimal Principal Amount for the Group III Senior Certificates for such distribution date.

        In addition,  if on any distribution  date the aggregate  Current  Principal Amount of any class or classes of Senior  Certificates  would be greater  than the  aggregate  Scheduled
Principal  Balance  of the  mortgage  loans  in its  related  Loan  Group,  amounts  otherwise allocable to the  Subordinate  Certificates  in respect of principal  will be  distributed  to such class or classes of Senior  Certificates  in reduction of the Current  Principal  Amounts thereof in accordance with paragraph (F) under "-Distributions on the Certificates."

        The  definition  of Senior  Optimal  Principal  Amount  allocates the entire amount of prepayments  and  certain  other  unscheduled  recoveries  of  principal  with  respect to the mortgage  loans in the related Loan Group based on the related Senior  Prepayment  Percentage, rather  than  the  related  Senior  Percentage,  which  is the  allocation  concept  used  for scheduled  payments of principal.  While the related  Senior  Percentage  allocates  scheduled payments of  principal  between  the Senior  Certificates  of a Loan Group and the  percentage interest of such Loan Group  evidenced by the  Subordinate  Certificates  on a pro rata basis, the Senior Prepayment  Percentage allocates 100% of the unscheduled  principal  collections to the Senior  Certificates  of the related  Loan Group on each  distribution  date for the first seven years after the Closing  Date with a reduced but still  disproportionate  percentage  of unscheduled  principal  collections being allocated to the Senior Certificates of a Loan Group over an additional  four year period (subject to certain  subordination  levels being attained and  certain  loss  and  delinquency  test  being  met);  provided,  however,  that  if on any distribution  date the current weighted average of the Subordinate  Percentages is equal to or greater  than two times the  weighted  average  of the  initial  Subordinate  Percentages  and certain  loss  and  delinquency  tests  described  in  the  definition  of  Senior  Prepayment
Percentage  are  met,  the  Subordinate   Certificates  will  receive,  on  or  prior  to  the
distribution  date occurring in July 2007, 50% (and after the  distribution  date occurring in
July 2007,  100%) of the related  Subordinate  Percentage of prepayments on the mortgage loans in the related Loan Group during the related Prepayment  Period;  provided,  further,  that if on any distribution date the Senior  Percentage for the related  Certificate Group exceeds the related  Senior  Percentage  as of the  Cut-off  Date,  then all  prepayments  received on the
Mortgage  Loans in the  related  Loan  Group  during the  related  Prepayment  Period  will be allocated  to  the  Senior  Certificates  in  such  Certificate  Group.  The  disproportionate allocation of  unscheduled  principal  collections  will have the effect of  accelerating  the amortization  of the related Senior  Certificates  while,  in the absence of Realized  Losses, increasing the respective  percentage  interest in the principal balance of the mortgage loans in each Loan Group  evidenced  by the  Subordinate  Certificates.  Increasing  the  respective percentage  interest in a Loan Group of the Subordinate  Certificates  relative to that of the
Senior  Certificates is intended to preserve the  availability of the  subordination  provided by the Subordinate Certificates.

        The  initial  Senior  Percentage  for each  Certificate  Group  will be  approximately
90.00%.  For purposes of all principal  distributions  described above and for calculating the
applicable  Senior  Optimal   Principal  Amount,   Senior  Percentage  and  Senior  Prepayment
Percentage,  the  applicable  Current  Principal  Amount  for any  distribution  date shall be determined  before the  allocation of losses on the mortgage  loans in the mortgage pool to be made on such  distribution  date as described  under  "-Allocation  of Losses;  Subordination"
below.

Principal Distributions on the Subordinate Certificates

        Distributions  in  reduction  of the  Current  Principal  Amounts  of the  Subordinate
Certificates  will be made pursuant to priority (c) of clause (D) above under  "-Distributions on the  Certificates."  In accordance  with such priority,  the Available  Funds for each Loan
Group, if any,  remaining after  distributions of principal and interest on the related Senior
Certificates on such  distribution  date will be allocated to the Subordinate  Certificates in an amount equal to each such class's  Allocable  Share for such  distribution  date,  provided that no  distribution  of principal  will be made on any such class until all classes  ranking prior  thereto  have  received  distributions  of interest and  principal,  and such class has received distributions of interest, on such distribution date.

        All   unscheduled   principal   collections   on  the  mortgage  loans  not  otherwise
distributable  to the Senior  Certificates  will be  allocated  on a pro rata basis  among the class of Subordinate  Certificates  with the highest  payment  priority then  outstanding  and each other class of Subordinate  Certificates  for which certain loss levels  established  for such  class  in  the  Agreement  have  not  been  exceeded.  The  related  loss  level  on any distribution  date would be  satisfied  as to any Class M, Class  B-1,  Class B-2,  Class B-3,
Class B-4, Class B-5 or Class B-6 Certificates,  respectively,  only if the sum of the current percentage  interests in the mortgage  loans  evidenced by such class and each class,  if any, subordinate  thereto  were at least equal to the sum of the initial  percentage  interests  in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

        As  described  above  under  "-Principal  Distributions  on the Senior  Certificates",
unless the amount of  subordination  provided to the Senior  Certificates  by the  Subordinate
Certificates  is twice the amount as of the Cut-off  Date,  and certain  loss and  delinquency tests are  satisfied,  on each  distribution  date  during  the first  seven  years  after the
Closing Date, the entire amount of any  prepayments and certain other  unscheduled  recoveries of  principal  with  respect to the  mortgage  loans in a Loan Group will be  allocated to the
Senior  Certificates in the related  Certificate  Group, with such allocation to be subject to further  reduction  over an  additional  four year period  thereafter,  as  described  in this prospectus supplement.

        The initial Subordinate Percentages for each Loan Group will be approximately 10.00%.

        For purposes of all principal  distributions  described  above and for calculating the applicable  Subordinate  Optimal  Principal  Amount,  Subordinate  Percentage and  Subordinate
Prepayment  Percentage,  the applicable  Current  Principal Amount for any  distribution  date shall be  determined  before the  allocation  of losses on the mortgage  loans in the mortgage pool  to be made  on  such  distribution  date as  described  under  "-Allocation  of  Losses;
Subordination" in this prospectus supplement.

Monthly Advances

        If the  scheduled  payment on a mortgage  loan which was due on a related  Due Date is delinquent  other than as a result of  application of the Relief Act or similar state law, the related  Servicer  will be required to remit to the Master  Servicer on the date  specified in the applicable  Servicing Agreement an amount equal to such delinquency,  net of the Servicing
Fee Rate  except  to the  extent  the  related  Servicer  determines  any such  advance  to be nonrecoverable  from Liquidation  Proceeds,  Insurance Proceeds or from future payments on the mortgage loan for which such advance was made.  Subject to the  foregoing,  such advances will be made by the  Servicers  or  subservicers,  if  applicable,  through  final  disposition  or liquidation  of the  related  mortgaged  property,  or until  such  time as  specified  in the applicable  Servicing  Agreement.  Failure  by the  related  Servicer  to remit  any  required advance,  which failure goes  unremedied  for the number of days  specified in the  applicable
Servicing  Agreement  (or  applicable  subservicing  agreement),  will  constitute an event of default under such Servicing Agreement (or applicable subservicing  agreement).  Such event of default  shall then obligate the Master  Servicer to advance such amounts to the  Distribution
Account to the extent  provided in the Agreement.  Any failure of the Master  Servicer to make such advances would  constitute an Event of Default as discussed under "The  Agreements-Events of Default and Rights Upon Event of Default" in the  prospectus.  The  Trustee,  as  successor
Master  Servicer,  will be required to make an advance  which the Master  Servicer is required to make but fails to do so.

        All Monthly  Advances will be  reimbursable  to the party making such Monthly  Advance from late collections,  Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which the  unreimbursed  Monthly  Advance  was made.  In  addition,  any  Monthly  Advances previously  made in respect of any  mortgage  loan that are  deemed by the  related  Servicer, subservicer or Master Servicer to be nonrecoverable  from related late collections,  Insurance
Proceeds  or  Liquidation  Proceeds  may be  reimbursed  to such party out of any funds in the
Master Servicer Collection Account prior to the distributions on the Certificates.

Reports to Certificateholders

        On each distribution  date, the Securities  Administrator will make available a report setting forth certain  information  with respect to the composition of the payment being made, the Current  Principal Amount of an individual  Certificate  following the payment and certain other  information  relating to the  Certificates  and the mortgage loans (and, at its option, any  additional  files  containing  the same  information  in an  alternative  format),  to be provided  to  each  holder  of  Certificates  and  the  Rating  Agencies  via  the  Securities
Administrator's   internet   website,   which  can  be  obtained  by  calling  the  Securities
Administrator's   customer   service   desk  at  (301)   815-6600   and  shall   initially  be
www.ctslink.com.  Parties  that are unable to use the above  distribution  option are entitled to  have a paper  copy  mailed  to them  via  first  class  mail  by  calling  the  Securities
Administrator's  customer service desk and indicating such. The Securities  Administrator will have  the  right to  change  the way  such  reports  are  distributed  in  order to make  such distribution more convenient  and/or more accessible to the above parties,  and the Securities
Administrator  will provide timely and adequate  notification  to all above parties  regarding any such changes.

        To the extent such reports are timely received from the Securities Administrator,  the
Trustee will also make available each month to  certificateholders  via the Trustee's internet website,  which can be  obtained  by calling  the  Trustee's  customer  service  desk at (877)
722-1095 and shall initially be www.jpmorgan.com/sfr.

Allocation of Losses; Subordination

        The principal  portion of Realized  Losses on the mortgage  loans will be allocated on any distribution date as follows:  first, to the Class B-6 Certificates;  second, to the Class
B-5  Certificates;   third,  to  the  Class  B-4  Certificates;   fourth,  to  the  Class  B-3
Certificates;  fifth, to the Class B-2  Certificates;  sixth,  to the Class B-1  Certificates, and seventh,  to the Class M Certificates,  in each case until the Current Principal Amount of such class has been reduced to zero.  Thereafter,  the principal portion of Realized Losses on the  mortgage  loans in each Loan  Group will be  allocated  on any  distribution  date to the
Senior  Certificates  in the related  Certificate  Group.  Once the Group I, Group II or Group
III Senior  Certificates  have been reduced to zero, the principal  portion of Realized Losses on the  mortgage  loans in the related  Loan Group (if any) will be  allocated  pro rata based upon their respective  Current Principal  Amounts to the remaining Senior  Certificates of the other Certificate Groups, pro rata based upon their respective Current Principal Amounts.

        No reduction of the Current  Principal  Amount on a distribution  date of any class of
(i) Subordinated  Certificates  will be made on any  distribution  date on account of Realized
Losses to the extent that such  allocation  would  result in the  reduction  of the  aggregate
Current  Principal  Amounts of all  Certificates as of such  distribution  date,  after giving effect to all  distributions  and prior  allocations of Realized  Losses on the mortgage loans on such date, to an amount less than the aggregate  Scheduled  Principal Balance of all of the mortgage  loans as of the  first day of the month of such  distribution  date and (ii)  Senior
Certificates  of a  Certificate  Group  shall be made on any  distribution  date on account of
Realized  Losses to the extent  that such  reduction  would have the  effect of  reducing  the aggregate  Current  Principal  Amount of all of the  classes of such  Certificate  Group as of such distribution date to an amount

less than the  Scheduled  Principal  Balances of the mortgage  loans in the related Loan Group as of the related Due Date.  The  limitation  described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

        With  respect  to any  defaulted  mortgage  loan that is  finally  liquidated  through foreclosure sale,  disposition of the related mortgaged  property if acquired on behalf of the certificateholders  by deed-in-lieu of foreclosure or otherwise,  the amount of loss realized, if any,  will equal the  portion of the  unpaid  principal  balance  remaining,  if any,  plus interest  thereon  through the last day of the month in which such  mortgage  loan was finally liquidated,  after  application of all amounts  recovered (net of amounts  reimbursable to the related Servicer or Master Servicer for Monthly Advances,  Servicing Fees,  servicing advances and certain other amounts specified in the applicable  Servicing  Agreement)  towards interest and  principal  owing on the  mortgage  loan.  The amount of such loss  realized on a mortgage loan,  together with the amount of any Bankruptcy  Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

        There are two types of  Bankruptcy  Losses  that can occur with  respect to a mortgage loan.  The first type of  Bankruptcy  Loss,  referred to in this  prospectus  supplement  as a
Deficient  Valuation,  results  if a court,  in  connection  with a personal  bankruptcy  of a mortgagor,  establishes  the value of a  mortgaged  property at an amount less than the unpaid principal  balance of the mortgage loan secured by such  mortgaged  property.  In such a case, the holder of such  mortgage  loan would  become an  unsecured  creditor  to the extent of the difference  between  the unpaid  principal  balance  of such  mortgage  loan and such  reduced unsecured  debt.  The  second  type  of  Bankruptcy  Loss,  referred  to  in  this  prospectus supplement  as a Debt  Service  Reduction,  results  from a court  reducing  the amount of the monthly payment on the related  mortgage loan, in connection  with the personal  bankruptcy of a mortgagor.

        The principal  portion of Debt Service  Reductions  will not be allocated in reduction of the Current  Principal Amount of any class of Certificates.  However,  after the Cross-Over
Date,  the  amounts  distributable  under  clause  (1) of the  definition  of  Senior  Optimal
Principal  Amount for each Loan  Group,  will be  reduced  by the  amount of any Debt  Service
Reductions  applicable  to the mortgage  loans of the related Loan Group.  Regardless  of when they  occur,  Debt  Service  Reductions  may reduce the amount of  Available  Funds for a Loan
Group that would otherwise be available for  distribution on a distribution  date. As a result of the  subordination  of the  Subordinate  Certificates in right of distribution of Available
Funds  to the  Senior  Certificates  of a  Certificate  Group,  any  Debt  Service  Reductions
relating to mortgage  loans in the related Loan Group prior to the  Cross-Over  Date,  will be borne by the  Subordinate  Certificates  (to the extent then  outstanding) in inverse order of priority.

        In order to maximize the likelihood of  distribution in full of interest and principal to the Senior  Certificates,  on each  distribution  date,  holders of Senior  Certificates of each Loan Group have a right to  distributions  of the  Available  Funds of its  related  Loan
Group prior to any distributions being made to the holders of the Subordinate Certificates.

        Any  allocation of a principal  portion of a Realized  Loss to a  Certificate  will be made by reducing  the Current  Principal  Amount  thereof by the amount so allocated as of the distribution  date in the month  following the calendar  month in which such Realized Loss was incurred.

        An  allocation  of a Realized  Loss on a pro rata basis  among two or more  classes of
Certificates  means an allocation to each such class of  Certificates on the basis of its then outstanding  Current  Principal  Amount prior to giving effect to  distributions to be made on such distribution date.

        The  interest  portion of Realized  Losses  will be  allocated  among the  outstanding
Classes of Certificates  offered hereby to the extent  described under  "Distributions  on the
Certificates-Interest" above.

        In the event that the  related  Servicer,  the  Master  Servicer  or any  sub-servicer recovers  any  amount  in  respect  of a  Liquidated  Mortgage  Loan with  respect  to which a
Realized Loss has been incurred after  liquidation  and disposition of such mortgage loan, any such amount,  which is referred to in this  prospectus  supplement  as a Subsequent  Recovery, will be distributed  as part of Available  Funds in accordance  with the priorities  described under "Description of the  Certificates-Distributions  on the Certificates" in this prospectus
supplement.   Additionally,  the  Current  Principal  Amount  of  each  class  of  Subordinate
Certificates  that has been reduced by the  allocation of a Realized Loss to such  Certificate will be increased,  in order of seniority,  by the amount of such Subsequent Recovery, but not in  excess  of the  amount  of any  Realized  Losses  previously  allocated  to such  class of
Certificates   and  not  previously   offset  by  Subsequent   Recoveries.   Holders  of  such
Certificates  will not be  entitled  to any  payment in respect  of  current  interest  on the amount of such increases for an Interest  Accrual Period  preceding the  distribution  date on which such increase occurs.

Restrictions on Transfer of the Residual Certificates

        The Residual  Certificates  may not be purchased  by or  transferred  to a Plan except upon the delivery of a  certification  of facts or an opinion of counsel,  as provided in this
prospectus  supplement.   See  "ERISA  Considerations"  in  this  prospectus  supplement.   In
addition,  the Residual  Certificates  will be subject to  additional  restrictions  described under  "Federal  Income Tax  Consequences-Special  Tax  Considerations  Applicable to Residual
Certificates"  in this prospectus  supplement and "Federal Income Tax  Consequences-REMICS-Tax and  Restrictions on Transfers of REMIC Residual  Certificates to Certain  Organizations"  and
"-Taxation of Owners of REMIC Residual  Certificates-Noneconomic  REMIC Residual Certificates"
in the prospectus.

                                 YIELD ON THE CERTIFICATES

General

        The  yield  to  maturity  on each  class of  Offered  Certificates  will be  primarily affected by the rate and timing of  principal  payments on the  mortgage  loans in the related
Loan Group,  including  prepayments,  the  allocation  of  principal  payments on the mortgage loans  among the  related  classes  of Offered  Certificates,  Realized  Losses  and  interest shortfalls on the mortgage  loans in the related Loan Group,  the  Pass-Through  Rates on such
Certificates,  and the purchase price paid for such Certificates.  In addition,  the effective yield to  holders  of the  Offered  Certificates  of each  class  will be less than the yields otherwise  produced  by their  respective  Pass-Through  Rates  and  purchase  prices  because interest  will not be  distributed  to the  certificateholders  until the 25th day, or if such day is not a business  day, the following  business  day, of the month  following the month in which interest accrues on the related mortgage loans,  without any additional  distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

        The rate of principal  payments on each class of Offered  Certificates,  the aggregate amount of  distributions  on each class of Offered  Certificates  and the yield to maturity of each class of Offered  Certificates  will be  related  to the rate and timing of  payments  of principal on the mortgage loans in the related Loan Group.  The rate of principal  payments on the  mortgage  loans will in turn be affected by the  amortization  schedules  of the mortgage loans and by the rate and timing of Principal  Prepayments  on the mortgage  loans  (including for this purpose  payments  resulting from  refinancings,  liquidations  of the mortgage loans due to defaults,  casualties,  condemnations  and repurchases,  whether optional or required).
The  mortgage  loans  generally  may be prepaid by the  mortgagors  at any time;  however,  as
described  under  "The  Mortgage  Pool"  in  this  prospectus  supplement,   with  respect  to
approximately  16.99%,  10.08%  and  2.09% of the Group I,  Group II and  Group  III  mortgage loans,  respectively,  a prepayment may subject the related mortgagor to a prepayment  charge.
Prepayment  charges may be restricted  under some state laws as described under "Legal Aspects of Mortgage Loans - Enforceability  of Certain  Provisions" in the prospectus.  All prepayment charges will be retained by the related  Servicer as  additional  servicing  compensation  and will not be part of the  Available  Funds  for such  distribution  date.  All of the  mortgage loans contain due-on-sale clauses.

        Principal  Prepayments,  liquidations  and repurchases of the mortgage loans in a Loan
Group will  result in  distributions  in respect of  principal  to the  holders of the related
class  or  classes  of  Offered   Certificates   then  entitled  to  receive  these  principal
distributions  that otherwise  would be distributed  over the remaining  terms of the mortgage loans.  See "Maturity and Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of payments  of  principal  on the  mortgage  loans will depend on future  events and a variety  of  factors  (as  described  more  fully  in this  prospectus  supplement  and in the prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations"),  no
assurance  can be given as to the rate of  Principal  Prepayments.  The  extent  to which  the yield to maturity of any class of Offered  Certificates  may vary from the  anticipated  yield will  depend  upon the degree to which they are  purchased  at a discount  or premium  and the degree  to  which  the  timing  of  payments  on the  Offered  Certificates  is  sensitive  to prepayments  on the mortgage  loans in the related  Loan Group.  Further,  an investor  should consider,  in the case of any Offered  Certificate  purchased  at a discount,  the risk that a slower than  anticipated  rate of Principal  Payments on the mortgage loans could result in an actual yield to an investor that is lower than the  anticipated  yield and, in the case of any
Offered  Certificate  purchased at a premium,  the risk that a faster than anticipated rate of principal  payments  could result in an actual  yield to the  investor  that is lower than the anticipated  yield.  In general,  the earlier a prepayment of principal on the mortgage  loans in the  related  Loan  Group,  the  greater  will be the  effect  on the  investor's  yield to maturity.  As a result,  the effect on an investor's yield of principal  payments occurring at a rate  higher  (or  lower)  than the rate  anticipated  by the  investor  during  the  period immediately  following the issuance of the Offered  Certificates  would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

        It is highly  unlikely that the mortgage  loans will prepay at any constant rate until maturity  or that all of the  mortgage  loans  will  prepay at the same  rate.  Moreover,  the timing of  prepayments  on the  mortgage  loans in a Loan Group may  significantly  affect the actual  yield to maturity on the related  Offered  Certificates,  even if the average  rate of principal payments experienced over time is consistent with an investor's expectation.

        Because  principal  distributions  are paid to some  classes of  Offered  Certificates before other classes,  holders of classes of Offered  Certificates  having a later priority of payment bear a greater risk of losses than holders of classes  having  earlier  priorities for distribution of principal.

        The rate of payments (including  prepayments) on pools of mortgage loans is influenced by a variety of economic,  geographic,  social and other factors. If prevailing mortgage rates fall  significantly  below the mortgage  rates on the mortgage  loans,  the rate of prepayment
(and  refinancing)  would be expected to increase.  Conversely,  if prevailing  mortgage rates rise  significantly  above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage  loans would be expected to  decrease.  Other  factors  affecting  prepayment  of mortgage loans include  changes in mortgagors'  housing  needs,  job transfers,  unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions.  In addition,  the existence of the  applicable  periodic rate cap,  maximum  mortgage rate and minimum  mortgage rate may effect the likelihood of prepayments  resulting  from  refinancings.  There can be no certainty as to the rate of  prepayments  on the mortgage  loans during any period or over the
life  of  the  Certificates.   See  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations" in the prospectus.

        In general,  defaults on mortgage  loans are expected to occur with greater  frequency in their early years.  In addition,  default  rates  generally  are higher for mortgage  loans used to  refinance  an existing  mortgage  loan.  In the event of a  mortgagor's  default on a mortgage  loan,  there  can be no  assurance  that  recourse  beyond  the  specific  mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

        Subject    to   the    circumstances    described    under    "Description    of   the
Certificates-Principal   Distributions   on  the  Senior   Certificates"  in  this  prospectus
supplement,  on each  distribution  date during the first seven years after the Closing  Date, all principal  prepayments  on the mortgage  loans in a Loan Group will generally be allocated to  the  Senior  Certificates  of  the  related  Certificate  Group.  Thereafter,  as  further
described  in  this  prospectus  supplement,   during  some  periods,   subject  to  loss  and
delinquency  criteria described in this prospectus  supplement,  the related Senior Prepayment
Percentage  may  continue to be  disproportionately  large  (relative  to the  related  Senior
Percentage)  and  the  percentage  of  Principal   Prepayments   payable  to  the  Subordinate
Certificates  may continue to be  disproportionately  small. In addition to the foregoing,  if on any  distribution  date, the loss level  established for the Class B-1, Class B-2 and Class
B-3  Certificates,   as  applicable,  is  exceeded  and  that  class  of  Offered  Subordinate
Certificates is then outstanding,  the Class B-1, Class B-2 or Class B-3 Certificates,  as the
case may be,  will  not  receive  distributions  relating  to  principal  prepayments  on that distribution date.

Interest Shortfalls and Realized Losses

        When a principal  prepayment  in full is made on a mortgage  loan,  the  mortgagor  is charged  interest  only for the period from the Due Date of the preceding  monthly  payment up to the  date  of the  Principal  Prepayment,  instead  of for a  full  month.  When a  partial
Principal  Prepayment is made on a mortgage  loan,  the  mortgagor is not charged  interest on the amount of the prepayment  for the month in which the prepayment is made. In addition,  the application  of the  Relief  Act or  similar  state law to any  mortgage  loan will  adversely affect,  for an  indeterminate  period of time, the ability of the related Servicer to collect full  amounts of interest  on the  mortgage  loan.  See "Legal  Aspects of Mortgage  Loans-The
Servicemembers  Civil Relief Act" in the prospectus.  Any interest shortfalls resulting from a
Principal  Prepayment  in full or a partial  Principal  Prepayment  are required to be paid by the related  Servicer,  but only to the extent that such amount does not exceed the  aggregate of the Servicing  Fees on the mortgage  loans  serviced by it for the related Due Period.  Any interest  shortfalls  required  to be  funded  but not  funded  by the  related  Servicer  are required to be paid by the Master  Servicer,  but only to the extent that such amount does not exceed the aggregate  master  servicing  compensation  for the applicable  distribution  date.
Neither the  Servicers  nor the Master  Servicer  are  obligated to fund  interest  shortfalls resulting  from the  application  of the Relief Act or similar  state law.  See  "Pooling  and
Servicing  Agreement-Servicing  and  Other  Compensation  and  Payment  of  Expenses"  in this prospectus  supplement and "Legal Aspects of Mortgage  Loans-The  Servicemembers  Civil Relief
Act" in the  prospectus.  Accordingly,  the  effect of (1) any  Principal  Prepayments  on the mortgage  loans,  to the extent that any resulting  interest  shortfall due to such  Principal
Prepayments  exceeds  any  Compensating  Interest  or (2) any  shortfalls  resulting  from the application  of the Relief Act or similar state law,  will be to reduce the  aggregate  amount of interest  collected that is available for distribution to holders of the Certificates.  Any resulting  shortfalls will be allocated among the  Certificates as provided in this prospectus supplement under "Description of the Certificates-Interest Distributions."

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  Offered
Certificates  will be  affected  by the timing of  mortgagor  defaults  resulting  in Realized
Losses.  The  timing  of  Realized  Losses  on the  mortgage  loans  in a Loan  Group  and the allocation  of Realized  Losses to the Offered  Certificates  could  significantly  affect the yield to an investor in the related  Offered  Certificates.  In addition,  Realized  Losses on the  mortgage  loans may affect the market  value of the Offered  Certificates,  even if these losses are not allocated to the Offered Certificates.

        If the  Current  Principal  Amounts  of  the  Class  B-6,  Class  B-5  and  Class  B-4
Certificates  have  been  reduced  to zero,  the yield to  maturity  on the  related  class of
Offered  Subordinate  Certificates  then  outstanding with the lowest payment priority will be extremely  sensitive  to losses on the mortgage  loans and the timing of those losses  because the entire  amount of losses  that are  covered by  subordination  will be  allocated  to that class of Offered Subordinate Certificates.

        As  described   under   "Description   of  the   Certificates-Allocation   of  Losses;
Subordination",  amounts  otherwise  distributable to holders of the Subordinate  Certificates
may  be  made   available  to  protect  the  holders  of  the  Senior   Certificates   against
interruptions in distributions  due to mortgagor  delinquencies,  to the extent not covered by
Monthly  Advances,  and  amounts  otherwise   distributable  to  holders  of  the  Subordinate
Certificates  with a  lower  priority  may  be  made  available  to  protect  the  holders  of
Subordinate  Certificates  with a higher  priority  against  interruptions  in  distributions.
Delinquencies  on the  mortgage  loans may affect the yield to  investors  on the  Subordinate
Certificates,  and,  even if  subsequently  cured,  will  affect the timing of the  receipt of distributions  by the holders of the  Subordinate  Certificates.  In  addition,  a larger than expected  rate of  delinquencies  or losses on the  mortgage  loans  will  affect  the rate of principal  payments  on each class of  Subordinate  Certificates  if it delays  the  scheduled reduction of the Senior Prepayment  Percentage,  triggers an increase of the Senior Prepayment
Percentage  to 100% or triggers a lockout of one or more classes of  Subordinate  Certificates from  distributions of portions of the Subordinate  Optimal Principal Amount. See "Description
of the  Certificates-Principal  Distributions  on the  Senior  Certificates"  and  "-Principal
Distributions on the Subordinate Certificates" in this prospectus supplement.

Pass-Through Rates

        The  yields  to  maturity  on  the  Offered  Certificates  (other  than  the  Class  R
Certificates)  will be affected by their  Pass-Through  Rates. The  Pass-Through  Rates on the
Offered  Certificates  will be  sensitive  to the  adjustable  mortgage  rates on the  related mortgage  loans.  As a result,  these  Pass-Through  Rates will be sensitive to the indices on the related  mortgage  loans,  any periodic caps,  maximum and minimum rates,  and the related gross margins.

Assumed Final Distribution Date

        The assumed final  distribution date for distributions on the Offered  Certificates is
August 25, 2034. The assumed final  distribution  date in each case is the  distribution  date in the  month  following  the  month  of the  latest  scheduled  maturity  date  of any of the mortgage  loans.  Since  the rate of  payment  (including  prepayments)  of  principal  on the mortgage  loans can be expected to exceed the  scheduled  rate of  payments,  and could exceed the scheduled rate by a substantial  amount,  the  disposition of the last remaining  mortgage loan may be earlier, and could be substantially  earlier,  than the assumed final distribution date.  In  addition,  the  Depositor or its designee  may, at its option,  repurchase  all the mortgage  loans  from the  trust on or after  any  distribution  date on which  the  aggregate unpaid  principal  balances  of the  mortgage  loans  are less  than 10% of the  Cut-off  Date
Scheduled   Principal   Balance  of  the  mortgage  loans.  See  "The  Pooling  and  Servicing
Agreement-Termination"  herein and "The  Agreements-Termination;  Retirement of Securities" in
the prospectus.

Weighted Average Life

        Weighted  average  life refers to the amount of time that will elapse from the date of issuance of a security  until each dollar of principal  of the security  will be repaid to the investor.  The weighted  average life of a Certificate  is determined by (a)  multiplying  the amount of the reduction,  if any, of the Current  Principal  Amount of such Certificate by the number of years from the date of issuance  of such  Certificate  to the  related  distribution date,  (b)  adding  the  results  and (c)  dividing  the sum by the  aggregate  amount  of the reductions  in the Current  Principal  Amount of such  Certificate  referred to in clause (a).
The weighted  average life of the Offered  Certificates  of each class will be  influenced  by the rate at which  principal  on the  mortgage  loans  is  paid,  which  may be in the form of scheduled  payments or  prepayments  (including  prepayments  of principal by the mortgagor as well as amounts received by virtue of  condemnation,  insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

        Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model.  The  prepayment  model  used in this  prospectus  supplement  with  respect  to the mortgage  loans,  assumes a constant rate of prepayment  each month,  or CPR,  relative to the then outstanding  principal  balance of a pool of mortgage loans similar to the mortgage loans in each  Loan  Group.  To  assume a 25% CPR or any  other  CPR is to  assume  that the  stated
percentage of the outstanding  principal  balance of the related mortgage pool is prepaid over the course of a year. No  representation  is made that the mortgage loans will prepay at these or any other rates.

        The  Certificates  were  structured  assuming,  among other things,  a 25% CPR for the
Certificates.  The  prepayment  assumption to be used for pricing  purposes for the respective
Classes may vary as  determined at the time of sale.  The actual rate of  prepayment  may vary considerably from the rate used for any prepayment assumption.

        The tables  following  the next  paragraph  indicate  the  percentages  of the initial principal  amount of the indicated  classes of Offered  Certificates  (other than the Residual
Certificates)  that would be outstanding after each of the dates shown at various  percentages of the CPR and the  corresponding  weighted  average  life of the  indicated  class of Offered
Certificates. The table is based on the following modeling assumptions:

        (1)    the mortgage pool consists of 26 mortgage  loans with the  characteristics  set forth in the table below,

        (2)    the mortgage loans prepay at the specified percentages of the CPR,

        (3)    no defaults or  delinquencies  occur in the payment by  mortgagors of principal and interest on the mortgage loans,

        (4)    scheduled  payments on the mortgage  loans are received,  in cash, on the first day of each month,  commencing  in August  2004,  and are computed  prior to giving  effect to prepayments received on the last day of the prior month,

        (5)    prepayments   are  allocated  as  described   herein   assuming  the  loss  and
delinquency tests are satisfied,

        (6)    there are no interest  shortfalls  caused by (a) the  application of the Relief
Act or similar state law or (b)  prepayments on the mortgage  loans,  which in the case of (b)
have not been covered by  Compensating  Interest,  and  prepayments  represent  prepayments in full of individual  mortgage loans and are received on the last day of each month,  commencing in July 2004,

        (7)    scheduled  Monthly Payments of principal and interest on the mortgage loans are calculated on their  respective  principal  balances  (prior to giving  effect to  prepayments received thereon during the preceding  calendar  month),  mortgage rate and remaining terms to stated  maturity such that the mortgage loans will fully  amortize by their stated  maturities
(after taking into account any interest only period),

        (8)    the levels of Six-Month  LIBOR,  One-Year  LIBOR and One-Year  Treasury  remain constant at 1.84125%, 2.26% and 2.53796%, respectively,

        (9)    the  mortgage  rate on each  mortgage  loan will be adjusted  on each  interest adjustment  date (as  necessary)  to a rate equal to the  applicable  Index (as described in 8 above),  plus the  applicable  gross  margin,  subject to  maximum  lifetime  mortgage  rates, minimum lifetime mortgage rates and periodic caps (as applicable),

        (10)   scheduled  Monthly  Payments of principal  and interest on each  mortgage  loan will be  adjusted  in the  month  immediately  following  each  interest  adjustment  date (as necessary)  for such  mortgage  loan to equal the fully  amortizing  payment  described in (7)
above,

        (11)   the initial  principal amounts of the Certificates are as set forth on page S-2 hereof and under "Summary of Terms-Description of the Certificates,"

        (12)   distributions  in respect of the Offered  Certificates  are received in cash on the 25th day of each month, commencing in August 2004,

        (13)   the Offered Certificates are purchased on July 26, 2004,

        (14)   the Servicing Fee remains constant, and

        (15)   neither the Depositor nor its designee  exercises the option to repurchase  the mortgage loans described under the caption "The Pooling and Servicing Agreement-Termination."

                                  MORTGAGE LOAN ASSUMPTIONS

                                                                Original  Remaining
                      Current       Current      Current Net    Term to   Term to
   Loan              Balances      Mortgage      Mortgage      Maturity    Maturity      Gross Margin
  Number    Group       ($)         Rate (%)      Rate (%)    (in months)  (in months)       (%)
    1         I    51,319,196.23  3.9269466931  3.6759201330      360         357      2.7458937594
    2         I    13,106,352.57  4.0687769887  3.7652278917      360         357      2.2442937376
    3         I    15,137,623.31  4.6653689073  4.2903689073      360         358      2.2561766631
    4         I      409,400.00   4.1363580850  3.7613580850      360         357      2.2500000000
    5         I    17,553,881.05  5.4572450789  5.0822450789      360         358      2.4693754769
    6         I    33,164,412.75  5.2252342084  4.8502342084      360         359      2.2500000000
    7         I    20,403,132.74  4.7436339521  4.3686339521      360         358      2.2636897183
    8         I      415,950.00   4.7119996394  4.3369996394      360         359      2.2500000000
    9         I    14,979,721.04  4.1011318081  3.7261318081      360         357      2.7500000000
    10       II    142,324,070.50 4.5204227647  4.2704227647      360         357      2.7497011201
    11       II    89,343,694.28  5.1253028005  4.7948006122      360         357      2.2522116844
    12       II    81,964,134.70  5.2527421326  4.8777421326      360         358      2.2491947698
    13       II    126,289,130.11 5.5373202234  5.1517923033      360         358      2.2708051122
    14       II    51,479,743.15  5.9332634860  5.5592956956      360         359      2.3970137154
    15       II    91,770,040.20  5.8867756378  5.5117756378      360         359      2.2500000000
    16       II    92,531,236.62  5.6316242945  5.2942187506      360         358      2.2751454766
    17       II    39,322,299.46  4.6889342203  4.3139342203      360         357      2.7500000000
    18       III   83,380,681.31  4.8089532306  4.5585123737      360         357      2.7517634275
    19       III   1,395,745.96   5.5856407897  5.2106407897      360         358      2.2451458108
    20       III   3,579,079.05   5.2808249000  4.9058249000      360         357      2.2259016220
    21       III     300,000.00   4.8750000000  4.5000000000      360         357      1.8750000000
    22       III   1,503,827.55   5.3594779360  4.9973638957      360         358      2.2727793356
    23       III   757,459.00     5.6804688439  5.3054688439      360         358      2.2500000000
    24       III     308,805.21   4.6250000000  4.2500000000      360         358      2.2500000000
    25       III   4,137,995.79   5.0471808424  4.6892057803      360         358      2.3133883205
    26       III   9,964,859.66   5.3555384156  4.9805384156      360         358      2.7500000000

                            MORTGAGE LOAN ASSUMPTIONS (continued)

                                                           Number
                                                           of          Rate/
            Initial                           Minimum      Months      Payment
            Periodic Subsequent   Maximum      Lifetime      Until     Adjustment Remaining
            Rate     Periodic    Lifetime        First       Frequency  Interest
 Loan        Cap      Rate        Mortgage     Mortgage     Rate        (in        Only
 Number      (%)     Cap (%)     Rate (%)       Rate (%)    Adjustment  months)      Months      Index
    1       2.00000   2.00205   9.9269466931  2.7458937594     33         12         N/A      1 Yr. TRES
    2       2.38003   2.00000   9.6887482825  2.2442937376     33         12         N/A     1 Yr. LIBOR
    3       2.97482   2.02146   9.6523681544  2.2561766631     34         12         118     1 Yr. LIBOR
    4       3.00000   2.00000   9.1363580850  2.2500000000     33         12         33      1 Yr. LIBOR
    5       3.07246   1.02415   10.6081710094 2.4693754769     34          6         N/A     6 Mo. LIBOR
    6       3.52486   1.17667   10.4070921274 2.2500000000     35          6         119     6 Mo. LIBOR
    7       2.86661   1.00000   9.9146625776  2.2636897183     34          6         34      6 Mo. LIBOR
    8       3.00000   1.00000   9.7119996394  2.2500000000     35          6         59      6 Mo. LIBOR
    9       No Cap    No Cap    13.0000000000 2.7500000000     33          6         33      6 Mo. LIBOR
    10      5.00000   2.00000   9.5204227647  2.7497011201     57         12         N/A      1 Yr. TRES
    11      4.97891   1.99876   10.1280004682 2.2522116844     57         12         N/A     1 Yr. LIBOR
    12      4.98356   2.00000   10.2584308967 2.2491947698     58         12         118     1 Yr. LIBOR
    13      4.98132   1.99970   10.5435460166 2.2708051122     58         12         58      1 Yr. LIBOR
    14      5.02102   1.02196   10.9577728101 2.3970137154     59          6         N/A     6 Mo. LIBOR
    15      5.22304   1.22799   11.1130811900 2.2500000000     59          6         119     6 Mo. LIBOR
    16      4.99558   1.00000   10.6361710834 2.2751454766     58          6         58      6 Mo. LIBOR
    17      No Cap    No Cap    12.9865688170 2.7500000000     57          6         57      6 Mo. LIBOR
    18      5.00000   2.00000   9.8089532306  2.7517634275     81         12         N/A      1 Yr. TRES
    19      5.00000   2.00000   10.5856407897 2.2451458108     82         12         N/A     1 Yr. LIBOR
    20      5.00000   2.15981   10.2808249000 2.2259016220     81         12         117     1 Yr. LIBOR
    21      5.00000   2.00000   9.8750000000  1.8750000000     81         12         81      1 Yr. LIBOR
    22      4.27376   1.00000   10.7225985744 2.2727793356     82          6         N/A     6 Mo. LIBOR
    23      5.30483   1.30483   10.9853038250 2.2500000000     82          6         118     6 Mo. LIBOR
    24      5.00000   2.00000   10.6250000000 2.2500000000     82          6         58      6 Mo. LIBOR
    25      4.60647   1.00000   10.2439480243 2.3133883205     82          6         82      6 Mo. LIBOR
    26      No Cap    No Cap    13.0000000000 2.7500000000     82          6         82      6 Mo. LIBOR

----------------------------------------------------------------------------------------------

There will be discrepancies  between the  characteristics of the actual mortgage loans and the characteristics  assumed in preparing  the table  below.  Any  discrepancy  may have an effect upon the percentages of the initial  principal  amounts  outstanding (and the weighted average lives) of the classes of Offered  Certificates  set forth in the table.  In  addition,  to the extent that the actual  mortgage  loans  included in the  mortgage  pool have  characteristics that  differ  from  those  assumed  in  preparing  the table  below,  the  classes  of Offered
Certificates  set forth below may mature  earlier or later than  indicated by the table below.
Based on the foregoing  assumptions,  the table below  indicates the weighted  average life of each class of Offered  Certificates (other than the Residual  Certificates) and sets forth the percentage  of the  initial  principal  amounts of each such  class that would be  outstanding after each of the distribution  dates shown, at specified  percentages of the CPR. Neither the prepayment  model  used in this  prospectus  supplement  nor any  other  prepayment  model  or assumption  purports to be a historical  description of prepayment  experience or a prediction of the anticipated  rate of prepayment of any pool of mortgage  loans,  including the mortgage loans included in the trust fund.  Variations in the prepayment  experience and the balance of the  mortgage  loans that  prepay may  increase  or decrease  the  percentages  of the initial principal  balances (and weighted average lives) shown in the following table.  Variations may occur even if the average  prepayment  experience  of all of the mortgage  loans equals any of the  specified  percentages  of the CPR. The timing of changes in the rate of  prepayment  may significantly  affect the actual yield to maturity to  investors,  even if the average rate of
Principal Prepayments is consistent with the expectations of investors.

                    Percent of Initial Principal Amount Outstanding at the
                                   Following CPR Percentage

                       Class I-A-1 Certificates               Class II-A-1 Certificates
                    0%     15%    25%    40%    50%      0%     15%    25%     40%     50%
 Distribution Date
 Initial
 Percentage......  100     100    100    100    100       100    100    100     100     100
 July  2005......   99     88      72     55     44       99      88     72     55       44
 July 2006.......   98     78      51     30     20       99      78     51     30       20
 July 2007.......   97     68      36     16     8        98      69     36     16       8
 July 2008.......   96     59      26     10     4        97      60     27     10       4
 July 2009.......   95     52      20     6      2        97      53     20      6       2
 July 2010.......   93     45      14     3      1        95      46     15      3       1
 July 2011.......   92     39      11     2      *        93      40     11      2       *
 July 2012.......   90     34      8      1      *        92      35     8       1       *
 July 2013.......   89     30      6      1      *        90      31     6       1       *
 July 2014.......   87     27      4      *      *        88      27     4       *       *
 July 2015.......   84     23      3      *      *        85      24     3       *       *
 July 2016.......   81     20      2      *      *        82      21     2       *       *
 July 2017.......   78     18      2      *      *        79      18     2       *       *
 July 2018.......   75     15      1      *      *        76      15     1       *       *
 July 2019.......   72     13      1      *      *        72      13     1       *       *
 July 2020.......   68     11      1      *      *        69      11     1       *       *
 July 2021.......   64     10      *      *      *        65      10     *       *       *
 July 2022.......   61      8      *      *      *        61      8      *       *       *
 July 2023.......   57      7      *      *      *        57      7      *       *       *
 July 2024.......   53      6      *      *      *        53      6      *       *       *
 July 2025.......   48      5      *      *      *        49      5      *       *       *
 July 2026.......   44      4      *      *      *        44      4      *       *       *
 July 2027.......   39      3      *      *      *        39      3      *       *       *
 July 2028.......   34      2      *      *      *        34      2      *       *       *
 July 2029.......   29      2      *      *      *        29      2      *       *       *
 July 2030.......   23      1      *      *      *        24      1      *       *       *
 July 2031.......   18      1      *      *      *        18      1      *       *       *
 July 2032.......   12      1      *      *      *        12      1      *       *       *
 July 2033.......   5       *      *      *      0         5      *      *       *       *
 July 2034.......   0       0      0      0      0         0      0      0       0       0
 Weighted Average
 Life to Maturity
 (years)**        19.33   7.23    3.09   1.74   1.27     19.55   7.30   3.11   1.74     1.28

(*)     Indicates a number that is greater than zero but less than 0.5%.

(**)    The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction,  if any,  of the Current  Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution date, (ii) adding the results,  and (iii)  dividing the sum by the  aggregate of the net  reductions  of the
        Current Principal Amount described in (i) above.

                    Percent of Initial Principal Amount Outstanding at the
                                   Following CPR Percentage

                      Class III-A-1 Certificates         Class M, Class B-1, Class B-2 and
                                                               Class B-3 Certificates
                    0%     15%    25%    40%    50%       0%     15%    25%     40%    50%
 Distribution Date
 Initial
 Percentage......  100     100    100    100    100       100    100    100     100    100
 July 2005.......   99     88      71     55     44       99      99     99     99      99
 July 2006.......   97     77      50     30     19       99      99     99     85      70
 July 2007.......   96     67      35     16     8        98      98     90     66      49
 July 2008.......   95     58      26     9      4        97      97     67     39      24
 July 2009.......   93     51      19     6      2        96      96     50     23      12
 July 2010.......   91     44      14     3      1        94      94     37     14      6
 July 2011.......   90     38      10     2      *        93      89     27      8      3
 July 2012.......   88     34      8      1      *        91      78     20      5      1
 July 2013.......   85     29      6      1      *        89      69     15      3      1
 July 2014.......   83     26      4      *      *        87      61     11      2      *
 July 2015.......   81     23      3      *      *        84      53     8       1      *
 July 2016.......   78     20      2      *      *        81      46     6       1      *
 July 2017.......   75     17      2      *      *        78      40     4       *      *
 July 2018.......   72     15      1      *      *        75      34     3       *      *
 July 2019.......   69     13      1      *      *        72      30     2       *      *
 July 2020.......   66     11      1      *      *        68      25     1       *      *
 July 2021.......   63      9      *      *      *        65      22     1       *      *
 July 2022.......   59      8      *      *      *        61      18     1       *      *
 July 2023.......   55      7      *      *      *        57      15     1       *      *
 July 2024.......   51      6      *      *      *        53      13     *       *      *
 July 2025.......   47      5      *      *      *        48      11     *       *      *
 July 2026.......   43      4      *      *      *        44      9      *       *      *
 July 2027.......   38      3      *      *      *        39      7      *       *      *
 July 2028.......   33      2      *      *      *        34      5      *       *      *
 July 2029.......   28      2      *      *      *        29      4      *       *      *
 July 2030.......   23      1      *      *      *        23      3      *       *      *
 July 2031.......   17      1      *      *      *        18      2      *       *      *
 July 2032.......   11      1      *      *      *        12      1      *       *      *
 July 2033.......   5       *      *      *      0         5      1      *       *      0
 July 2034.......   0       0      0      0      0         0      0      0       0      0
 Weighted Average
 Life to Maturity
   (years)**      18.87   7.09    3.05   1.72   1.27     19.44  12.73   5.94   3.98    3.17

(*)     Indicates a number that is greater than zero but less than 0.5%.

(**)    The weighted  average life of a certificate is determined by (i)  multiplying  the net reduction,  if any,  of the Current  Principal  Amount by the number of years from the date of issuance of the certificate to the related  distribution date, (ii) adding the results,  and (iii)  dividing the sum by the  aggregate of the net  reductions  of the
        Current Principal Amount described in (i) above.

Yield Sensitivity Of The Subordinate Certificates

        If the Current  Principal  Amounts of the Class B-6,  Class B-5, Class B-4, Class B-3,
Class B-2 and Class B-1  Certificates  have been reduced to zero, the yield to maturity on the
Class M  Certificates  will become  extremely  sensitive to losses on the mortgage  loans (and the timing  thereof)  that are covered by  subordination,  because the entire amount of losses on the  mortgage  loans  will  be  allocated  to the  Class  M  Certificates.  If the  Current
Principal  Amounts  of the  Class  B-6,  Class  B-5,  Class  B-4,  Class  B-3  and  Class  B-2
Certificates  have been reduced to zero,  the yield to maturity on the Class B-1  Certificates will become  extremely  sensitive  to losses on the  mortgage  loans (and the timing  thereof)
that are covered by  subordination,  because the entire amount of losses on the mortgage loans will be  allocated  to the Class B-1  Certificates.  If the Current  Principal  Amounts of the
Class B-6,  Class B-5,  Class B-4 and Class B-3  Certificates  have been reduced to zero,  the yield to maturity on the Class B-2 Certificates  will become extremely  sensitive to losses on the mortgage  loans (and the timing  thereof) that are covered by  subordination,  because the entire  amount  of  losses  on  the  mortgage  loans  will  be  allocated  to  the  Class  B-2
Certificates.  If the  Current  Principal  Amounts of the Class  B-6,  Class B-5 and Class B-4
Certificates  have been reduced to zero,  the yield to maturity on the Class B-3  Certificates will become  extremely  sensitive  to losses on the  mortgage  loans (and the timing  thereof)
that are covered by  subordination,  because the entire amount of losses on the mortgage loans will be  allocated  to the Class B-3  Certificates.  The  initial  undivided  interest  in the mortgage  loans  evidenced by the Class M, Class B-1,  Class B-2,  Class B-3, Class B-4, Class
B-5 and Class B-6  Certificates,  in the  aggregate,  is  approximately  10.00%.  The  initial undivided  interest in the mortgage loans  evidenced by the Class B-4, Class B-5 and Class B-6
Certificates,  in  the  aggregate,  is  approximately  1.70%.  Investors  in  the  Subordinate
Certificates  should fully consider the risk that Realized  Losses on the mortgage loans could result in the failure of these  investors to fully recover their  investments.  For additional
considerations   relating  to  the  yield  on  the   Subordinate   Certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

Additional Yield Considerations Applicable Solely To The Residual Certificates

        The  certificateholders'  after-tax rate of return on their Residual Certificates will reflect  their pre-tax rate of return,  reduced by the taxes  required to be paid with respect to the  Residual  Certificates.  Holders of Residual  Certificates  will have tax  liabilities with respect to their  Residual  Certificates  during the early years of the REMICs' term that substantially  exceed any  distributions  payable  thereon during or prior to any such period.
In  addition,  holders of Residual  Certificates  will have tax  liabilities  with  respect to their  Residual  Certificates,  the present value of which  substantially  exceeds the present value of  distributions  payable  thereon and of any tax benefits  that may arise with respect thereto.  Accordingly,  the  after-tax  rate of return  on the  Residual  Certificates  may be negative  or may  otherwise  be  significantly  adversely  affected.  The timing and amount of taxable income  attributable to the Residual  Certificates will depend on, among other things, the timing and amounts of  prepayments  and losses  experienced  with  respect to the mortgage pool.

        Holders of  Residual  Certificates  should  consult  their own tax  advisors as to the effect of taxes and the receipt of any payments made to these  holders in connection  with the transfer  of  the  Residual  Certificates  on  after-tax  rates  of  return  on  the  Residual
Certificates.  See "Federal Income Tax Consequences" in this prospectus  supplement and in the prospectus.

                                       POOLING AND SERVICING AGREEMENT

        General

        The  Certificates  will be issued pursuant to the Agreement,  a form of which is filed as an exhibit to the  registration  statement.  A current  report on Form 8-K  relating to the
Certificates  containing a copy of the  Agreement as executed  will be filed by the  Depositor with the Securities  and Exchange  Commission  within fifteen days of the initial  issuance of the  Certificates.  The trust fund created under the Agreement  will consist of (1) all of the
Depositor's  right,  title and interest in and to the  mortgage  loans,  the related  mortgage notes,  mortgages and other related  documents,  including all interest and principal due with respect  to the  mortgage  loans  after the  Cut-off  Date,  but  excluding  any  payments  of principal  or  interest  due on or prior to the Cut-off  Date,  (2) any  mortgaged  properties acquired on behalf of  certificateholders  by foreclosure  or by deed in lieu of  foreclosure, and any  revenues  received  thereon,  (3) the  rights  of the  Trustee  under  all  insurance policies  required  to be  maintained  pursuant  to  the  Agreement,  (4)  the  rights  of the
Depositor  under the Mortgage  Loan Purchase  Agreement  between the Depositor and the Seller,
(5)  such  assets  relating  to the  mortgage  loans  as from  time to time may be held in the
Protected Accounts,  the Master Servicer Collection Account and the Distribution  Account, (6)
the rights with respect to the  Servicing  Agreement,  to the extent  assigned to the Trustee,
(7) the $100 deposit made by the Depositor into the  Distribution  Account on the Closing Date to pay the Class R  Certificates  on the first  distribution  date and (8) any proceeds of the foregoing.  Reference is made to the prospectus for important  information in addition to that set forth in this  prospectus  supplement  regarding the trust fund,  the terms and conditions of the Agreement and the Offered  Certificates.  The Offered Certificates will be transferable and  exchangeable  at the  corporate  trust  offices  of the  Trustee,  located  at 2001 Bryan
Street, Floor 8, Dallas, Texas 75201,  Attention:  Institutional Trust  Services/Global Debt -
Transfer  Dept.   BSALTA  2004-7.   The  Depositor  will  provide  to  prospective  or  actual certificateholders  without  charge,  on written  request,  a copy  (without  exhibits) of the
Agreement.  Requests  should be addressed to Structured  Asset  Mortgage  Investments II Inc.,
383 Madison Avenue, New York, New York 10179.

               Assignment of the Mortgage Loans

        At the time of issuance of the  Certificates,  the  Depositor  will cause the mortgage loans,  together  with all  principal  and interest  due on or with  respect to such  mortgage loans after the  Cut-off  Date,  to be sold to the trust.  The  mortgage  loans in each of the
Loan Groups will be  identified in a schedule  appearing as an exhibit to the  Agreement  with each Loan Group  separately  identified.  Such  schedule  will include  information  as to the principal  balance  of each  mortgage  loan as of the  Cut-off  Date,  as well as  information including,  among other things,  the mortgage  rate, the Net Rate,  the Monthly  Payment,  the maturity date of each mortgage note and the Loan-to-Value Ratio.

               Representations and Warranties

        In the Mortgage Loan  Purchase  Agreement,  pursuant to which the Depositor  purchased the mortgage  loans from the Seller,  the Seller made certain  representations  and warranties to the  Depositor  concerning  the  mortgage  loans.  The Trustee  will be assigned all right, title and  interest in the Mortgage  Loan  Purchase  Agreement  insofar as they relate to such representations and warranties made by the Seller.

        The  representations  and  warranties of the Seller with respect to the mortgage loans include the following, among others:

        (1)    The information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the date such representation was made;

        (2)    Immediately  prior to the sale of the mortgage  loans  pursuant to the Mortgage
Loan  Purchase  Agreement,  the Seller was the sole  owner of  beneficial  title and holder of each  mortgage and mortgage  note  relating to the mortgage  loans and as of the Closing Date, or as of another  specified  date, is conveying  the same to the  Depositor  free and clear of any encumbrance,  equity,  participation  interest,  lien, pledge,  charge,  claim or security interest,  and the Seller has full right and  authority to sell and assign each  mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

        (3)    As of the  Closing  Date  there  is no  monetary  default  existing  under  any mortgage or the related  mortgage note and there is no material event which,  with the passage of time or with notice and the  expiration  of any grace or cure  period,  would  constitute a default,  breach or event of  acceleration;  and neither the Seller nor any of its  respective affiliates  has taken any action to waive any default,  breach or event of  acceleration;  and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

        In the case of a breach  of any  representation  or  warranty  set forth  above  which materially  and  adversely  affects the value of the  interests of  certificateholders  or the
Trustee in any of the  mortgage  loans,  within 90 days from the date of  discovery  or notice from the Trustee, the Depositor,  the Securities  Administrator or the Seller, the Seller will
(i) cure such breach in all  material  respects,  (ii)  provide the Trustee  with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related  mortgage loan at the applicable  Repurchase  Price.  The obligations of the Seller to cure,  purchase or  substitute  shall  constitute  the  Trustee's  sole and  exclusive  remedy respecting a breach of such representations and warranties.

The Trustee

        JPMorgan  Chase  Bank,  a New York  banking  corporation,  will act as Trustee for the
Certificates  pursuant to the Agreement.  The Trustee's office for notices under the Agreement is  located  at 4 New York  Plaza,  6th  Floor,  New  York,  New York  10004-2477,  Attention:
Institutional Trust Services/Global Debt - BSALTA 2004-7.

        The fee of the Trustee  will be payable by the Master  Servicer.  The  Agreement  will provide that the Trustee and any director,  officer,  employee or agent of the Trustee will be entitled to recover from the Master Servicer  Collection  Account all reasonable out-of pocket expenses,  disbursements  and advances and expenses of the  Trustee,  in  connection  with any event of default,  any breach of the  Agreement  or any claim or legal action  (including  any pending  or  threatened  claim  or  legal  action)  incurred  or  made by the  Trustee  in the administration  of the trust  created  pursuant to the  Agreement  (including  the  reasonable compensation and disbursements of its counsel),  other than any such expense,  disbursement or advance  as  may  arise  from  its  negligence  or  intentional  misconduct  or  which  is the responsibility of the certificateholders.

The Securities Administrator

        Wells Fargo Bank, National  Association,  a national banking association,  will act as
Securities  Administrator  for so long as it is  also  the  Master  Servicer.  The  Securities
Administrator's  office for  notices  under the  Agreement  is  located at 9062 Old  Annapolis
Road, Columbia, Maryland 21045.

        The  Agreement  will  provide  that the  Securities  Administrator  and any  director, officer,  employee or agent of the Securities  Administrator  will be entitled to recover from the Master Servicer  Collection  Account all reasonable out-of pocket expenses,  disbursements and advances and expenses of the  Securities  Administrator,  in connection  with any Event of
Default,  any breach of the Agreement or any claim or legal action  (including  any pending or threatened  claim or legal action)  incurred or made by the  Securities  Administrator  in the administration  of the trust  created  pursuant to the  Agreement  (including  the  reasonable compensation and disbursements of its counsel),  other than any such expense,  disbursement or advance  as  may  arise  from  its  negligence  or  intentional  misconduct  or  which  is the responsibility of the certificateholders.

Servicing and Other Compensation and Payment of Expenses

        The Master  Servicer will be entitled to  compensation  for its  activities  under the
Agreement  which  shall be  equal  to the sum of  investment  income  on  funds in the  Master
Servicer  Collection Account and the Distribution  Account.  Each Servicer will be entitled to receive a fee as compensation  for its activities  under the Servicing  Agreement equal to the servicing fee rate,  set forth below,  multiplied by the Scheduled  Principal  Balance of each mortgage  loan,  serviced  by such  Servicer,  as of the Due Date in the month  preceding  the month in which such  distribution  date occurs.  The servicing fee rate for each mortgage loan will be (i) 0.250% per annum with  respect to the  mortgage  loans  serviced  by Wells  Fargo,
(ii) 0.375% per annum with respect to the  mortgage  loans  serviced by EMC,  (iii) 0.375% per annum with respect to the mortgage loans serviced by  Countrywide  Servicing,  (iv) 0.375% per annum with respect to the mortgage  loans  serviced by Waterfield  and (v) 0.250% per annum or
0.375% per annum with respect to the mortgage loans serviced by the other Servicers.

        In addition to the primary  compensation  described  above, a Servicer may be entitled to retain all prepayment  charges and  penalties,  if any,  assumption  fees, tax service fees and late payment  charges,  all to the extent collected from mortgagors and as provided in the
Servicing Agreement.

        Each Servicer will pay all related expenses  incurred in connection with its servicing responsibilities  (subject to limited  reimbursement as described in the applicable  Servicing
Agreement).

Realization Upon Defaulted Mortgage Loans

        Each  Servicer  will take such  action as it deems to be in the best  interest  of the trust with respect to defaulted  mortgage  loans and  foreclose  upon or otherwise  comparably convert  the  ownership  of  properties  securing  defaulted  mortgage  loans  as to  which no satisfactory  collection  arrangements  can be made.  To the extent  set forth in the  related
Servicing  Agreement,  each Servicer  will service the property  acquired by the trust through foreclosure or  deed-in-lieu  of foreclosure in accordance  with procedures that such Servicer employs and exercises in servicing and  administering  mortgage  loans for its own account and which are in  accordance  with  accepted  mortgage  servicing  practices  of  prudent  lending institutions.

        Since  Insurance  Proceeds  cannot  exceed  deficiency  claims  and  certain  expenses
incurred   by  a   Servicer,   no   insurance   payments   will   result  in  a  recovery   to
certificateholders  which  exceeds  the  principal  balance  of the  defaulted  mortgage  loan together with accrued interest thereon at its Net Rate.

The Protected Accounts

        Each Servicer will establish and maintain one or more accounts,  referred to herein as the  Protected  Accounts,  into which it will deposit daily all  collections  of principal and interest  on  any  mortgage  loans,  including  but  not  limited  to  Principal  Prepayments,
Insurance  Proceeds,  Liquidation  Proceeds (less amounts  reimbursable to the Servicer out of
Liquidation  Proceeds in accordance with the applicable Servicing  Agreement),  the Repurchase
Price for any mortgage  loans  repurchased,  and advances made from such  Servicer's own funds
(less the  Servicing  Fee).  All Protected  Accounts and amounts at any time credited  thereto shall comply with the requirements of the applicable Servicing Agreement.

        On the date  specified in the applicable  Servicing  Agreement,  the related  Servicer will withdraw or cause to be withdrawn  from the applicable  Protected  Accounts and any other permitted  accounts and will remit to the Master  Servicer for deposit in the Master  Servicer
Collection Account the Available Funds of each Loan Group for such distribution date.

The Master Servicer Collection Account

        The Master Servicer shall  establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an  account,  referred  to herein as the Master  Servicer
Collection  Account,  into which it will  deposit  amounts  received  from the  Servicers  and advances (to the extent  required to make advances) made from the Master  Servicer's own funds
(less the Master  Servicer's  expenses,  as provided in the  Agreement).  The Master  Servicer
Collection   Account  and  amounts  at  any  time  credited  thereto  shall  comply  with  the requirements  of the Agreement and shall meet the  requirements  of the Rating  Agencies.  The
Master  Servicer will deposit in the Master  Servicer  Collection  Account,  as received,  the following amounts:

        (i)    Any amounts withdrawn from a Protected Account or other permitted account;

        (ii)   Any Monthly Advance and Compensating Interest Payments;

        (iii)  Any  Insurance  Proceeds  or Net  Liquidation  Proceeds  received by the Master
Servicer which were not deposited in a Protected Account or other permitted account;

        (iv)   The  Repurchase  Price with respect to any mortgage loans  repurchased  and all proceeds  of any  mortgage  loans  or  property  acquired  in  connection  with  the  optional termination of the Trust;

        (v)    Any  amounts  required  to be  deposited  with  respect to losses on  Permitted
Investments; and

        (vi)   Any other amounts  received by the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

The Distribution Account

        The Trustee shall  establish and maintain in the name of the Trustee,  for the benefit of the  certificateholders,  an account,  referred to herein as the Distribution Account, into which on the business day prior to each  distribution  date, all Available Funds in the Master
Servicer  Collection  Account for such  distribution  date will be  transferred  by the Master
Servicer.  All amounts deposited to the Distribution  Account shall be held in the name of the
Trustee in trust for the benefit of the  certificateholders  in accordance  with the terms and provisions  of the  Agreement.  The amount at any time  credited to the  Distribution  Account shall be in general (i) fully  insured by the FDIC to the maximum  coverage  provided  thereby or (ii) invested in the name of the Trustee,  in such  permitted  investments  selected by the
Master  Servicer  or  deposited  in demand  deposits  with  such  depository  institutions  as selected by the Master Servicer,  provided that time deposits of such depository  institutions would be a permitted  investment (as specified in the Agreement).  The Master Servicer will be entitled to any amounts  earned and will be liable for any losses on permitted  investments in the Distribution Account.

        On each distribution date, the Trustee shall pay the  certificateholders in accordance with the  provisions set forth under  "Description  of the  Certificates-Distributions  on the
Certificates" in this prospectus supplement.

        In  addition,  on  the  Closing  Date  the  Depositor  shall  deposit  $100  into  the
Distribution  Account  which  shall be paid to the holder of the Class R  Certificates  on the
first   distribution  date.  See  "Description  of  the   Certificates-Distributions   on  the
Certificates" in this prospectus supplement.

Voting Rights

        Voting  rights  of the  trust in  general  will be  allocated  among  the  classes  of certificates  based upon their  respective  Current  Principal  Amounts;  provided that voting rights  equal to  1.00% of the  total  amount  will be  allocated  to each  class of  Residual
Certificates.

Termination

        The obligations of the Trustee,  the Master Servicer and the Securities  Administrator
created  by the  Agreement  will  terminate  upon (i) the  later of the  making  of the  final payment or other liquidation,  or any advance with respect thereto,  of the last mortgage loan subject  thereto or the  disposition of all property  acquired upon  foreclosure or acceptance of a  deed  in  lieu  of  foreclosure  of  any  such  mortgage  loans,  (ii)  the  payment  to certificateholders  of all amounts  required to be paid to them  pursuant to the  Agreement or
(iii) the  repurchase  by or at the  direction of the  Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

        On any distribution  date on which the aggregate  Scheduled  Principal  Balance of the mortgage loans is less than 10% of the aggregate  Scheduled  Principal Balance of the mortgage loans as of the Cut-Off  Date,  the  Depositor or its designee may  repurchase  from the trust all mortgage  loans  remaining  outstanding  and any REO Property  remaining in the trust at a purchase  price equal to the sum of (a) the unpaid  principal  balance of the  mortgage  loans
(other than mortgage  loans  related to REO  Property),  net of the  principal  portion of any unreimbursed  Monthly  Advances  relating to the mortgage  loans made by the  purchaser,  plus accrued but unpaid  interest  thereon at the  applicable  mortgage rate to, but not including, the first day of the month of repurchase,  (b) the appraised  value of any REO Property,  less the good faith  estimate  of the Master  Servicer  of  liquidation  expenses to be incurred in connection with its disposal  thereof (but not more than the unpaid  principal  balance of the related  mortgage  loan,  together  with  accrued but unpaid  interest on that  balance at the applicable  mortgage  rate, but not including the first day of the month of  repurchase),  (c)
unreimbursed  out-of-pocket  costs of the Master Servicer,  including  unreimbursed  servicing advances  and  the  principal  portion  of any  unreimbursed  Monthly  Advances,  made  on the mortgage  loans prior to the exercise of such  repurchase and (d) any  unreimbursed  costs and expenses  of the Trustee  and the  Securities  Administrator  payable in  accordance  with the terms of the  Agreement.  Any such  repurchase  will  result in the  retirement  of all of the
Certificates.  The  trust  may  also  be  terminated  and  the  Certificates  retired  on  any distribution date upon the Depositor's  determination,  based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a  substantial  risk exists that such  status  will be lost for the then  current  taxable  year.  In no event  will the  trust created by the  Agreement  continue  beyond the  expiration  of 21 years from the death of the survivor of the persons named in the Agreement.  See "The  Agreements-Termination;  Retirement
of Securities" in the prospectus.

                                       FEDERAL INCOME TAX CONSEQUENCES

        General

        Upon the issuance of the Offered  Certificates,  Orrick,  Herrington & Sutcliffe  LLP,
counsel to the  Depositor,  will deliver its opinion  generally  to the effect that,  assuming compliance with all provisions of the Agreement,  for federal income tax purposes,  each REMIC election  made by the trust fund will  qualify as a REMIC under the  Internal  Revenue Code of
1986 referred to herein as the Code. The  Certificates  (other than the Class R  Certificates)
will be designated as regular  interests in a REMIC and are herein  referred to as the Regular
Certificates  or the  REMIC  Regular  Certificates.  The  interests  evidenced  by the Class R
Certificates  will be  designated  as the  residual  interests  in the  REMICs  and are herein
referred  to  as  the  Residual   Certificates  or  the  REMIC  Residual   Certificates.   All
certificateholders  are advised to see "Federal  Income Tax  Consequences"  in the  prospectus for a  discussion  of the  anticipated  federal  income  tax  consequences  of  the  purchase,
ownership  and  disposition  of  the  REMIC  Regular   Certificates  and  the  REMIC  Residual
Certificates.

        Because the Regular  Certificates  will be  considered  regular  interests in a REMIC, they  generally  will be taxable as debt  obligations  under the Code,  and  interest  paid or accrued on the Regular  Certificates,  including  original  issue discount with respect to any
Regular   Certificates   issued   with   original   issue   discount,   will  be   taxable  to
certificateholders  in accordance  with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some of the Offered  Certificates may be issued with original issue discount.  See "Federal Income Tax
Consequences-REMICS-Taxation   of  Owners  of  REMIC   Regular   Certificates-Original   Issue
Discount" in the prospectus.  The Internal  Revenue Service referred to herein as the IRS, has issued OID  regulations  under  Sections  1271 to 1275 of the Code  generally  addressing  the treatment of debt  instruments  issued with original issue discount  referred to herein as the
OID Regulations.  All purchasers of REMIC Regular  Certificates are urged to consult their tax advisors for advice  regarding the effect,  in any, of the original issue discount  provisions and regulations on the purchase of the Regular  Certificates.  The prepayment  assumption that will be used in  determining  the rate of accrual of original  issue  discount with respect to the  Certificates  is 25% CPR.  The  prepayment  assumption  represents  a rate of  payment of unscheduled  principal on a pool of mortgage loans,  expressed as an annualized  percentage of the  outstanding  principal  balance of such  mortgage  loans at the beginning of each period.
See "Yield and  Prepayment  Considerations-Prepayment  Model" herein for a description  of the prepayment  assumption model used herein.  However,  no  representation is made as to the rate at which prepayments actually will occur.

        In certain  circumstances  the OID Regulations  permit the holder of a debt instrument to  recognize  original  issue  discount  under a method  that  differs  from that used by the issuer.  Accordingly,  it is possible that the holder of a Regular  Certificate may be able to select a method for  recognizing  original  issue  discount that differs from that used by the
Trustee in preparing reports to the certificateholders and the IRS.

        Certain  classes of the Offered  Certificates  may be treated  for federal  income tax purposes  as  having  been  issued  at a  premium.  Whether  any  holder  of such a  class  of
Certificates  will be treated as holding a  certificate  with  amortizable  bond  premium will depend on such  certificateholder's  purchase price and the distributions remaining to be made on such  Certificate  at the time of its  acquisition  by such  certificateholder.  Holders of such classes of  Certificates  should consult their tax advisors  regarding the possibility of
making   an   election   to    amortize    such    premium.    See    "Federal    Income   Tax
Consequences-REMICS-Taxation  of Owners of REMIC Regular Certificates-Original Issue Discount"
and "-Premium" in the prospectus.

        For further information  regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences-REMICS" in the prospectus.

               Special Tax Considerations Applicable to Residual Certificates

        Although the Class R Certificates  comprise a single class, such class is comprised of separate  uncertificated  REMIC  Residual  interests.  Accordingly,  the holder of the Class R
Certificates  will be deemed to own its pro rata  interest  in the  residual  interest of each
2004-7 REMIC created in respect of the Trust.

        The IRS has issued REMIC  regulations  under the  provisions  of the Internal  Revenue
Code that  significantly  affect  holders  of  Residual  Certificates.  The REMIC  regulations impose restrictions on the transfer or acquisition of some residual  interests,  including the
Residual  Certificates.  The Agreement  includes  other  provisions  regarding the transfer of
Residual Certificates, including:

o       the  requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

o       is not a disqualified organization;

o       is not acquiring the Residual  Certificate on behalf of a  disqualified  organization;
                      and

o       will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

o       a  provision   that  any  transfer  of  a  Residual   Certificate  to  a  disqualified
               organization shall be null and void; and

o       a grant to the  master  servicer  of the  right,  without  notice to the holder or any prior  holder,  to sell to a purchaser of its choice any  Residual  Certificate that shall become owned by a  disqualified  organization  despite the first two provisions above.

        In addition,  under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based  on  the  REMIC  regulations,  the  Residual  Certificates  may  constitute  noneconomic residual  interests  during some or all of their terms for  purposes of the REMIC  regulations and,  accordingly,  unless no significant purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates  may be disregarded  and purported transferors  may  remain  liable  for any taxes due  relating  to the  income on the  Residual
Certificates.  All  transfers of the Residual  Certificates  will be  restricted in accordance with the terms of the Agreement  that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded  to the extent that the  Residual  Certificates constitute noneconomic residual interests.

        The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that  a  transfer  of  a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order  to  qualify  as a safe  harbor  transfer  of a residual  interest,  the  transferee  represent  that it will  not  cause  the  income  "to be attributable  to a foreign  permanent  establishment  or fixed base  (within the meaning of an applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present value basis than the present value of the net tax  detriment  attributable  to  holding  the  residual  interest  reduced  by the present  value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with specified large amounts of gross and net assets and that meets  certain  other  requirements  where  agreement  is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same
"safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and  circumstances  known to the  transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the  residual  interest  will not be paid,
with  an  unreasonably  low  cost  for  the  transfer   specifically   mentioned  as  negating
eligibility.  See  "Federal  Income  Tax   Consequences-REMICS-Taxation  of  Owners  of  REMIC
Residual Certificates-Noneconomic REMIC Residual Certificates" in the prospectus.

        The  Residual  Certificateholders'  may be  required  to report  an amount of  taxable income  with  respect  to the  earlier  accrual  periods  of  the  term  of  each  REMIC  that
significantly   exceeds  the  amount  of  cash   distributions   received   by  the   Residual
Certificateholders from the respective REMIC with respect to those periods.  Furthermore,  the tax on that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders'  should have other sources of funds sufficient to pay any  federal  income  taxes due in the earlier  years of the  REMICs'  term as a result of their  ownership of the Residual  Certificates.  In addition,  the required  inclusion of this amount of taxable  income  during the REMICs'  earlier  accrual  periods  and the  deferral of corresponding  tax losses or  deductions  until later  accrual  periods or until the  ultimate sale or disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of  Section  1091 of the  Internal  Revenue  Code may cause the  Residual  Certificateholders'
after-tax  rate of  return to be zero or  negative  even if the  Residual  Certificateholders'
pre-tax  rate of  return  is  positive.  That is,  on a  present  value  basis,  the  Residual
Certificateholders'  resulting tax liabilities could  substantially  exceed the sum of any tax benefits  and the amount of any cash  distributions  on the Residual  Certificates  over their life.

        An  individual,  trust or estate that holds,  whether  directly or indirectly  through pass-through  entities, a Residual Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and  trustee's  fees
and  other  administrative   expenses  properly  allocable  to  the  REMIC  in  computing  the certificateholder's  regular  tax  liability  and will  not be able to  deduct  those  fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See "Material Federal Income Tax  Consequences-REMICS-Taxation  of Owners of REMIC
Residual  Certificates-Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions" in the
prospectus.  Potential investors in Residual  Certificates should also be aware that under the terms of the  Agreement,  the  holders of the  largest  percentage  interest  in the  Residual
Certificates  shall, by their acceptance of such  Certificates,  agree to irrevocably  appoint the  Securities  Administrator  as their agent to perform all of the duties of the tax matters person for the REMIC.

        On May 11, 2004, the Internal  Revenue  Service issued final  regulations  relating to
the  federal   income  tax  treatment  of   "inducement   fees"  received  by  transferees  of
non-economic REMIC residual  interests.  The regulations  provide tax accounting rules for the inclusion  of such fees in income over an  appropriate  period,  and clarify  that  inducement fees  represent  income from sources within the United States.  The  regulations  require such fees  to be  included  in  income  over  time  according  to  an  amortization  schedule  that reasonably  reflects the costs and  benefits of holding the REMIC  Residual  Certificate  over its  expected  life.  The  regulations  also  provide two more  specific  methods that will be accepted  as meeting the general  test set forth above for  determining  the timing and amount of income  inclusion.  One generally  follows the method of inclusion used by the taxpayer for
GAAP  purposes,  but not over a period  shorter  than  the  period  over  which  the  REMIC is expected  to  generate  income.  The other  calls for  ratable  inclusion  over the  remaining anticipated  weighted average life of the REMIC as of the time the REMIC Residual  Certificate is transferred to the taxpayer.  Prospective  purchasers of any class of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

        Potential  investors  in  Residual  Certificates  should  also be aware that under the terms of the  Agreement,  the  holders of the  largest  percentage  interest  in the  Residual
Certificates  shall, by their acceptance of such  Certificates,  agree to irrevocably  appoint the  Securities  Administrator  as their agent to perform all of the duties of the tax matters person for the REMIC.

        Purchasers  of the Residual  Certificates  are strongly  advised to consult  their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

        For further information  regarding the federal income tax consequences of investing in the Residual  Certificates,  see "Yield on the  Certificates-Additional  Yield  Considerations
Applicable  Solely to the Residual  Certificates"  in this prospectus  supplement and "Federal
Income  Tax  Consequences-REMICS-Taxation  of Owners of REMIC  Residual  Certificates"  in the
prospectus.

Characterization of the Offered Certificates

        A holder of an Offered  Certificates  will be treated for federal  income tax purposes as owning a regular  interest  in a REMIC.  We make no  representation  on whether the Offered
Certificates  (or what, if any,  portion  thereof)  will  constitute  "real estate  assets" or whether the interest (or any portion)  thereon  will be  considered  "interest on  obligations secured by mortgages on real property",  in each case for real estate  investment  trusts.  In addition,  we make no  representation  on whether the Offered  Certificates  (or what, if any,
portion   thereof)   will   constitute  a  "regular   interest  in  a  REMIC"  under   section
7701(a)(19)(C) for purposes of domestic building and loan associations.

                                           METHOD OF DISTRIBUTION

        Subject  to the terms and  conditions  set forth in the  underwriting  agreement,  the
Offered  Certificates,  are  being  purchased  from  the  Depositor  by the  Underwriter  upon issuance.  The  Underwriter  is an  affiliate  of the  Depositor  and the Seller.  The Offered
Certificates  will be offered by the  Underwriter  (only as and if issued and delivered to and accepted by the  Underwriter)  from time to time in  negotiated  transactions  or otherwise at varying  prices to be determined  at the time of sale.  Proceeds to the Depositor are expected to be approximately  99.75% of the aggregate  principal  balance of the Offered  Certificates, as of the Cut-off Date, plus accrued interest thereon,  but before deducting  expenses payable by the  Depositor  in  connection  with the Offered  Certificates  which are  estimated  to be approximately $528,553.

        The  Depositor  will  indemnify the  Underwriter  against  certain civil  liabilities, including  liabilities  under the  Securities Act of 1933, as amended,  or will  contribute to payments the Underwriter may be required to make in respect thereof.

        The   Underwriter  may  effect  these   transactions   by  selling  the   underwritten
certificates  to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts,  concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the  underwritten  certificates,  the Underwriter may be  deemed  to have  received  compensation  from the  Depositor  in the form of  underwriting compensation.  The Underwriter and any dealers that  participate  with the underwriters in the distribution of the related  underwritten  certificates  may be deemed to be underwriters  and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be underwriting discounts and commissions under the Securities Act.

                                              SECONDARY MARKET

        There is currently no secondary  market for the  Certificates  and no  assurances  are made that such a market will  develop.  The  Underwriter  intends to establish a market in the
Offered  Certificates,  but is not obligated to do so. Any such market,  even if  established, may or may not continue.

        The primary  source of  information  available  to  investors  concerning  the Offered
Certificates  will be the monthly  statements  discussed in the prospectus under  "Description of the  Securities-Reports  to  Securityholders",  which will  include  information  as to the
Current  Principal  Amount of the Offered  Certificates  and the status of the applicable form of credit  enhancement.  There can be no assurance that any additional  information  regarding the  Offered  Certificates  will be  available  through any other  source.  In  addition,  the
Depositor  is not aware of any  source  through  which  price  information  about the  Offered
Certificates  will  be  generally  available  on an  ongoing  basis.  The  limited  nature  of information  regarding  the Offered  Certificates  may  adversely  affect the liquidity of the
Offered  Certificates,  even if a  secondary  market  for  the  Offered  Certificates  becomes available.

                                               LEGAL OPINIONS

        Legal  matters  relating  to the  Offered  Certificates  will be  passed  upon for the
Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                   RATINGS

        It is a  condition  to the  issuance  of each  class of Offered  Certificates  that it receives at least the ratings set forth below from S&P and Moody's.

                                                     Rating
                             Class             S&P          Moody's
                        Class I-A-1            AAA            Aaa
                        Class II-A-1           AAA            Aaa
                        Class III-A-1          AAA            Aaa
                        Class M                AA+            Aaa
                        Class B-1              AA             Aa2
                        Class B-2               A              A2
                        Class B-3              BBB            Baa2

        The ratings assigned by S&P and Moody's to mortgage pass-through  certificates address the  likelihood  of the  receipt of all  distributions  on the  mortgage  loans by the related certificateholders  under the  agreements  pursuant to which such  certificates  were  issued.
S&P's and Moody's ratings take into  consideration  the credit quality of the related mortgage pool,  structural  and legal  aspects  associated  with such  certificates,  and the extent to which the payment  stream in the mortgage  pool is adequate to make  payments  required  under
such  certificates.   S&P's  and  Moody's  ratings  on  such  certificates  do  not,  however, constitute a statement regarding frequency of prepayments on the mortgages.

        The ratings of the Rating  Agencies do not address the  possibility  that, as a result
of  principal  prepayments  or  recoveries   certificateholders  might  suffer  a  lower  than
anticipated yield.

        The ratings  assigned to the Offered  Certificates  should be evaluated  independently from similar ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold  securities  and may be  subject to  revision  or  withdrawal  at any time by the
Rating Agencies.

        The  Depositor has not  requested a rating of the Offered  Certificates  by any rating agency other than the Rating  Agencies.  However,  there can be no assurance as to whether any other rating agency will rate the Offered  Certificates  or, in such event,  what rating would be assigned to the Offered  Certificates by such other rating agency.  The ratings assigned by such other rating agency to the Offered  Certificates  may be lower than the ratings  assigned by the Rating Agencies.

                                              LEGAL INVESTMENT

        The Senior,  Class M and Class B-1  Certificates  will  constitute  "mortgage  related securities"  for purposes of the Secondary  Mortgage  Market  Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest  rating  categories  by a  nationally  recognized  statistical  rating  organization  and,  as  such,  will  be  legal investments  for  certain  entities  to the extent  provided  in SMMEA,  subject to state laws overriding  SMMEA.  Certain states have enacted  legislation  overriding the legal  investment provisions of SMMEA.  It is not anticipated  that the Class B-2  Certificates or the Class B-3
Certificates  will be rated in one of the two highest  rating  categories  and therefore  will
not  constitute   "mortgage  related   securities"  for  purposes  of  SMMEA.  The  Class  B-2
Certificates  and  the  Class  B-3  Certificates  are  referred  to  herein  as the  Non-SMMEA
Certificates.  The appropriate  characterization  of the Non-SMMEA  Certificates under various
legal  investment   restrictions,   and  thus  the  ability  of  investors  subject  to  these
restrictions   to   purchase   Non-SMMEA   Certificates,   may  be  subject   to   significant
interpretative uncertainties.

        The  Office of Thrift  Supervision  referred  to herein as the OTS has  issued  Thrift
Bulletins  73a,  entitled  "Investing  in Complex  Securities"  referred  to herein as TB 73a, which is effective as of December  18, 2001 and applies to savings  associations  regulated by the OTS, and 13a,  entitled  "Management  of Interest Rate Risk,  Investment  Securities,  and
Derivatives  Activities"  referred to herein as TB 13a,  which is  effective as of December 1,
1998, and applies to thrift institutions regulated by the OTS.

        One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment  position meets  applicable regulatory  and  policy  requirements  (including  those  set  forth TB 13a (see  below))  and internal  guidelines,  is  suitable  for the  institution,  and is  safe  and  sound.  The OTS
recommends,   with  respect  to  purchases  of  specific   securities,   additional  analysis,
including,  among others,  analysis of repayment terms, legal structure,  expected performance of the  issuer  and any  underlying  assets as well as  analysis  of the  effects  of  payment priority,  with respect to a security  which is divided into  separate  tranches  with unequal payments, and collateral investment  parameters,  with respect to a security that is prefunded or involves a revolving  period.  TB 73a reiterates the OTS's due diligence  requirements  for investing in all securities and warns that if a savings  association  makes an investment that does not meet the applicable regulatory  requirements,  the savings  association's  investment practices  will  be  subject  to  criticism,  and  the OTS  may  require  divestiture  of such securities.  The  OTS  also  recommends,  with  respect  to  an  investment  in  any  "complex securities,"  that  savings  associations  should take into account  quality and  suitability, interest  rate risk,  and  classification  factors.  For the purposes of each of TB 73a and TB
13a, "complex  security" includes among other things any  collateralized  mortgage  obligation or real estate mortgage  investment conduit security,  other than any "plain vanilla" mortgage pass-through  security (that is,  securities  that are part of a single class of securities in the related pool that are  non-callable  and do not have any special  features).  Accordingly, all classes of the Offered  Certificates would likely be viewed as "complex  securities." With respect to quality  and  suitability  factors,  TB 73a warns (i) that a savings  association's sole  reliance on outside  ratings for material  purchases of complex  securities is an unsafe and unsound  practice,  (ii) that a savings  association  should only use ratings and analyses from  nationally  recognized  rating  agencies in conjunction  with, and in validation of, its own underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own  thorough  underwriting  analyses.  With respect the  interest  rate risk  factor,  TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

        One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking any investment position,  to (i) conduct a pre-purchase  portfolio sensitivity analysis for any "significant  transaction"  involving  securities or financial  derivatives,  and (ii)
conduct a  pre-purchase  price  sensitivity  analysis of any  "complex  security" or financial derivative.  The OTS  recommends  that  while a  thrift  institution  should  conduct  its own in-house  pre-acquisition  analysis,  it may rely on an analysis  conducted by an  independent third-party as long as management  understands the analysis and its key assumptions.  Further,
TB 13a  recommends  that the use of  "complex  securities  with  high  price  sensitivity"  be limited to transactions and strategies that lower a thrift  institution's  portfolio  interest rate risk. TB 13a warns that investment in complex  securities by thrift  institutions that do not have  adequate  risk  measurement,  monitoring  and  control  systems may be viewed by OTS examiners as an unsafe and unsound practice.

        All investors  whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities may be subject to restrictions on investment in the  Certificates.  Any such  institution  should consult its own legal advisors in determining  whether and to what extent there may be  restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                                            ERISA CONSIDERATIONS

        Fiduciaries  of employee  benefit plans subject to Title I of the Employee  Retirement
Income  Security Act of 1974, as amended  (referred to herein as ERISA),  should  consider the
ERISA  fiduciary  investment  standards  before  authorizing  an  investment  by a plan in the
Certificates.  In  addition,  fiduciaries  of  employee  benefit  plans  subject to Title I of
ERISA,  as well as certain  plans or other  retirement  arrangements  that are not  subject to
ERISA but are  subject to Section  4975 of the Code (such as  individual  retirement  accounts and Keogh plans covering only a sole proprietor or partners),  or any entity whose  underlying assets  include  plan  assets  by  reason  of a plan or  account  investing  in  such  entity, including an insurance company general account  (collectively  referred to herein as Plan(s)),
should  consult  with  their  legal  counsel  to  determine   whether  an  investment  in  the
Certificates  will cause the assets of the Trust  (referred  to herein as Trust  Assets) to be considered  plan  assets  pursuant  to the plan  asset  regulations  set forth at 29 C.F.R.
§2510.3-101 (referred to herein as the Plan Asset  Regulations),  thereby  subjecting the Plan to the  prohibited  transaction  rules with respect to the Trust  Assets and the Trustee,  the
Master  Servicer or the Servicers to the fiduciary  investments  standards of ERISA,  or cause the excise tax  provisions  of Section 4975 of the Code to apply to the Trust  Assets,  unless an  exemption  granted by the United  States  Department  of Labor  (referred to herein as the
DOL) applies to the purchase, sale, transfer or holding of the Certificates.

        The DOL has issued  Prohibited  Transaction  Exemption 90-30 (as amended by Prohibited
Transaction  Exemptions 97-34,  2000-58 and 2002-41)  (referred to herein as the Underwriter's
Exemption)  to the  Underwriter  which may apply to the  Offered  Certificates.  However,  the
Underwriter's  Exemption  contains a number of conditions  which must be met for the exemption to apply,  including  the  requirements  that (i) the  investing  Plan must be an  "accredited investor"  as defined  in Rule  501(a)(1)  of  Regulation  D of the  Securities  and  Exchange
Commission  under  the  Securities  Act and (ii) the  offered  certificates  be rated at least
"BBB-" (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody's,  at the time of the Plan's purchase,  provided  that no Mortgage  Loan has an LTV in excess of 100% on the Closing  Date.
See "ERISA  Considerations"  in the prospectus.  The DOL amended the Underwriter's  Exemption,
as  well  as  the  essentially   identical   exemptions  issued  to  certain  other  financial
institutions,  in Prohibited  Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22,
2002) to allow the trustee to be affiliated  with the  underwriter in spite of the restriction in PTE 2000-58 to the contrary.

        The  Underwriter's   Exemption  is  expected  to  apply  to  the  Offered  Subordinate
Certificates  if the conditions  described  above are satisfied.  Therefore,  each  beneficial owner of a Offered  Subordinate  Certificate  or any interest  therein shall be deemed to have represented,  by  virtue  of its  acquisition  or  holding  of that  Certificate  or  interest therein,  that either (i) that  Certificate was rated at least "BBB-" at the time of purchase,
(ii) such  beneficial  owner is not a benefit plan  investor,  or (iii) (1) it is an insurance company,  (2) the source of funds used to acquire or hold the certificate or interest  therein is an  "insurance  company  general  account," as such term is defined in PTCE 95-60,  and (3)
the conditions in Sections I and III of PTCE 95-60 have been satisfied.

        If any  Subordinate  Certificate  or any  interest  therein  is  acquired  or  held in violation  of the  conditions  described  in  the  preceding  paragraph,  the  next  preceding permitted  beneficial  owner  will be  treated  as the  beneficial  owner of that  Subordinate
Certificate,  retroactive  to the date of  transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner  whose  acquisition  or holding of that  Certificate  or interest therein was effected in  violation of the  conditions  described  in the  preceding  paragraph shall indemnify and hold harmless the depositor,  the trustee,  the securities  administrator, the master servicer, a servicer,  any subservicer,  and the trust from and against any and all liabilities,  claims,  costs or  expenses  incurred  by  those  parties  as a  result  of that acquisition or holding.

        Before purchasing an Offered Certificate,  a fiduciary of a Plan should itself confirm that the Certificate  constitutes  "securities"  for purposes of the  Underwriter's  Exemption and that the specific and general  conditions  of the  Underwriter's  Exemption  and the other requirements set forth in the Underwriter's  Exemption would be satisfied.  Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate  should  consult with its counsel with respect to the potential  applicability  to such  investment  of the fiduciary  responsibility and prohibited  transaction  provisions of ERISA and the Code to the proposed investment.  For further information  regarding the ERISA considerations of investing in the Certificates,  see
"ERISA Considerations" in the prospectus.

        A governmental  plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or
Section 4975 of the Code.  However,  such governmental  plan may be subject to Federal,  state and local law, which is, to a material  extent,  similar to the provisions of ERISA or Section
4975 of the Code  (referred  to herein as Similar  Law). A fiduciary  of a  governmental  plan should make its own  determination  as to the propriety of such  investment  under  applicable fiduciary  or  other  investment  standards,  and the  need  for and the  availability  of any exemptive relief under any Similar Law.

        The  sale of any  Certificates  to a Plan is in no  respect  a  representation  by the
Underwriter  that such an investment  meets all relevant  legal  requirements  with respect to investments  by  Plans  generally  or any  particular  Plan or  that  such  an  investment  is appropriate for Plans generally or any particular Plan.

                                                  GLOSSARY

Accrued  Certificate  Interest - With respect to the Certificates of any class (other than the
Class R Certificates)  on any  distribution  date, is equal to the amount of interest  accrued during  the  related  Interest  Accrual  Period  at the  applicable  Pass-Through  Rate on the
Current  Principal Amount of such Certificate  immediately  prior to such  distribution  date, less (1) in the case of a  Senior  Certificate,  such  Certificate's  share of (a)  Prepayment
Interest  Shortfalls  on the  mortgage  loans in the  related  Loan  Group,  to the extent not covered by  Compensating  Interest  paid by a Servicer or the Master  Servicer,  (b)  interest shortfalls on the mortgage loans in the related Loan Group  resulting from the  application of the  Relief  Act or  similar  state law and (c)  after the  applicable  Cross-Over  Date,  the interest  portion of any Realized  Losses on the mortgage  loans in the related Loan Group and
(2) in the case of a  Subordinate  Certificate,  such  Certificate's  share of (a)  Prepayment
Interest  Shortfalls  on the  mortgage  loans in the  related  Loan  Group,  to the extent not covered by  Compensating  Interest  paid by a Servicer or the Master  Servicer,  (b)  interest shortfalls on the mortgage loans in the related Loan Group  resulting from the  application of the Relief Act or similar  state law and (c) the interest  portion of any  Realized  Losses on the mortgage loans in the related Loan Group. The applicable  Senior  Percentage of Prepayment
Interest Shortfalls and interest  shortfalls  resulting from the application of the Relief Act will  be  allocated  among  the  Senior  Certificates  in the  related  Certificate  Group  in proportion  to the  amount of Accrued  Certificate  Interest  that  would have been  allocated thereto  in  the  absence  of  such  shortfalls.  The  applicable  Subordinate  Percentage  of
Prepayment Interest  Shortfalls and interest shortfalls  resulting from the application of the
Relief Act will be allocated  among the  Subordinate  Certificates in proportion to the amount of Accrued  Certificate  Interest  that would have been  allocated  thereto in the  absence of such  shortfalls.  Accrued  Certificate  Interest is calculated on the basis of a 360-day year consisting  of twelve  30-day  months.  No Accrued  Certificate  Interest will be payable with respect to any class of  Certificates  after the  distribution  date on which the  outstanding
Current Principal Amount of such Certificate has been reduced to zero.

Aggregate  Subordinate  Optimal  Principal  Amount  -  The  sum  of  the  Subordinate  Optimal
Principal Amounts for all Loan Groups.

Agreement  - The  Pooling  and  Servicing  Agreement,  dated  as of July 1,  2004,  among  the
Depositor,  the  Seller,  Wells Fargo  Bank,  National  Association,  as master  servicer  and securities administrator, and the Trustee.

Allocable Share - With respect to any class of Subordinate  Certificates  on any  distribution date will generally equal such class's pro rata share (based on the Current  Principal  Amount of each class  entitled  thereto)  of the  Aggregate  Subordinate  Optimal  Principal  Amount;
provided,  however, that no class of Subordinate Certificates (other Class M Certificates,  or if the Class M  Certificates  are no  longer  outstanding,  the class of Class B  Certificates with the lowest numerical  designation)  shall be entitled on any distribution date to receive distributions  pursuant to clauses (2), (3) and (5) of the definition of  Subordinate  Optimal
Principal  Amount unless the Class  Prepayment  Distribution  Trigger for the related class is satisfied for such distribution date.  Notwithstanding  the foregoing,  if on any distribution date the  Current  Principal  Amount of any class of  Subordinate  Certificates  for which the related  Class  Prepayment  Distribution  Trigger was satisfied on such  distribution  date is reduced to zero,  any amounts  distributable  to such class  pursuant to clauses  (2), (3) and
(5) of the definition of Subordinate  Optimal  Principal  Amount to the extent of such class's remaining  Allocable  Share,  shall be  distributed  to the remaining  classes of  Subordinate
Certificates in reduction of their respective Current Principal Amounts,  sequentially,  first to the  Class M  Certificates  and  then to the  Class B  Certificates  in the  order of their numerical Class designations.

Available  Funds - For any  distribution  date and each Loan Group,  an amount which generally includes,  (1) all previously  undistributed  payments on account of principal  (including the principal portion of Monthly Payments,  Principal  Prepayments and the principal amount of Net
Liquidation  Proceeds)  and all  previously  undistributed  payments  on account  of  interest received  after the Cut-Off Date and on or prior to the related  Determination  Date,  in each case,  from the  mortgage  loans in the related  Loan  Group,  (2) any  Monthly  Advances  and
Compensating   Interest  Payments  made  by  the  Master  Servicer  or  a  Servicer  for  such distribution  date in  respect  of the  mortgage  loans in the  related  Loan  Group,  (3) any amounts  reimbursed  by the Master  Servicer in  connection  with  losses on certain  eligible investments  and (4) any amount  allocated  from the Available  Funds of another Loan Group in accordance  with paragraph (G) under  "Description  of the  Certificates-Distributions  on the
Certificates",  net of (x) fees payable to, and amounts  reimbursable to, the Master Servicer, the  Servicers,  the  Securities  Administrator,  the Trustee and the Custodian as provided in the  Agreement  and (y)  investment  earnings  on amounts  on  deposit in the Master  Servicer
Collection Account and the Distribution Account.

Bankruptcy  Loss - Any loss resulting from a bankruptcy  court,  in connection with a personal bankruptcy of a mortgagor,  (1)  establishing  the value of a mortgaged  property at an amount less than the  Outstanding  Principal  Balance of the mortgage loan secured by such  mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Book-entry  Certificates - The Senior  Certificates and the Offered  Subordinate  Certificates
issued, maintained and transferred at the DTC.

Certificate  Group - With  respect  to Loan  Group I, the  Group I Senior  Certificates,  with respect  to Loan  Group II, the Group II Senior  Certificates,  or with  respect to Loan Group
III, the Group III Senior Certificates.

Certificate Owner - Any person who is the beneficial owner of a Book-entry Certificate.

Certificates - The Offered Certificates and the Non-Offered Subordinate Certificates.

Class  Prepayment  Distribution  Trigger - A test,  which  shall be  satisfied  for a class of
Subordinate   Certificates  for  a  distribution   date  if  the  fraction   (expressed  as  a
percentage),  the numerator of which is the aggregate  Current  Principal Amount of such class and each class of Subordinate  Certificates  subordinate  thereto, if any, and the denominator of which is the Scheduled  Principal  Balances of all of the mortgage  loans as of the related
Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date - July 26, 2004.

Compensating  Interest - Any payments  made by the Master  Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Countrywide - Countrywide Home Loans, Inc.

Countrywide Servicing - Countrywide Home Loans Servicing LP.

CPR - A constant rate of prepayment on the mortgage loans.

Cross-Over  Date - The  distribution  date on  which  the  Current  Principal  Amounts  of the
Subordinate Certificates are reduced to zero.

Current  Principal Amount - With respect to any Certificate as of any  distribution  date will equal such  Certificate's  initial principal amount on the Closing Date plus, in the case of a
Subordinate  Certificate,  any Subsequent  Recoveries added to the Current Principal Amount of such Certificate,  as described under "Description of the  Certificates-Allocation  of Losses;
Subordination"  in this prospectus  supplement and, as reduced by (1) all amounts allocable to principal previously  distributed with respect to such Certificate,  (2) the principal portion of all Realized  Losses (other than Realized  Losses  resulting from Debt Service  Reductions)
previously  allocated to such Certificate  (taking into account the applicable Loss Allocation
Limit), and (3) solely in the case of a Subordinate  Certificate,  such Certificate's pro rata share,  if any, of the  Subordinate  Certificate  Writedown  Amount for previous  distribution dates.

Cut-Off Date - July 1, 2004.

Debt Service  Reduction - A Bankruptcy  Loss that results from a court  reducing the amount of the monthly payment on the related  mortgage loan, in connection with the personal  bankruptcy of a mortgagor.

Deficient  Valuation  - A  Bankruptcy  Loss that  results  if a court,  in  connection  with a personal  bankruptcy  of a  mortgagor,  establishes  the value of a  mortgaged  property at an amount less than the unpaid  principal  balance of the mortgage loan secured by such mortgaged property.

Determination  Date - With  respect to any  distribution  date and the  mortgage  loans is the date specified in the applicable Servicing Agreement.

Due Date - With  respect to each  mortgage  loan,  the date in each month on which its Monthly
Payment  is due if such due date is the  first day of a month  and  otherwise  is deemed to be the  first  day of the  following  month  or  such  other  date  specified  in the  applicable
Servicing Agreement.

Due Period - With respect to any  distribution  date, the period  commencing on the second day of the month  immediately  preceding  the month in which  such  distribution  date  occurs and ending on the first day of the month in which such distribution date occurs.

EMC - EMC Mortgage Corporation.

Group I Senior Certificates - The Class I-A-1 Certificates.

Group II Senior Certificates - The Class II-A-1 Certificates.

Group III Senior Certificates - The Class III-A-1 Certificates.

Insurance  Proceeds - Amounts paid by an insurer under any primary mortgage  insurance policy, standard hazard  insurance  policy,  flood insurance policy or title insurance policy covering any mortgage  loan or mortgaged  property  other than amounts  required to be paid over to the mortgagor  pursuant to law or the related  mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest  Accrual  Period  -  For  each  class  of  Certificates   (other  than  the  Class  R
Certificate)  and for any  distribution  date,  the  one-month  period  preceding the month in which such distribution date occurs.

Lender Paid PMI Rate - With respect to any  mortgage  loan  covered by a  lender-paid  primary mortgage insurance policy,  the premium to be paid by the applicable  Servicer out of interest collections on the related mortgage loan.

Liquidated  Mortgage Loan - Any defaulted  mortgage loan as to which the related  Servicer has determined  that all amounts  which it expects to recover from or on account of such  mortgage loan have been recovered.

Liquidation  Proceeds - Amounts  received by a Servicer in connection  with the liquidation of a defaulted  mortgage loan whether  through  trustee's  sale,  foreclosure  sale,  proceeds of insurance policies, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group - Any of Loan Group I, Loan Group II or Loan Group III, as applicable.

Loan Group I - The pool of mortgage loans designated as Loan Group I.

Loan Group II - The pool of mortgage loans designated as Loan Group II.

Loan Group III - The pool of mortgage loans designated as Loan Group III.

Loan-to-Value Ratio - The fraction,  expressed as a percentage,  the numerator of which is the principal  balance  at  origination  and the  denominator  of which is the lesser of the sales price  at the  time of  origination  of the  mortgage  loan  and the  appraised  value  of the mortgaged property at origination.

Monthly  Advance - The  aggregate  of all  payments  of  principal  and  interest,  net of the
Servicing  Fee,  that were due during the  related Due Period on the  mortgage  loans and that were  delinquent  on the  related  Due Date (other  than  shortfalls  in  interest  due to the application of the Relief Act or similar state law).

Monthly Payments - For any mortgage loan and any month,  the scheduled  payment or payments of principal  and  interest due during such month on such  mortgage  loan which either is payable by a  mortgagor  in  such  month  under  the  related  mortgage  note,  or in the  case of any mortgaged  property  acquired  through  foreclosure  or deed in  lieu  of  foreclosure,  would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase  Agreement - The Mortgage  Loan  Purchase  Agreement,  dated as of July
1, 2004, between the Depositor and the Seller.

Net   Interest   Shortfalls   -  Has  the  meaning  set  forth  under   "Description   of  the
Certificates-Interest Distributions."

Net  Liquidation  Proceeds - Are  Liquidation  Proceeds  net of  unreimbursed  advances by the related Servicer,  Monthly  Advances,  expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged  property,  and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate - For any mortgage  loan, the then  applicable  mortgage rate thereon less the sum of
(1) the  Servicing Fee Rate and (2) the Lender Paid PMI Rate,  if any,  attributable  thereto, in each case expressed as a per annum rate.

Non-Offered Subordinate Certificates - The Class B-4, Class B-5 and Class B-6 Certificates.

Offered  Certificates  - The Senior  Certificates,  the Class R  Certificates  and the Offered
Subordinate Certificates.

Offered  Subordinate  Certificates  - The  Class  M,  Class  B-1,  Class  B-2  and  Class  B-3
Certificates.

Original  Subordinate  Principal  Balance  - The  aggregate  Current  Principal  Amount of the
Subordinate Certificates as of the Closing Date.
Outstanding  Principal  Balance - With respect to a mortgage  loan,  the principal  balance of such mortgage  loan  remaining to be paid by the mortgagor or, in the case of an REO Property, the principal  balance of the related  mortgage loan  remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Prepayment  Interest  Shortfalls  - Has  the  meaning  set  forth  under  "Description  of the
Certificates-Interest Distributions."

Prepayment  Period - With respect to any distribution  date is the calendar month  immediately preceding the month in which such distribution date occurs.

Principal  Prepayment - Any payment or other  recovery of  principal on a mortgage  loan which is received in advance of its scheduled Due Date to the extent that it is not  accompanied  by an amount  as to  interest  representing  scheduled  interest  due on any date or dates in any month or months  subsequent  to the month of  prepayment,  including  Insurance  Proceeds  and
Repurchase  Proceeds,  but  excluding  the  principal  portion  of  Net  Liquidation  Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating  Agencies - Standard  and Poor's,  a division of The  McGraw-Hill  Companies,  Inc. and
Moody's Investors Service, Inc.

Realized  Loss - With  respect to a mortgage  loan is (1) a  Bankruptcy  Loss or (2) as to any
Liquidated  Mortgage  Loan,  the unpaid  principal  balance  thereof  plus  accrued and unpaid interest  thereon at the mortgage rate through the last day of the month of  liquidation  less the Net  Liquidation  Proceeds with respect to such  mortgage  loan and the related  mortgaged property.

Record Date - For each class of Offered  Certificates  and each  distribution  date, the close of  business  on the last  business  day of the  month  preceding  the  month  in  which  such distribution date occurs.

Regular   Certificates  -  All  classes  of  Offered  Certificates  other  than  the  Residual
Certificates.

REO Property - A mortgage property  acquired by the trust through  foreclosure or deed-in-lieu of foreclosure.

Repurchase  Price - With respect to any mortgage  loan required to be  repurchased,  an amount equal to the sum of (1) 100% of the Outstanding  Principal  Balance of such mortgage loan plus accrued  but unpaid  interest on the  Outstanding  Principal  Balance at the related  mortgage rate  through and  including  the last day of the month of  repurchase,  (2) any  unreimbursed
Monthly  Advances and  servicing  advances  payable to a Servicer of the mortgage loan and (3)
any  costs  and  damages  incurred  by the  trust in  connection  with any  violation  of such mortgage loan of any predatory or abusive lending laws.

Repurchase  Proceeds - The  Repurchase  Price in connection  with any repurchase of a mortgage loan by the Seller and any cash  deposit in  connection  with the  substitution  of a mortgage loan. See  "Description of the  Securities-Assignment  of Trust Fund Assets" in the prospectus and  "Pooling and  Servicing  Agreement-Representations  and  Warranties"  in this  prospectus supplement.

Residual Certificates - The Class R Certificates.

Rules - The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled  Principal  Balance - With respect to any mortgage  loan and any  distribution  date
(1) the unpaid  principal  balance of such  mortgage  loan as of the close of  business on the related  Due Date  (taking  account of the  principal  payment to be made on such Due Date and irrespective of any  delinquency in its payment),  as specified in the  amortization  schedule at the time relating  thereto (before any adjustment to such  amortization  schedule by reason of any  bankruptcy  or similar  proceeding  occurring  after the  Cut-off  Date  (other than a
Deficient  Valuation)  or any  moratorium  or  similar  waiver or grace  period)  less (2) any
Principal  Prepayments  and the principal  portion of any Net  Liquidation  Proceeds  received during or prior to the immediately  preceding  Prepayment Period;  provided that the Scheduled
Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Certificates - The Class I-A-1, Class II-A-1 and Class III-A-1 Certificates.

Senior Optimal  Principal  Amount - With respect to each of the Group I, Group II or Group III
Senior  Certificates  and each  distribution  date will be an  amount  equal to the sum of the following  (but in no event greater than the aggregate  Current  Principal  Amounts of each of the Group I, Group II or Group III Senior  Certificates,  as applicable,  immediately prior to such distribution date):

               (1)    the  applicable  Senior  Percentage  of  the  principal  portion  of all
        Monthly  Payments due on the  mortgage  loans in the related Loan Group on the related
        Due Date, as specified in the  amortization  schedule at the time  applicable  thereto
        (after  adjustment  for previous  principal  prepayments  but before any adjustment to such  amortization  schedule by reason of any bankruptcy or similar  proceeding or any moratorium or similar waiver or grace period if the distribution  date occurs prior to a Cross-Over Date);

               (2)    the applicable Senior Prepayment  Percentage of the Scheduled  Principal
        Balance of each  mortgage  loan in the  related  Loan Group which was the subject of a prepayment in full received by the Master  Servicer  during the applicable  Prepayment
        Period;

               (3)    the  applicable  Senior  Prepayment  Percentage  of  the  amount  of all partial prepayments  allocated to principal received during the applicable  Prepayment
        Period in respect of mortgage loans in the related Loan Group;

               (4)    the lesser of (a) the  applicable  Senior  Prepayment  Percentage of the sum of (i) all Net Liquidation  Proceeds allocable to principal received in respect of each  mortgage  loan in the related Loan Group that became a Liquidated  Mortgage Loan during the related  Prepayment  Period  (other than  mortgage  loans  described in the immediately  following clause (ii)) and all Subsequent  Recoveries received in respect of each  Liquidated  Mortgage  Loan in the related  Loan Group  during the related Due
        Period and (ii) the  Scheduled  Principal  Balance of each such  mortgage  loan in the related  Loan  Group  purchased  by an insurer  from the  Trustee  during the  related
        Prepayment  Period pursuant to the related primary mortgage  insurance policy, if any, or  otherwise;  and  (b)  the  applicable  Senior  Percentage  of the  sum of (i)  the
        Scheduled  Principal  Balance of each  mortgage  loan in the related  Loan Group which became a Liquidated  Mortgage  Loan during the related  Prepayment  Period (other than the  mortgage  loans  described  in the  immediately  following  clause  (ii)) and all
        Subsequent  Recoveries  received in respect of each  Liquidated  Mortgage  Loan in the related  Loan Group  during the  related Due Period and (ii) the  Scheduled  Principal
        Balance of each such  mortgage loan in the related Loan Group that was purchased by an insurer from the Trustee during the related  Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

               (5)    any amount  allocated to the  Available  Funds of the related Loan Group in accordance with paragraph (D) under "Description of the  Certificates-Distributions on the Certificates;" and

               (6)    the  applicable  Senior  Prepayment  Percentage  of the  sum of (a)  the
        Scheduled  Principal Balance of each mortgage loan in the related Loan Group which was repurchased  by the  Seller  in  connection  with such  distribution  date and (b) the excess,  if any, of the Scheduled  Principal Balance of a mortgage loan in the related
        Loan Group  that has been  replaced  by the Seller  with a  substitute  mortgage  loan pursuant to the Mortgage Loan Purchase  Agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

Senior  Percentage - With respect to each  Certificate  Group and any  distribution  date, the lesser of (a) 100% and (b) the percentage  obtained by dividing the Current  Principal  Amount of the  Senior  Certificates  in the  related  Certificate  Group by the  aggregate  Scheduled
Principal  Balance of the mortgage  loans in the related Loan Group as of the beginning of the related Due Period.  The initial Senior  Percentage for each  Certificate  Group will be equal to approximately 90.00%.

Senior Prepayment  Percentage - The Senior Prepayment  Percentage for the Senior  Certificates
of each  Certificate  Group, on any  distribution  date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                 Senior Prepayment Percentage
August 2004 - July 2011                  100%
August 2011 - July 2012                  Senior    Percentage    for   the   related   Senior
                                         Certificates plus 70% of the Subordinate  Percentage
                                         for the related Loan Group.
August 2012 - July 2013                  Senior    Percentage    for   the   related   Senior
                                         Certificates plus 60% of the Subordinate  Percentage
                                         for the related Loan Group.
August 2013 - July 2014                  Senior    Percentage    for   the   related   Senior
                                         Certificates plus 40% of the Subordinate  Percentage
                                         for the related Loan Group.
August 2014 - July 2015                  Senior    Percentage    for   the   related   Senior
                                         Certificates plus 20% of the Subordinate  Percentage
                                         for the related Loan Group.
August 2015 and thereafter               Senior    Percentage    for   the   related   Senior
                                         Certificates.

        No  scheduled   reduction  to  the  Senior  Prepayment   Percentage  for  the  related
Certificate  Group shall be made as of any  distribution  date  unless,  as of the last day of the month preceding such  distribution date (1) the aggregate  Scheduled  Principal Balance of the mortgage loans in all Loan Groups  delinquent 60 days or more  (including for this purpose any such  mortgage  loans in  foreclosure  and such  mortgage  loans with respect to which the related  mortgaged  property  has  been  acquired  by the  trust)  averaged  over the last six months,  as a  percentage  of the  aggregate  Current  Principal  Amount  of  the  Subordinate
Certificates  does not exceed 50% and (2) cumulative  Realized Losses on the mortgage loans in all Loan  Groups  do not  exceed  (a) 30% of the  aggregate  Current  Principal  Amount of the
Original  Subordinate   Principal  Balance  if  such  distribution  date  occurs  between  and including  August 2011 and July 2012, (b) 35% of the Original  Subordinate  Principal  Balance
if such  distribution  date occurs between and including August 2012 and July 2013, (c) 40% of the  Original  Subordinate  Principal  Balance if such  distribution  date occurs  between and including  August 2013 and July 2014, (d) 45% of the Original  Subordinate  Principal  Balance
if such  distribution  date occurs  between and including  August 2014 and July 2015,  and (e)
50% of the Original  Subordinate  Principal Balance if such distribution date occurs during or after August 2015.

        In  addition,  if on any  distribution  date the weighted  average of the  Subordinate
Percentages  for such  distribution  date is equal to or greater  than two times the  weighted average of the initial  Subordinate  Percentages,  and (a) the aggregate  Scheduled  Principal
Balance of the mortgage  loans in all Loan Groups  delinquent 60 days or more  (including  for this purpose any such mortgage  loans in  foreclosure  and such mortgage loans with respect to which the related mortgaged  property has been acquired by the trust),  averaged over the last six months,  as a percentage  of the aggregate  Current  Principal  Amount of the  Subordinate
Certificates  does not exceed 50% and (b)(i) on or prior to the  distribution  date  occurring in July 2007,  cumulative  Realized  Losses on the mortgage loans in all Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original  Subordinate  Principal
Balance and (ii) after the  distribution  date  occurring  in July 2007,  cumulative  Realized
Losses  on the  mortgage  loans in all Loan  Groups  as of the end of the  related  Prepayment
Period do not exceed 30% of the Original  Subordinate  Principal Balance,  then, in each case, the Senior  Prepayment  Percentage for the related Senior  Certificates for such  distribution date will equal the Senior Percentage for the related  Certificate Group;  provided,  however, if on such  distribution  date the Subordinate  Percentage for the related Loan Group is equal to or  greater  than  two  times  the  initial  Subordinate  Percentage  on or  prior  to  the distribution  date  occurring in July 2007 and the above  delinquency  and loss tests are met, then the Senior Prepayment  Percentage for the Senior  Certificates in the related Certificate
Group for such  distribution  date,  will equal the Senior  Percentage  for such  Certificates plus 50% of the related Subordinate Percentage on such distribution date.

       Notwithstanding  the  foregoing,  if on any  distribution  date,  the  percentage,  the numerator  which  is  the  aggregate  Current  Principal  Amount  of the  Senior  Certificates
immediately  preceding such  distribution  date, and the denominator of which is the Scheduled
Principal  Balance of the  mortgage  loans as of the  beginning  of the  related  Due  Period, exceeds such  percentage as of the Cut-off Date,  then the Senior  Prepayment  Percentage with respect to all the Senior Certificates for such distribution date will equal 100%.

Servicers - Wells Fargo, EMC, Countrywide Servicing, Waterfield and other servicers.

Servicing  Agreements  - The  servicing  agreements  specified  in the  Agreement  between the
Seller and the related Servicer.

Servicing  Fee - With respect to each  mortgage  loan, a fee that accrues at the servicing fee rate,  as set forth under the heading  "Pooling and  Servicing  Agreement-Servicing  and Other
Compensation  and Payment of Expenses" in this  prospectus  supplement,  on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Subordinate Certificate Writedown Amount - With respect to the Subordinate  Certificates,  the amount  by which (x) the sum of the  Current  Principal  Amounts  of the  Certificates  (after giving  effect to the  distribution  of principal  and the  allocation  of Realized  Losses in reduction of the Current  Principal  Amounts of the  Certificates on such  distribution  date)
exceeds (y) the  Scheduled  Principal  Balances of the mortgage  loans on the Due Date related to such distribution date.

Subordinate   Certificates  -  The  Non-Offered  Subordinate   Certificates  and  the  Offered
Subordinate Certificates.

Subordinate  Optimal  Principal Amount - With respect to any Loan Group and each  distribution date will be an amount  equal to the sum of the  following  (but in no event  greater than the aggregate Current Principal Amount of the Subordinate  Certificates  immediately prior to such distribution date):

               (1)    the  related  Subordinate  Percentage  of the  principal  portion of all
        Monthly  Payments due on each  mortgage  loan in the related Loan Group on the related
        Due Date, as specified in the  amortization  schedule at the time  applicable  thereto
        (after  adjustment  for previous  principal  prepayments  but before any adjustment to such  amortization  schedule by reason of any bankruptcy or similar  proceeding or any moratorium or similar waiver or grace period);

               (2)    the  related   Subordinate   Prepayment   Percentage  of  the  Scheduled
        Principal  Balance of each  mortgage  loan in the  related  Loan  Group  which was the subject of a prepayment in full received by the Master  Servicer during the applicable
        Prepayment Period;

               (3)    the related Subordinate  Prepayment Percentage of the amount all partial prepayments  of  principal  received in respect of mortgage  loans in the related Loan
        Group during the applicable Prepayment Period;

               (4)    the excess,  if any, of (a) the Net  Liquidation  Proceeds  allocable to principal  received in respect of each  mortgage  loan in the related  Loan Group that became a  Liquidated  Mortgage  Loan  during  the  related  Prepayment  Period and all
        Subsequent  Recoveries received in respect of each Liquidated Mortgage Loan during the related  Due Period over (b) the sum of the  amounts  distributable  to the holders of the Senior  Certificates  in the related  Certificate  Group pursuant to clause (4) of the definition of "Senior Optimal Principal Amount" on such distribution date;

               (5)    the  related  Subordinate  Prepayment  Percentage  of the sum of (a) the
        Scheduled  Principal Balance of each mortgage in the related Loan Group loan which was repurchased  by the  Seller  in  connection  with such  distribution  date and (b) the difference,  if any, between the Scheduled Principal Balance of a mortgage loan in the related  Loan Group that has been  replaced by the Seller with a  substitute  mortgage loan  pursuant  to the  mortgage  loan  purchase  agreement  in  connection  with such distribution  date and the Scheduled  Principal  Balance of such  substitute  mortgage loan; and

               (6)    on the  distribution  date on  which  the  aggregate  Current  Principal
        Amount of the  Senior  Certificates  in the  related  Certificate  Group have all been reduced  to  zero,  100% of the  Senior  Optimal  Principal  Amount  for  such  Senior
        Certificates.

Subordinate  Percentage  - As of any  distribution  date and with  respect to any Loan  Group,
100% minus the related  Senior  Percentage  for the  related  Certificate  Group.  The initial
Subordinate Percentage for each Loan Group will be approximately 10.00%.

Subordinate   Prepayment  Percentage  -  With  respect  to  any  Loan  Group  and  as  of  any distribution  date, 100% minus the Senior  Prepayment  Percentage for the Senior  Certificates
in the related Certificate Group.

Subsequent  Recoveries - As of any distribution  date, amounts received during the related Due
Period by the  Master  Servicer  or  surplus  amounts  held by the  Master  Servicer  to cover
estimated   expenses   (including,   but  not  limited  to,   recoveries  in  respect  of  the
representations  and  warranties  made by the  Seller)  specifically  related to a  liquidated mortgage loan or disposition of an REO property  prior to the related  Prepayment  Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Waterfield - Union Federal Bank of Indianapolis.

Wells Fargo - Wells Fargo Bank, N.A.

                                     $970,066,000 (Approximate)

                           Structured Asset Mortgage Investments II Inc.
                                             Depositor

                                      Bear Stearns ALT-A Trust
                                Mortgage Pass-Through Certificates,
                                           Series 2004-7

                                       Prospectus Supplement

                                      Bear, Stearns & Co. Inc.
                                            Underwriter

You should rely only on the  information  contained or  incorporated by reference in this prospectus supplement  and the  accompanying  prospectus.  We have not  authorized  anyone to provide  you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers  will be  required  to  deliver  a  prospectus  supplement  and  prospectus  when  acting as underwriters of the  certificates  offered by this  prospectus  supplement and with respect to their unsold  allotments or  subscriptions.  In addition,  all dealers  selling the offered  certificates, whether or not  participating in this offering,  may be required to deliver a prospectus  supplement and prospectus for 90 days after the date of this prospectus supplement.